As filed with the U.S. Securities and Exchange Commission on January 22, 2024.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________

ETAO International Co., Ltd.
(Exact name of registrant as specified in its charter)

________________________

Cayman Islands	6770	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1460 Broadway, 14th Floor
New York, 10036, United States
Telephone: (347) 306-5134

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

________________________

Wensheng Liu
1460 Broadway, 14th Floor
New York, New York 10036
Telephone: (347) 306-5134

(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________

With a Copy to:

Joan Wu, Esq.
Hunter Taubman Fischer & Li LLC
950 Third Avenue, 19th Floor
New York, NY 10022
(212) 530-2206

________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•        Primary Prospectus.    A prospectus to be used for the primary offering by the Company of up to 370,000,000 ordinary shares of the Company (the “Primary Prospectus”).

•        Resale Prospectus.    A prospectus to be used for the resale by a selling shareholder of up to 16,987,652 ordinary shares of the Company (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Primary Prospectus, except for the following principal points:

•        they contain different outside and inside front covers;

•        the Offering section in the Prospectus Summary section on page 23 of the Primary Prospectus is removed and replaced with the Offering section on page Alt-1 of the Resale Prospectus;

•        the Use of Proceeds section on page 27 of the Primary Prospectus is removed and replaced with the Use of Proceeds section on page Alt-2 of the Resale Prospectus;

•        a Dilution section is included in the Resale Prospectus beginning on page Alt-[    ] of the Resale Prospectus

•        a selling shareholder section is included in the Resale Prospectus beginning on page Alt-3 of the Resale Prospectus;

•        references in the Primary Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;

•        the Plan of Distribution section on page 66 of the Primary Prospectus is removed and replaced with a Plan of Distribution section on page Alt-4 of the Resale Prospectus;

•        the outside back cover of the Primary Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Primary Prospectus.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED JANUARY 22, 2024

370,000,000 Ordinary Shares

ETAO INTERNATIONAL CO., LTD.

We have entered into certain equity line of credit agreement dated December 4, 2023 (the “ELOC”), with Generating Alpha Ltd. (the “Investor”), relating to the sale of our ordinary shares, par value US$0.0001 per share (the “ordinary shares”), offered pursuant to this prospectus. In accordance with the terms of the ELOC, under this prospectus, we may offer and sell our ordinary shares having an aggregate offering price of up to $150,000,000 (the “Commitment Amount”) from time to time, solely at our request at anytime until the occurrence of (i) the first day of the month following the 24-month anniversary of the date of the effectiveness of this registration statement, of which the prospectus forms a part; (ii) the Investor have made payment pursuant to the ELOC in the aggregate amount of the Commitment Amount, or (iii) at such time that the there is no effective registration statement covering the ordinary shares issued or issuable pursuant to the ELOC. The ordinary shares would be purchased at a price per share that is equal to (ii) 90% of the lowest daily traded price of the ordinary shares during the ten (10) trading days immediately preceding the date when the ordinary shares are accepted and cleared by Investor’s brokerage firm.

The investors are not buying shares of a China-based operating company but instead are buying shares of a Cayman Islands holding company with operations conducted by the VIEs and their subsidiaries based in China and that this structure involves unique risks to investors.

This is an offering of the ordinary shares of the Cayman Islands holding company. We conduct our business through the VIEs and their subsidiaries based in China. You will not and may never have direct ownership in the operating entity based in China.

EF Hutton will be entitled to compensation at a commission rate equal to 7% of the aggregate gross sales price of ordinary shares sold through the ELOC. In connection with the sale of our ordinary shares on our behalf, the EF Hutton will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of EF Hutton will be deemed to be underwriting commissions or discounts. See “Plan of Distribution” beginning on page 66 regarding the compensation to be paid to EF Hutton.

Our ordinary shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “ETAO.” On December 21, 2023, the last reported sale price of our ordinary shares on Nasdaq was $0.49 per share.

Sales of our ordinary shares, if any, under this prospectus may be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and are therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

We are also a “foreign private issuer,” as defined in the Exchange Act and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our ordinary shares involves a high degree of risk. Before buying any ordinary shares you should carefully read the discussion of material risks of investing in such securities in “Risk Factors” beginning on page 24 of this prospectus.

We face various risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory requirements on overseas offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a stock exchange in the United States or other foreign jurisdiction, and we are required to make filings with the China Securities Regulatory Commission (the “CSRC”) for applicable securities offerings, including this offering. These risks could materially and adversely impact our operations and the value of our ordinary shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless.

We are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the VIEs and their subsidiaries, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, our Company, the VIEs and their subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. As of the date of this prospectus, there are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing on overseas stock exchanges. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue our listing on an U.S. exchange. See “Item 3. Key Information — D. Risk Factors — Risks Related to Government Regulations — The approval of the CSRC or other PRC government authorities may be required in connection with this offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval. ” and other risk factors disclosed in “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” as set forth in our most recent annual report on Form 20-F for the fiscal year ended December 31, 2022 filed on September 1, 2023 (the “latest annual report”).

Our ordinary shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditor. On May 20, 2020, the Senate passed the Holding Foreign Companies Accountable Act prohibiting an issuer’s securities from being traded on a national exchange if the PCAOB is unable to inspect the issuer’s auditors for three consecutive years. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two, thus reducing the time before our securities may be delisted or prohibited from trading. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong and identified the registered public accounting firms in China and Hong Kong that are subject to such determinations. This list does not include our auditor, WWC, P.C. However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us because the majority of our operations are conducted in China. On August 26, 2022, the PCAOB signed SOP Agreements with the China Securities Regulatory Commission (the “CSRC”) and China’s Ministry of Finance. The SOP Agreements established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. However, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the Holding Foreign Companies Accountable Act. See “Item 3. Key Information — D. Risk

Factors — Risks Related to Doing Business in China — The newly enacted “Holding Foreign Companies Accountable Act” and proposed “Accelerating Holding Foreign Companies Accountable Act” both call for additional and more stringent criteria to be applied to restrictive market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our ordinary shares and if our auditors fail to permit the Public Company Accounting Oversight Board (“PCAOB”) to inspect the auditing firm, our ordinary shares may be subject to delisting” as set forth in our latest annual report. Our ability to pay dividends depends upon dividends paid by our subsidiaries, the VIEs and their subsidiaries. If the PRC subsidiaries or any newly formed PRC subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, the PRC subsidiaries are permitted to pay dividends to us only out of their respective retained earnings, if any, as determined in accordance with Chinese accounting standards and regulations. Under the applicable PRC laws and regulations, the PRC subsidiaries are required to set aside a portion of their after tax profits each year to fund certain statutory reserves, and funds from such reserves may not be distributed to us as cash dividends except in the event of liquidation of such subsidiaries. These statutory limitations affect, and future covenant debt limitations might affect, the PRC subsidiaries’ ability to pay dividends to us. We have not declared or paid dividends in the past, nor any dividends or distributions were made by a subsidiary or VIE to our holding company. We do not intend to distribute dividends in the foreseeable future, but we do not have a fixed dividend policy. Our board of directors have complete discretion on whether to distribute dividends, subject to applicable laws. See “Prospectus Summary — Our Corporate Structure — Cash Transfers and Dividend Distribution” commencing on page 13 of this prospectus.

EF HUTTON LLC

The date of this prospectus is          , 2024.

i

ABOUT THIS PROSPECTUS

We and the Placement Agent have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you and which we have filed with the U.S. Securities and Exchange Commission (the “SEC”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the ordinary shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for our ordinary shares is made to the public in the Cayman Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Our financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate our expected results for any future periods.

We have not taken any action to permit a public offering of the securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus outside of the United States.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•        “Aaliance” means Aaliance Insurance Brokers Co., Ltd.

•        “Biohelix” means Baihui (Beijing) Biotech Co., Ltd.

•        “Chainworks” means Chain Workshop (Beijing) Co., Ltd.

•        “Changsha Zhenghe” means Changsha Zhenghe Orthopedics Hospital Co., Ltd.

•        “Changxing” means Changxing Zhizhou Hospital Co., Ltd.

•        “Qianhu” means Qianhu (Jiangxi) Co., Ltd.

•        “Consolidating VIEs” or “Consoldiated VIEs” refers to Aaliance, Biohelix, Chainworks, Changxing, DNurse, DTalks, Giuyang, Kangning, Mengzhou, Qianhu, and 6D Dental.

•        “Code” means the Internal Revenue Code of 1986, as amended.

•        “DILE” means Beijing Dile Technology Co., Ltd.

•        “DNurse” means Beijing Dnurse Technology Co., Ltd., a PRC company and one of the eleven Consolidating VIEs.

•        “DNurse Cayman” means Dnurse Investment Co. Ltd.

•        “DTalks” means Zhichao Medical Technology (Hunan) Co., Ltd.

•        “ETAO,” “we,” “us,”, “company”, “our company,” or “our” refers to ETAO International Co., Ltd., its subsidiaries and its contractually controlled entities consolidated in the financial statements, including the Consolidated VIEs and their respective consolidated subsidiaries.

•        “ETAO China” refers to ETAO International Medical Technology Ltd.

•        “ETAO Global” means ETAO Global Holdings Ltd.

•        “ETAO Hong Kong” means ETAO International Group Co., Ltd.

•        “Guiyang” means Tianlun (Giuyang) Buyun Buyu Hospital Co., Ltd.

•        “Kangning” means Kang Ning (Heng Yang) Healthcare Management Co., Ltd.

•        “Mengzhou” means Civil Hospital (Mengzhou City) Co., Ltd.

•        “ETAO Ordinary Shares” means the ordinary shares of ETAO International Co., Ltd. a Cayman Islands exempted company.

•        “Subsidiaries” and “subsidiaries” shall refer to the subsidiaries of ETAO, including ETAO BVI, ETAO Hong Kong, ETAO Healthcare, Dnurse Cayman, Dnurse Holdings Co., Limited and DILE.

•        “VIEs” refers to Aaliance, Biohelix, Chainworks, Changsha Zhenghe, Changxing, DNurse, DTalks, Giuyang, Kangning, Mengzhou, Qianhu, and 6D Dental.

•        “ETAO Healthcare” refers to ETAO International Healthcare Technology Co., Ltd.

•        “WFOEs” shall refer to both ETAO Healthcare and DILE collectively.

•        “6D Dental” means Hangzhou Six Dimension Dental Medical Technology Co. Ltd.

•        “Ordinary shares” refer to our ordinary shares, par value US$0.0001 per share

•        “CSRC” shall refer to the China Securities Regulatory Commission.

•        “China” or the “PRC” refers to the mainland of the People’s Republic of China, excluding, for the purpose of this prospectus only and references to the specific laws and regulations, Hong Kong, Macau and Taiwan

•        “Renminbi” or “RMB” refers to the legal currency of China

•        “$,” “US$,” “dollar” or “U.S. dollar” refers to the legal currency of the United States

Our reporting and functional currency is U.S. dollar. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations of related assets and liabilities of Renminbi into U.S. dollars were made at the rate of RMB6.8972 to US$1.00, the exchange rate as set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System in effect as of December 30, 2022, and all translations of related profit or loss and cash flow of Renminbi into U.S. dollars were made at the rate of RMB6.7290 to US$1.00, the exchange rate as set forth the annual average exchange rates for 2022 in the H.10 statistical release of the Board of Governors of the Federal Reserve System.

PROSPECTUS SUMMARY

The summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus and the documents incorporated therein by reference. You should read carefully the entire documents, including our financial statements and related notes, to understand our business, the ordinary shares, and the other considerations that are important to your decision to invest in our securities. You should pay special attention to the “Risk Factors” section of this prospectus.

Overview

ETAO is a holding company incorporated in the Cayman Islands with no material operations. As a holding company with no material operations of its own, ETAO conducts substantially all of the operations through the VIEs, which have entered into a series of the VIE Agreements with the WFOEs, indirect subsidiaries of ETAO. For accounting purposes, ETAO is the primary beneficiary of the Consolidating VIEs’ business operations through the VIE Agreements, which enables ETAO to consolidate the financial results in our consolidated financial statements under U.S. GAAP for the Consolidating VIEs and one VIE in which ETAO does not own an interest and whose financial statements will not be consolidated with the financial statements of ETAO. We have evaluated the guidance in Financial Accounting Standards Board Accounting Standards Codification 810 and determined that we are regarded as the primary beneficiary of the VIEs for accounting purposes, as a result of our direct ownership in the WFOEs and the provisions of the VIE Agreements. Our shares offered in this prospectus are shares of our holding company incorporated in Cayman Islands, not the shares of the VIEs.

ETAO is a Cayman Islands exempted company that was formed to on June 30, 2022 as a wholly owned subsidiary of Mountain Crest Acquisition Corp. III (“MCAE”). ETAO was formed to facilitate the two-step business combination transaction between MCAE and ETAO International Group (the “Business Combination”). As the first step of the business combination transaction, on February 17, 2023, MCAE merged with and into ETAO, with ETAO surviving as the surviving corporation in such merger, thereby consummating a change in MCAE’s domicile from a Delaware corporation to a Cayman Islands exempted company (the “Redomestication Merger”). ETAO Merger Sub, Inc. (“Merger Sub”) was a Cayman Islands exempted company that was wholly owned by ETAO. The Merger Sub was formed to facilitate the two-step Business Combination. As the second step of the Business Combination, on February 17, 2023, Merger Sub merged with and into ETAO International Group, with ETAO International Group surviving as the surviving corporation in such merger, thereby consummating ETAO’s acquisition, through its Merger Sub subsidiary, of ETAO International Group (the “Acquisition Merger”).

On January 27, 2022, MCAE, ETAO, the Merger Sub and Wensehng Liu, in his capacity as the ETAO’s shareholders’ representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”). On February 17, 2023, the parties consummated the Business Combination in accordance with the Merger Agreement, resulting in ETAO International Group as a wholly-owned subsidiary of ETAO.

Business Overview

We are a digital healthcare group providing transformative medical care and quality service, developing a healthcare ecosystem leveraging a technology platform that allows it to extend the reach of traditional healthcare services beyond the hospital wall to reach patients in modern clinical facilities in distant communities and even in their homes. However, China’s healthcare system is at the developing stage with still many issues to be overcome. Through our online and offline ecosystem, supported by a network of bilingual, highly trained international specialists, the company is able to deliver medical services and quality care for Chinese patients via telemedicine and other services powered by technology.

Healthcare Business Model

ETAO is currently in the process of integrating a comprehensive medical ecosystem that will merge online telemedicine + AI/Big Data Evaluation + Online Insurance/Pharmacy + Biotech + Offline hospitals and specialty clinics (see below for a description of each VIE). ETAO believes this ecosystem will bestow synergistic advantages and allow for opportunistic bolt-on acquisitions strategically positioned in China’s fastest growing healthcare segments.

Permissions Required from the PRC Government Authorities

On February 17, 2023, the CSRC published the Interim Administrative Measures on Overseas Securities Offering and Listing by Domestic Enterprises (CSRC Announcement [2022] No. 43) (the “Overseas Listing Measures”), which took effect on March 31, 2023. Under the Overseas Listing Measures, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The Overseas Listing Measures state that an overseas listed company that conducts any post-listing offering, including issuance of shares, convertible notes and other similar securities, in the same overseas market shall submit a filing with the CSRC within three business days after the completion of such offering in accordance with the Overseas Listing Measures. In connection with the Overseas Listing Measures, on February 17, 2023 the CSRC also published the Notice on the Administrative Arrangements for the Filing of Overseas Securities Offering and Listing by Domestic Enterprises (the “Notice on Overseas Listing Measures”). According to the Notice on Overseas Listing Measures, issuers that have already been listed in an overseas market by March 31, 2023, the date the Overseas Listing Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Overseas Listing Measures when they subsequently seek to conduct an offering in an overseas market. Therefore, we are required to submit a filing with the CSRC within three business days after the completion of this offering.

VIEs

In addition to its plans to build and expand its medical ecosystem in the U.S. and internationally, through series of agreements with each VIE, ETAO conducts substantial operations in the PRC, primarily in the following areas: tele-medicine platforms, insurance brokerage, biotechnology research and development, and healthcare services. The following sections shall summarize each VIE’s business and the VIE agreements by and among the WFOEs, each VIE and each VIE’s shareholders.

Neither we nor our subsidiaries own any equity interest in the VIEs. Instead, we receive the economic benefits of the VIE’s business operation through a series of contractual arrangements. The VIEs, certain of their shareholders, and ETAO Healthcare, along with DILE, entered into a series of contractual arrangements, also known as VIE Agreements, as further described below. The VIE Agreements are designed to provide the WFOEs with the power, rights and obligations, including majority control rights and the rights to the assets, property and net income of the VIEs.

From October 12, 2023 to October 13, 2023, pursuant to the terms of the Exclusive Business Cooperation Agreements, ETao Healthcare, the Company’s indirectly subsidiary in China, notified DTalks, DNurse, Kangning, Guiyang, Qianhu, Chainworks, Biohelix and each of their respective equity holders of the immediate termination of the series of VIE Agreements with them, including the Exclusive Business Cooperation Agreements, the Exclusive Option Agreements, the Share Pledge Agreements, the Timely Reporting Agreements and the Powers of Attorney. ETao Healthcare is entitled to collect the accrued and unpaid Service Fee, which is 51% of the Monthly Net Income of DTalks, Kangning, Guiyang, and Qianhu; 55% of the Monthly Net Income of Biohelix; 100% of the Monthly Net Income of Chainworks and DNurse, respectively, pursuant to the term of the respective VIE Agreements.

None of the seven disposed VIEs had incurred any profit and have an aggregate net loss of $7.5 million for the fiscal year ended December 31, 2022. The disposition was made for the purpose of streamlining ETAO’s business activities to focus on its core competitiveness and accelerate the integration process.

Upon termination of the above-referenced VIE agreements, ETAO’s corporate structure contains five VIEs, namely, Changsha Zhenghe, Changxing, Mengzhou, 6D Dental and Aalliance.

I. VIEs with Online and Offline Operations

Dental Industry

6D Dental

6D Dental was formed in 2010, with its main location in Hangzhou and other locations of Nanning and Quzhou. Geared towards the dental industry, 6D Dental is a high-tech enterprise that provides digital technical support for dental implant surgery. It includes a digital dental implant technology platform, dental clinics and digital dental implant education and training. 6D Dental’s main goal is to allow digital technology to help dentists achieve safe, accurate and fast implant surgeries. Client fees are the main source of revenue for 6D Dental.

The Company has a 51% contractual interest in 6D Dental via the 6D Dental VIE agreements (the “6D Dental VIE Agreements”) for the purposes of consolidation of 6D Dental under U.S. GAAP.

ETAO does not own any equity interest in 6D Dental. Instead, the Company receives the economic benefits of 6D Dental’s business operation through a series of contractual arrangements. 6D Dental, all of its shareholders (including 4 registered shareholders and 9 beneficial shareholders who hold their shares through Jia You, collectively, the “6D Dental Shareholders”), and ETAO Healthcare entered into a series of contractual arrangements, also known as 6D Dental VIE Agreements, on or about March 18, 2021. The 6D Dental VIE Agreements are designed to provide ETAO Healthcare with the power, rights and obligations, including majority control rights and the rights to the assets, property and revenue of 6D Dental. Through the 6D Dental VIE Agreements, ETAO has the power to direct the activities that most significantly impact 6D Dental’s economic performance, bears the risks of and recognizes the financial results of 6D Dental for accounting purposes only. Consequently, ETAO consolidates the accounts of 6D Dental for the periods presented. Any references to control or benefits that accrue to ETAO because of 6D Dental are limited to, and subject to conditions we have satisfied for consolidation of 6D Dental under U.S. GAAP. 6D Dental is consolidated for accounting purposes but is not an entity in which ETAO owns equity.

According to the Exclusive Business Cooperation and Service Agreement, 6D Dental is obligated to pay service fees to ETAO Healthcare approximately equal to 51% of net income of 6D Dental after deduction of the required PRC statutory reserve.

Each of the 6D Dental VIE Agreements is described in detail below:

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between 6D Dental and ETAO Healthcare dated March 18, 2021, ETAO Healthcare shall provide 6D Dental with technical support, consulting services, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, ETAO Healthcare will be the owner of any and all intellectual property to be developed in the future either by 6D Dental or ETAO Healthcare to perform the Exclusive Business Cooperation Agreement from the date of this Exclusive Business Cooperation Agreement. For services rendered by ETAO Healthcare to 6D Dental under this agreement, ETAO Healthcare is entitled to collect a service fee calculated based on the actual income of 6D Dental, which is approximately equal to 51% of the net income of 6D Dental after deduction of the losses (if any) in previous years, necessary operating costs, expenses, tax and other required PRC statutory reserve.

The Exclusive Business Cooperation Agreement shall remain in effect for the time same as the period with 6D Dental’s Operating, and can only be terminated earlier if one of the parties enters into a bankruptcy or liquidation process (either voluntary or involuntary) or the ETAO Healthcare issues a written decision to terminate.

Kewei Wang, Xingtao Dong, Wei Peng, Jia You, and Xiaodong Wang are currently directors of 6D Dental. ETAO Healthcare has control and authority relating to the management of 6D Dental, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. Etao’s audit committee will be required to review and approve in advance any related party transactions, including transactions involving the ETAO Healthcare and 6D Dental.

Equity Pledge Agreement

Under the Equity Pledge Agreement among ETAO Healthcare, 6D Dental and certain of the 6D Dental Shareholders, each 6D Dental Shareholder pledged certain percentages of his or her equity interests in 6D Dental in the total amount of 51% outstanding equity interest of 6D Dental to ETAO Healthcare to guarantee the performance of 6D Dental’s obligations under the 6D Dental VIE Agreements. Under the terms of the Equity Pledge Agreement, in the event that 6D Dental or any of 6D Dental Shareholders breaches its respective contractual obligations under the 6D Dental VIE Agreements, ETAO Healthcare, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends distributed from the pledged equity interests. All of the 6D Dental Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, ETAO Healthcare is entitled to dispose the pledged equity interest in accordance with applicable PRC laws. Each 6D Dental Shareholder further agreed not to dispose of the pledged equity interests or take any actions that would prejudice ETAO Healthcare’s interest.

The Equity Pledge Agreement is effective until all payments due under the Exclusive Business Cooperation Agreement have been paid by 6D Dental. ETAO Healthcare shall cancel or terminate the Equity Pledge Agreement upon 6D Dental’s full payment of the fees payable under the Exclusive Business Cooperation Agreement and full performance of the obligations under the 6D Dental VIE Agreements.

The purposes of the Equity Pledge Agreement are to (1) guarantee the performance of 6D Dental’s obligations under the 6D Dental VIE Agreements, (2) make sure any 6D Dental Shareholder does and will not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice ETAO Healthcare’s interests without ETAO Healthcare’s prior written consent, and (3) provide ETAO Healthcare de facto control over 6D Dental. In the event that 6D Dental breaches its contractual obligations under the Exclusive Business Cooperation Agreement, ETAO Healthcare will be entitled to foreclose on and dispose all of 6D Dental’s issued and outstanding equity interests, have the right to (1) dispose of the pledged equity of 6D Dental and (2) require 6D Dental to pay the fund and all any payment due and payable under the 6D Dental VIE Agreements to the ETAO Healthcare.

Exclusive Option Agreement

Under the Exclusive Option Agreement dated March 18, 2021, certain 6D Dental Shareholders irrevocably granted ETAO Healthcare (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, certain portion of its equity interests in 6D Dental. The option price shall be RMB100 or equal to the lowest price legally permitted by applicable PRC laws and regulations.

The Exclusive Option Agreement shall remain effective until the 51% equities in 6D Dental are transferred to the ETAO Healthcare and/or an entity designated by ETAO Healthcare.

Proxy Agreement

Under the Proxy Agreement dated March 18, 2021, certain 6D Dental Shareholders authorized ETAO Healthcare to act on its behalf as its exclusive agent and attorney with respect to all rights as shareholders of 6D Dental, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all of the shareholders’ rights that the shareholders are entitled to under PRC laws and the articles of association of 6D Dental, including but not limited to voting, the sale or transfer or pledge or disposition of shares of 6D Dental in part or in whole; and (c) designating and appointing on behalf of 6D Dental Shareholders the legal representative, the executive directors, supervisors, the chief executive officer and other senior management members of 6D Dental.

The Proxy Agreement shall remain effective until the shareholder does not hold any equity in 6D Dental or terminated earlier by ETAO Healthcare in writing. The Proxy Agreement is irrevocable and continuously valid from the date of execution of the Proxy Agreement, so long as any of the 6D Dental Shareholders is the shareholder of 6D Dental. The sale or transfer of one 6D Dental Shareholder’s equity interest in 6D Dental shall not interfere with or affect the force and validity of the Proxy Agreement as to the remaining 6D Dental Shareholders.

The Exclusive Business Cooperation Agreement, together with the Equity Pledge Agreement, and Exclusive Option Agreement, and the Proxy Agreement, enable ETAO Healthcare to exercise effective control over 6D Dental.

II. VIEs with Offline Hospitals or Healthcare Facilities

Changsha Zhenghe

Changsha Zhenghe was formed in 2010, with its main location in Changsha. As a specialty hospital narrowed in on orthopedics and rehabilitation, Changsha Zhenghe deals with preventive health care, emergency medicine, internal medicine, surgery, orthopedics, pain, rehabilitation medicine, Chinese medicine, and combined Chinese and Western medicine. Revenue of Changsha Zhenghe is derived from client fees and government reimbursement for basic insurance.

ETAO has a 51% contractual interest in Changsha Zhenghe via the Changsha Zhenghe VIE Agreements (the “Changsha Zhenghe VIE Agreements”).

ETAO does not own any equity interest in Changsha Zhenghe. Instead, ETAO receives the economic benefits of Changsha Zhenghe’s business operation through a series of contractual arrangements. Changsha Zhenghe, all of its shareholders (except for Deju Wei; collectively, the “Changsha Zhenghe Shareholders”), and ETAO Healthcare entered into a series of contractual arrangements, also known as Changsha Zhenghe VIE Agreements, on or about March 31, 2021. The Changsha Zhenghe VIE Agreements are designed to provide ETAO Healthcare with the power, rights and obligations, and the rights to the assets, property and revenue of Changsha Zhenghe. Through the VIE arrangements, ETAO has the right to vote to direct the activities that most significantly impact Changsha Zhenghe’s economic performance, bears the risks of and recognizes the financial results of Changsha Zhenghe for accounting purposes only.

In May 20, 2023, ETAO acquired another 10% contractual interest in Changsha Zhenghe by investment of 5 million RMB in exchange 602,560 shares of ETAO. Thus Changsha Zhenghe owns 979,160 shares of ETAO in total.

According to the Exclusive Business Cooperation and Service Agreement, Changsha Zhenghe is obligated to pay service fees to ETAO Healthcare approximately equal to 51% of the net income of Changsha Zhenghe after deduction of the losses (if any) in previous years, necessary operating costs, expenses, tax and other required PRC statutory reserve.

Each of the Changsha Zhenghe VIE Agreements is described in detail below:

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Changsha Zhenghe and ETAO Healthcare dated March 31, 2021, ETAO Healthcare shall provide Changsha Zhenghe with technical support, consulting services, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, ETAO

Healthcare will be the owner of any and all intellectual property to be developed in the future either by Changsha Zhenghe or ETAO Healthcare to perform the Exclusive Business Cooperation Agreement from the date of this Exclusive Business Cooperation Agreement. For services rendered by ETAO Healthcare to Changsha Zhenghe under this agreement, ETAO Healthcare is entitled to collect a service fee calculated based on the actual income of Changsha Zhenghe, which is approximately equal to 51% of the net income of Changsha Zhenghe after deduction of the required PRC statutory reserve.

The Exclusive Business Cooperation Agreement shall remain in effect for the time same as the period of Changsha Zhenghe’s operating, and can only be terminated earlier if one of the parties enters into a bankruptcy or liquidation process (either voluntary or involuntary) or ETAO Healthcare issues a written decision to terminate.

Yonghua Zhu, Yuandu Zhu, Jie Yu, and Wei Hu are currently directors of Changsha Zhenghe. ETAO Healthcare has control and authority relating to the management of Changsha Zhenghe, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. ETAO’s audit committee will be required to review and approve in advance any related party transactions, including transactions involving the ETAO Healthcare and Changsha Zhenghe.

Equity Pledge Agreement

Under the Equity Pledge Agreement among ETAO Healthcare, Changsha Zhenghe and certain of the Changsha Zhenghe Shareholders pledged certain percentages of his or her equity interests in Changsha Zhenghe in the total amount of 51% outstanding equity interest of Changsha Zhenghe to ETAO Healthcare to guarantee the performance of Changsha Zhenghe’s obligations under the Changsha Zhenghe VIE Agreements. Under the terms of the Equity Pledge Agreement, in the event that Changsha Zhenghe or any of Changsha Zhenghe Shareholders breaches its respective contractual obligations under the Changsha Zhenghe VIE Agreements, ETAO Healthcare, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends distributed from the pledged equity interests. All of the Changsha Zhenghe Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, ETAO Healthcare is entitled to dispose the pledged equity interest in accordance with applicable PRC laws. Each Changsha Zhenghe Shareholder further agreed not to dispose of the pledged equity interests or take any actions that would prejudice ETAO Healthcare’s interest.

The Equity Pledge Agreement is effective until all payments due under the Exclusive Business Cooperation Agreement have been paid by Changsha Zhenghe. ETAO Healthcare shall cancel or terminate the Equity Pledge Agreement upon Changsha Zhenghe’s full payment of the fees payable under the Exclusive Business Cooperation Agreement and full performance of the obligations under the Changsha Zhenghe VIE Agreements.

The purposes of the Equity Pledge Agreement are to (1) guarantee the performance of Changsha Zhenghe’s obligations under the Changsha Zhenghe VIE Agreements, (2) make sure any Changsha Zhenghe Shareholder does and will not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice ETAO Healthcare’s interests without ETAO Healthcare’s prior written consent, and (3) provide ETAO Healthcare de facto control over Changsha Zhenghe. In the event that Changsha Zhenghe breaches its contractual obligations under the Exclusive Business Cooperation Agreement, ETAO Healthcare will be entitled to foreclose on and dispose all of Changsha Zhenghe’s issued and outstanding equity interests, have the right to (1) dispose of the pledged equity of Changsha Zhenghe and (2) require Changsha Zhenghe’s shareholders (except Deju Wei) to pay the fund and all any payment due and payable under the Changsha Zhenghe VIE Agreements to the ETAO Healthcare.

Exclusive Option Agreement

Under the Exclusive Option Agreement dated March 31, 2021, certain Changsha Zhenghe Shareholders (except for Deju Wei) irrevocably granted ETAO Healthcare (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, certain portion of its equity interests in Changsha Zhenghe. The option price shall be RMB100 or equal to the lowest price legally permitted by applicable PRC laws and regulations.

The Exclusive Option Agreement shall remain effective until the 51% equities in Changsha Zhenghe are transferred to the ETAO Healthcare and/or an entity designated by ETAO Healthcare.

Proxy Agreement

Under the Proxy Agreement dated March 31, 2021, certain Changsha Zhenghe Shareholders (except for Deju Wei) authorized ETAO Healthcare to act on its behalf as its exclusive agent and attorney with respect to all rights as shareholders of Changsha Zhenghe, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all of the shareholders’ rights that the shareholders are entitled to under PRC laws and the articles of association of Changsha Zhenghe, including but not limited to voting, the sale or transfer or pledge or disposition of shares of Changsha Zhenghe in part or in whole; and (c) designating and appointing on behalf of Changsha Zhenghe Shareholders the legal representative, the executive directors, supervisors, the chief executive officer and other senior management members of Changsha Zhenghe.

The Proxy Agreement shall remain effective until the shareholder does not hold any equity in Changsha Zhenghe or terminated earlier by ETAO Healthcare. The Proxy Agreement is irrevocable and continuously valid from the date of execution of the Proxy Agreement, so long as any of the Changsha Zhenghe Shareholders is the shareholder of Changsha Zhenghe. The sale or transfer of one Changsha Zhenghe Shareholder’s equity interest in Changsha Zhenghe shall not interfere with or affect the force and validity of the Proxy Agreement as to the remaining Changsha Zhenghe Shareholders.

The Exclusive Business Cooperation Agreement, together with the Equity Pledge Agreement, and Exclusive Option Agreement, and the Proxy Agreement, enable ETAO Healthcare to exercise effective control over 51% equity interests in Changsha Zhenghe.

Changxing

Changxing formed in 2019, has its main and only location in Huzhou. As a general hospital, Changxing conducts a wide array of activities such as the development of cardiovascular medicine, respiratory medicine, gastroenterology, geriatrics, neurology, nephrology (hemodialysis), immuno-rheumatology; trauma surgery, general surgery (minimally invasive), orthopedics, urology, brain surgery, gynecology, ophthalmology, otorhinolaryngology, stomatology, emergency medicine, critical care medicine, and traditional Chinese medicine (TCM). Revenue of Changxing is derived from client fees and government reimbursement for basic insurance.

ETAO has a 51% contractual interest in Changxing via the Changxing VIE Agreements (the “Changxing VIE Agreements”) for the purposes of consolidation of Changxing under U.S. GAAP.

ETAO does not own any equity interest in Changxing. Instead, ETAO receives the economic benefits of Changxing’s business operation through a series of contractual arrangements. Changxing, all of its shareholders (collectively, the “Changxing Shareholders”), and ETAO Healthcare entered into a series of contractual arrangements, also known as Changxing VIE Agreements, on or about March 20, 2021. The Changxing VIE Agreements are designed to provide ETAO Healthcare with the power, rights and obligations, including majority control rights and the rights to the assets, property and revenue of Changxing. Through the VIE arrangements, ETAO has the power to direct the activities that most significantly impact Changxing’s economic performance, bears the risks of and recognizes the financial results of Changxing for accounting purposes only. Consequently, ETAO consolidates the accounts of Changxing for the periods presented. Any references to control or benefits that accrue to ETAO because of Changxing are limited to, and subject to conditions we have satisfied for consolidation of Changxing under U.S. GAAP. Changxing is consolidated for accounting purposes but is not an entity in which ETAO owns equity.

According to the Exclusive Business Cooperation and Service Agreement, Changxing is obligated to pay service fees to ETAO Healthcare approximately equal to 51% of the net income of Changxing after deduction of the losses (if any) in previous years, necessary operating costs, expenses, tax and other required PRC statutory reserve.

Each of the Changxing VIE Agreements is described in detail below:

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Changxing and ETAO Healthcare dated March 20, 2021, ETAO Healthcare shall provide Changxing with technical support, consulting services, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, ETAO Healthcare will be the owner of any and all intellectual property to be developed in the future either by Changxing or ETAO Healthcare to perform the Exclusive Business Cooperation Agreement from the date of this Exclusive Business Cooperation Agreement. For services rendered by ETAO Healthcare to Changxing under this agreement, ETAO Healthcare is entitled to collect a service fee calculated based on the actual income of Changxing, which is approximately equal to 51% of the net income of Changxing after deduction of the required PRC statutory reserve.

The Exclusive Business Cooperation Agreement shall remain in effect for the time same as the period of Changxing’s operating, and can only be terminated earlier if one of the parties enters into a bankruptcy or liquidation process (either voluntary or involuntary) or the ETAO Healthcare issues a written decision to terminate.

Hongming Yong is currently directors of Changxing. ETAO Healthcare has control and authority relating to the management of Changxing, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. ETAO’s audit committee will be required to review and approve in advance any related party transactions, including transactions involving the ETAO Healthcare and Changxing.

Equity Pledge Agreement

Under the Equity Pledge Agreement among ETAO Healthcare, Changxing and certain of the Changxing Shareholders pledged certain percentages of his or her equity interests in Changxing in the total amount of 51% outstanding equity interest of Changxing to ETAO Healthcare to guarantee the performance of Changxing’s obligations under the Changxing VIE Agreements. Under the terms of the Equity Pledge Agreement, in the event that Changxing or any of Changxing Shareholders breaches its respective contractual obligations under the Changxing VIE Agreements, ETAO Healthcare, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends distributed from the pledged equity interests. All of the Changxing Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, ETAO Healthcare is entitled to dispose the pledged equity interest in accordance with applicable PRC laws. Each Changxing Shareholder further agreed not to dispose of the pledged equity interests or take any actions that would prejudice ETAO Healthcare’s interest.

The Equity Pledge Agreement will become effective upon registration with competent company registration authorities of the PRC. The Equity Pledge Agreement will be effective until all payments due under the Exclusive Business Cooperation Agreement have been paid by Changxing. ETAO Healthcare shall cancel or terminate the Equity Pledge Agreement upon Changxing’s full payment of the fees payable under the Exclusive Business Cooperation Agreement and full performance of the obligations under the VIE agreements.

The purposes of the Equity Pledge Agreement are to (1) guarantee the performance of Changxing’s obligations under the Changxing VIE Agreements, (2) make sure any Changxing Shareholder does and will not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice ETAO Healthcare’s interests without ETAO Healthcare’s prior written consent, and (3) provide ETAO Healthcare de facto control over Changxing. In the event that Changxing breaches its contractual obligations under the Exclusive Business Cooperation Agreement, ETAO Healthcare will be entitled to foreclose on and dispose all of Changxing’s issued and outstanding equity interests, have the right to (1) dispose of the pledged equity of Changxing and (2) require Changxing’s shareholder to pay the fund and all any payment due and payable under the Changxing VIE Agreements to the ETAO Healthcare.

Exclusive Option Agreement

Under the Exclusive Option Agreement dated March 20, 2021, certain Changxing Shareholders irrevocably granted ETAO Healthcare (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, certain portion of its equity interests in Changxing. The option price shall be RMB100 or equal to the lowest price legally permitted by applicable PRC laws and regulations.

The Exclusive Option Agreement shall remain effective for a term of ten (10) years from the date of the Exclusive Option Agreement, may be extended for another ten (10) years at the choice of the ETAO Healthcare, and can only be terminated if one party defaults and/or by the ETAO Healthcare unilaterally.

Proxy Agreement

Under the Proxy Agreement dated March 20, 2021, certain Changxing Shareholders authorized ETAO Healthcare to act on its behalf as its exclusive agent and attorney with respect to all rights as shareholders of Changxing, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all of the shareholders’ rights that the shareholders are entitled to under PRC laws and the articles of association of Changxing, including but not limited to voting, the sale or transfer or pledge or disposition of shares of Changxing in part or in whole; and (c) designating and appointing on behalf of Changxing Shareholders the legal representative, the executive directors, supervisors, the chief executive officer and other senior management members of Changxing.

The Proxy Agreement shall remain effective until the shareholder does not hold any equity in Changxing or terminated earlier by ETAO Healthcare. The Proxy Agreement is irrevocable and continuously valid from the date of execution of the Proxy Agreement, so long as any of the Changxing Shareholders is the shareholder of Changxing. The sale or transfer of one Changxing Shareholder’s equity interest in Changxing shall not interfere with or affect the force and validity of the Proxy Agreement as to the remaining Changxing Shareholders.

The Exclusive Business Cooperation Agreement, together with the Equity Pledge Agreement, and Exclusive Option Agreement, and the Proxy Agreement, enable ETAO Healthcare to exercise effective control over Changxing.

Mengzhou

Mengzhou, formed in 2018, has its main and only location in Mengzhou City. As a general hospital, Mengzhou is well equipped with various specialties and has more than 30 clinical medical and technical departments, such as orthopedic surgery, general surgery, neurosurgery, neurology, urology, microsurgery, quinturology, obstetrics and gynecology, internal medicine, cardiovascular medicine, pediatrics, oncology, rehabilitation, geriatrics and other disciplines. Revenue of Mengzhou is derived from client fees and government reimbursement for basic insurance.

ETAO has a 51% contractual interest in Mengzhou via the Mengzhou VIE Agreements (the “Mengzhou VIE Agreements”) for the purposes of consolidation of Mengzhou under U.S. GAAP.

ETAO does not own any equity interest in Mengzhou. Instead, ETAO receives the economic benefits of Mengzhou’s business operation through a series of contractual arrangements. Mengzhou, all of its shareholders (collectively, the “Mengzhou Shareholders”), and ETAO Healthcare entered into a series of contractual arrangements, also known as Mengzhou VIE Agreements, on or about March 31, 2021. The Mengzhou VIE Agreements are designed to provide ETAO Healthcare with the power, rights and obligations, including majority control rights and the rights to the assets, property and revenue of Mengzhou. Through the VIE arrangements, ETAO has the power to direct the activities that most significantly impact Mengzhou’s economic performance, bears the risks of and recognizes the financial results of Mengzhou for accounting purposes only. Consequently, ETAO consolidates the accounts of Mengzhou for the periods presented. Any references to control or benefits that accrue to ETAO because of Mengzhou are limited to, and subject to conditions we have satisfied for consolidation of Mengzhou under U.S. GAAP. Mengzhou is consolidated for accounting purposes but is not an entity in which ETAO owns equity.

According to the Exclusive Business Cooperation and Service Agreement, Mengzhou is obligated to pay service fees to ETAO Healthcare approximately equal to 51% of the net income of Mengzhou after deduction of the losses (if any) in previous years, necessary operating costs, expenses, tax and other required PRC statutory reserve.

Each of the Mengzhou VIE Agreements is described in detail below:

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Mengzhou and ETAO Healthcare dated March 31, 2021, ETAO Healthcare shall provide Mengzhou with technical support, consulting services, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, ETAO Healthcare will be the owner of any and all intellectual property to be developed in the future either by Mengzhou or ETAO Healthcare to perform the Exclusive Business Cooperation Agreement from the date of this Exclusive Business Cooperation Agreement. For services rendered by ETAO Healthcare to Mengzhou under this agreement, ETAO Healthcare is entitled to collect a service fee calculated based on the actual income of Mengzhou, which is approximately equal to 51% of the net income of Mengzhou after deduction of the required PRC statutory reserve.

The Exclusive Business Cooperation Agreement shall remain in effect for the time same as the period of Mengzhou’s operating, and can only be terminated earlier if one of the parties enters into a bankruptcy or liquidation process (either voluntary or involuntary) or ETAO Healthcare issues a written decision to terminate.

Zhiqiang Li is currently the director of Mengzhou. ETAO Healthcare has control and authority relating to the management of Mengzhou, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. ETAO’s audit committee will be required to review and approve in advance any related party transactions, including transactions involving the ETAO Healthcare and Mengzhou.

Equity Pledge Agreement

Under the Equity Pledge Agreement among ETAO Healthcare, Mengzhou and certain of the Mengzhou Shareholders pledged certain percentages of his or her equity interests in Mengzhou in the total amount of 51% outstanding equity interest of Mengzhou to ETAO Healthcare to guarantee the performance of Mengzhou’s obligations under the Mengzhou VIE Agreements. Under the terms of the Equity Pledge Agreement, in the event that Mengzhou or any of Mengzhou Shareholders breaches its respective contractual obligations under the Mengzhou VIE Agreements, ETAO Healthcare, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends distributed from the pledged equity interests. All of the Mengzhou Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, ETAO Healthcare is entitled to dispose the pledged equity interest in accordance with applicable PRC laws. Each Mengzhou Shareholder further agreed not to dispose of the pledged equity interests or take any actions that would prejudice ETAO Healthcare’s interest.

The Equity Pledge Agreement will become effective upon registration with competent company registration authorities of the PRC. The Equity Pledge Agreement will be effective until all payments due under the Exclusive Business Cooperation Agreement have been paid by Mengzhou. ETAO Healthcare shall cancel or terminate the Equity Pledge Agreement upon Mengzhou’s full payment of the fees payable under the Exclusive Business Cooperation Agreement and full performance of the obligations under the Mengzhou VIE Agreements.

The purposes of the Equity Pledge Agreement are to (1) guarantee the performance of Mengzhou’s obligations under the Mengzhou VIE Agreements, (2) make sure any Mengzhou Shareholder does and will not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice ETAO Healthcare’s interests without ETAO Healthcare’s prior written consent, and (3) provide ETAO Healthcare de facto control over Mengzhou. In the event that Mengzhou breaches its contractual obligations under the Exclusive Business Cooperation Agreement, ETAO Healthcare will be entitled to foreclose on and dispose all of Mengzhou’s issued and outstanding equity interests, have the right to (1) dispose of the pledged equity of Mengzhou and (2) require Mengzhou’s shareholder to pay the fund and all any payment due and payable under the Mengzhou VIE Agreements to the ETAO Healthcare.

Exclusive Option Agreement

Under the Exclusive Option Agreement dated March 31, 2021, certain Mengzhou Shareholders irrevocably granted ETAO Healthcare (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, certain portion of its equity interests in Mengzhou. The option price shall be RMB100 or equal to the lowest price legally permitted by applicable PRC laws and regulations.

The Exclusive Option Agreement shall remain effective until the 51% equities in Mengzhou are transferred to the ETAO Healthcare and/or an entity designated by ETAO Healthcare.

Proxy Agreement

Under the Proxy Agreement dated March 31, 2021, certain Mengzhou Shareholders authorized ETAO Healthcare to act on its behalf as its exclusive agent and attorney with respect to all rights as shareholders of Mengzhou, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all of the shareholders’ rights that the shareholders are entitled to under PRC laws and the articles of association of Mengzhou, including but not limited to voting, the sale or transfer or pledge or disposition of shares of Mengzhou in part or in whole; and (c) designating and appointing on behalf of Mengzhou Shareholders the legal representative, the executive directors, supervisors, the chief executive officer and other senior management members of Mengzhou.

The Proxy Agreement shall remain effective until the shareholder does not hold any equity in Mengzhou or terminated earlier by ETAO Healthcare. The Proxy Agreement is irrevocable and continuously valid from the date of execution of the Proxy Agreement, so long as any of the Mengzhou Shareholders is the shareholder of Mengzhou. The sale or transfer of one Mengzhou Shareholder’s equity interest in Mengzhou shall not interfere with or affect the force and validity of the Proxy Agreement as to the remaining Mengzhou Shareholders.

The Exclusive Business Cooperation Agreement, together with the Equity Pledge Agreement, and Exclusive Option Agreement, and the Proxy Agreement, enable ETAO Healthcare to exercise effective control over Mengzhou.

Insurance Agency

Aaliance

Aaliance was formed in 2010. Aaliance’s operations are geared towards insurance brokerage services, particularly in the property, health, and life insurance fields. Aaliance has its headquarters in Shanghai and is located in 7 different cities and provinces, including Shandong, Beijing, Anhui, Henan, Fujian, Yunnan, Qingdao. Based on its insurance brokerage services, Aaliance’s main source of revenue is from its insurance premiums.

ETAO has a 85% contractual interest in Aaliance via the Aaliance VIE Agreements (the “Aaliance VIE Agreements”) for the purposes of consolidation of Aaliance under U.S. GAAP.

ETAO does not own any equity interest in Aaliance. Instead, ETAO receives the economic benefits of Aaliance’s business operation through a series of contractual arrangements. Aaliance, all of its shareholders (collectively, the “Aaliance Shareholders”), and ETAO Healthcare entered into a series of contractual arrangements, also known as Aaliance VIE Agreements, on or about March 15, 2021. The Aaliance VIE Agreements are designed to provide ETAO Healthcare with the power, rights and obligations, including majority control rights and the rights to the assets, property and revenue of Aaliance. Through the VIE arrangements, ETAO has the power to direct the activities that most significantly impact Aaliance’s economic performance, bears the risks of and recognizes the financial results of Aaliance for accounting purposes only. Consequently, ETAO consolidates the accounts of Aaliance for the periods presented. Any references to control or benefits that accrue to ETAO because of Aaliance are limited to, and subject to conditions we have satisfied for consolidation of Aaliance under U.S. GAAP. Aaliance is consolidated for accounting purposes but is not an entity in which ETAO owns equity.

According to the Exclusive Business Cooperation and Service Agreement, Aaliance is obligated to pay service fees to ETAO Healthcare approximately equal to 85% of the net income of Aaliance after deduction of the losses (if any) in previous years, necessary operating costs, expenses, tax and other required PRC statutory reserve.

Each of the VIE Agreements is described in detail below:

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Aaliance and ETAO Healthcare dated March 15, 2021, ETAO Healthcare shall provide Aaliance with technical support, consulting services, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, ETAO Healthcare will be the owner of any and all intellectual property to be developed in the future either by Aaliance or ETAO Healthcare to perform the Exclusive Business Cooperation Agreement from the date of this Exclusive Business Cooperation Agreement. For services rendered by ETAO Healthcare to Aaliance under this agreement, ETAO Healthcare is entitled to collect a service fee calculated based on the actual income of Aaliance, which is approximately equal to 85% of the net income of Aaliance after deduction of the required PRC statutory reserve.

The Exclusive Business Cooperation Agreement shall remain in effect for the time same as the period of Aaliance’s operating, and can only be terminated earlier if one of the parties enters into a bankruptcy or liquidation process (either voluntary or involuntary) or ETAO Healthcare issues a written decision to terminate.

Lei Chen, Ping Wang, and Min Tang are currently directors of Aaliance. ETAO Healthcare has control and authority relating to the management of Aaliance, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. ETAO’s audit committee will be required to review and approve in advance any related party transactions, including transactions involving the ETAO Healthcare and Aaliance.

Equity Pledge Agreement

Under the Equity Pledge Agreement among ETAO Healthcare, Aaliance and certain of the Aaliance Shareholders pledged certain percentages of his or her equity interests in Aaliance in the total amount of 85% outstanding equity interest of Aaliance to ETAO Healthcare to guarantee the performance of Aaliance’s obligations under the Aaliance

VIE Agreements. Under the terms of the Equity Pledge Agreement, in the event that Aaliance or any of Aaliance Shareholders breaches its respective contractual obligations under the Aaliance VIE Agreements, ETAO Healthcare, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends distributed from the pledged equity interests. All of the Aaliance Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, ETAO Healthcare is entitled to dispose the pledged equity interest in accordance with applicable PRC laws. Each Aaliance Shareholder further agreed not to dispose of the pledged equity interests or take any actions that would prejudice ETAO Healthcare’s interest.

The Equity Pledge Agreement will become effective upon registration with competent company registration authorities of the PRC. The Equity Pledge Agreement will be effective until all payments due under the Exclusive Business Cooperation Agreement have been paid by Aaliance. ETAO Healthcare shall cancel or terminate the Equity Pledge Agreement upon Aaliance’s full payment of the fees payable under the Exclusive Business Cooperation Agreement and full performance of the obligations under the Aaliance VIE Agreements.

The purposes of the Equity Pledge Agreement are to (1) guarantee the performance of Aaliance’s obligations under the Aaliance VIE Agreements, (2) make sure any Aaliance Shareholder does and will not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice ETAO Healthcare’s interests without ETAO Healthcare’s prior written consent, and (3) provide ETAO Healthcare de facto control over Aaliance. In the event that Aaliance breaches its contractual obligations under the Exclusive Business Cooperation Agreement, ETAO Healthcare will be entitled to foreclose on and dispose all of Aaliance’s issued and outstanding equity interests, have the right to (1) dispose of the pledged equity of Aaliance and (2) require Aaliance’s shareholders to pay the fund and all any payment due and payable under the Aaliance VIE Agreements to the ETAO Healthcare.

Exclusive Option Agreement

Under the Exclusive Option Agreement dated March 15, 2021, certain Aaliance Shareholders irrevocably granted ETAO Healthcare (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, certain portion of its equity interests in Aaliance. The option price shall be RMB100 or equal to the lowest price legally permitted by applicable PRC laws and regulations.

The Exclusive Option Agreement shall remain effective until the 85% equities in Aaliance are transferred to the ETAO Healthcare and/or an entity designated by ETAO Healthcare.

Proxy Agreement

Under the Proxy Agreement dated March 15, 2021, certain Aaliance Shareholders authorized ETAO Healthcare to act on its behalf as its exclusive agent and attorney with respect to all rights as shareholders of Aaliance, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all of the shareholders’ rights that the shareholders are entitled to under PRC laws and the articles of association of Aaliance, including but not limited to voting, the sale or transfer or pledge or disposition of shares of Aaliance in part or in whole; and (c) designating and appointing on behalf of Aaliance Shareholders the legal representative, the executive directors, supervisors, the chief executive officer and other senior management members of Aaliance.

The Proxy Agreement shall remain effective until the shareholder does not hold any equity in Aaliance or terminated earlier by ETAO Healthcare. The Proxy Agreement is irrevocable and continuously valid from the date of execution of the Proxy Agreement, so long as any of the Aaliance Shareholders is the shareholder of Aaliance. The sale or transfer of one Aaliance Shareholder’s equity interest in Aaliance shall not interfere with or affect the force and validity of the Proxy Agreement as to the remaining Aaliance Shareholders.

The Exclusive Business Cooperation Agreement, together with the Equity Pledge Agreement, and Exclusive Option Agreement, and the Proxy Agreement, enable ETAO Healthcare to exercise effective control over Aaliance.

The chart below illustrates our corporate and shareholding structure:

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Cash Transfers and Dividend Distribution

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. ETAO receives substantially all of ETAO’s net revenue in Renminbi. Under ETAO’s current corporate structure, ETAO, as a Cayman Islands company, primarily relies on dividend payments to fund any cash and financing requirements ETAO may have.

We currently have not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between ETAO, ETAO Healthcare, the VIEs, or investors. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations. To the extent our cash in the business is in the PRC or a PRC entity, the funds may not be available to distribute dividends to our investors, or for other use outside of the PRC, unless by complying with certain procedural requirements. The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. The majority of our and the VIEs’ income is received in Renminbi and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements.

Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of ETAO’s PRC subsidiaries in China may be used to pay dividends. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, ETAO needs to obtain SAFE approval to use cash generated from the operations of ETAO’s PRC subsidiaries and VIEs to pay off their respective debt owed to entities outside China, or to make other capital expenditure payments outside China. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future, and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. Furthermore, if ETAO determines to pay dividends to its investors out of China in the future, as a holding company, it will be dependent on receipt of funds from its subsidiaries, and its Hong Kong subsidiary will rely on payments made from the ETAO Healthcare which receives funds from VIEs pursuant to the VIE Agreements. As of the date of this prospectus, no cash transfer or transfer of other assets has occurred between ETAO, any of its subsidiaries, and the VIEs. If the foreign exchange control system prevents ETAO from obtaining sufficient foreign currencies to satisfy its foreign currency demands, ETAO may not be able to pay dividends in foreign currencies to its shareholders.

Our cash dividends, if any, will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax.

Relevant PRC laws and regulations permit the PRC companies to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, ETAO’s PRC subsidiaries and the VIEs can only distribute dividends upon approval of the shareholders after they have met the PRC requirements for appropriation to the statutory reserves. As a result of these and other restrictions under the PRC laws and regulations, the PRC subsidiaries and the VIEs are restricted to transfer a portion of their net assets to ETAO either in the form of dividends, loans or advances. Even though ETAO currently does not require any such dividends, loans or advances from the PRC subsidiaries and the VIEs for working capital and other funding purposes, ETAO may in the future require additional cash resources from its PRC subsidiaries and the VIEs due to changes in business conditions, to fund future acquisitions and developments, or merely declare and pay dividends to or distributions to the ETAO’s shareholders.

Cash is transferred among the ETAO, ETAO Healthcare, and the VIEs in the following manners: (i) funds are transferred to the ETAO Healthcare from ETAO as needed through our BVI and/or Hong Kong subsidiaries in the form of capital contributions or shareholder loans, as the case may be; (ii) funds may be paid by the VIEs to the ETAO Healthcare, as service fees according to the VIE agreements; (iii) dividends or other distributions may be paid by the ETAO Healthcare to the ETAO through ETAO’s Hong Kong and BVI subsidiaries; and (iv) the ETAO Healthcare and the VIEs, lend to and borrow from each other from time to time for business operation purpose. As of the date of this prospectus, we have no intention to distribute earnings or settle amounts owed under the VIE agreements, and there were no cash flows between ETAO and the ETAO Healthcare, and ETAO has not paid any dividends or made any distributions to its shareholders either.

The following diagram illustrates the typical fund flow among ETAO, the WFOEs, and VIEs:

ETAO (Cayman)
Capital Contributions / Loans
67.39%
Dividends / Distributions
Capital Contributions / Loans
100%
Dividends / Distributions
Dnurse Investment Co., Ltd. (Cayman)
ETAO Global (BVI)
Capital Contributions / Loans
100%
Dividends / Distributions
Capital Contributions / Loans
100%
Dividends / Distributions
Dnurse Holdings Co., Limited
ETAO Hong Kong
Capital Contributions / Loans
100%
Dividends / Distributions
Capital Contributions / Loans
100%
Dividends / Distributions
Beijing DILE Technology Co., Ltd.
WFOE
Loans
Service Fee
Loans
Service Fee
Beijing Dnurse Tech. Co., Ltd. (China)
VIEs (except Beijing Dnurse Tech. Co., Ltd.)
Contractual control
Equity interest
Fund flow

Risks Associated with Our Corporate Structure and VIE Contractual Arrangements

Because we do not hold equity interests in the VIEs and their subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, limitations on foreign ownership of ELT service providers, regulatory review of overseas listing of PRC companies through special purpose vehicles, and the validity and enforcement of the contractual arrangements among WFOEs, the VIEs and their shareholders. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our ordinary shares may depreciate significantly or become worthless.

The contractual arrangements may not be as effective as direct ownership in providing operational control. For instance, the VIEs and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. The shareholders of the VIEs may not act in the best interests of our Company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with the VIEs. In the event that the VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. In addition, even if legal actions are taken to enforce such arrangements, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. See “Item 3. Key Information — D. Risk Factors — Risks Related to our Corporate Structure” as set forth in our latest annual report.

We are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the VIEs and their subsidiaries, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement, and the lack of PCAOB inspection on our predecessor auditor. As of the date of this prospectus, our Company, the VIEs and their subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain how the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue our listing on an U.S. exchange. See “Item 3. Key Information — D. Risk Factors — Risks Related to Government Regulation — The approval of the CSRC or other PRC government authorities may be required in connection with this offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval.” and other risk factors disclosed in “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” as set forth in our latest annual report.

On December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in the PRC or Hong Kong. This list does not include our auditor, WWC, P.C.. Our ordinary shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China for three consecutive years. The Accelerating Holding Foreign Companies Accountable Act, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two, thus reducing the time before our securities may be delisted or prohibited from trading. On August 26, 2022, the PCAOB signed SOP Agreements with the China Securities Regulatory Commission (the “CSRC”) and China’s Ministry of Finance. The SOP Agreements established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. However, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the Holding Foreign Companies Accountable Act. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The newly enacted “Holding Foreign Companies Accountable Act” and proposed “Accelerating Holding Foreign Companies Accountable Act” both call for additional and more stringent criteria to be applied to restrictive market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our ordinary shares and if our auditors fail to permit the Public Company Accounting Oversight Board (“PCAOB”) to inspect the auditing firm, our ordinary shares may be subject to delisting” as set forth in our latest annual report.

Technology

Technology is at the core of ETAO’s business, enabling it to operate its spaces with high efficiency and build an integrated platform to serve and empower its members both online and offline. ETAO and its subsidiaries’ research and development team, consisting of more than 40 staff based in China with extensive internet- and technology-industry backgrounds, focuses on optimizing its systems based on business development, data analytics and member feedback. ETAO plans to continue to invest in technology to refine its capabilities of data analytics and technologies to improve its operation efficiency and to drive monetization opportunities.

Privacy and Data Security

ETAO has implemented internal rules and policy governing the use and sharing of personal and business data that it collects. ETAO is able to obligate its subsidiaries to comply with ETAO’s policies and internal rules. ETAO’s access to user data is on a strict “need-to-know” basis. ETAO has also developed protocols, technologies and systems to implement such rules and policy. Data encryption and masking are implemented to ensure data safety.

ETAO’s customers of the VIE entities must acknowledge the terms and conditions of the user agreement before using ETAO’s spaces or its app regardless of whether its ETAO’s headquarter or subsidiaries.

Intellectual Property

ETAO develops and protects its intellectual property portfolio by registering its patents, trademarks, copyrights and domain names. ETAO has also adopted a comprehensive set of internal rules for intellectual property management.

ETAO has entered into standard employee agreements with its employees, including research and development employees, which provide that the intellectual property created by them in connection with their employment with ETAO is ETAO’s intellectual property. There are approximately 20 employees of ETAO.

As of December 1, 2022, ETAO and the VIEs had registered 64 patents (among which, 12 patents are in process), 67 trademarks, and 44 copyrights.

Pursuant to PRC Patent Law last amended by the SCNPC on October 17, 2020 and which became effective on June 1, 2021, as well as the Detailed Rules for the Implementation of the PRC Patent Law promulgated by the State Council on January 9, 2010 and took effect on February 1, 2010, there are three types of Chinese patents: “invention”, “utility model” and “design”, and the terms (from the date of filing application) of which are typically valid for 20 years, 10 years and 15 years, respectively. If there is no reason to reject the “utility model” and “design” patent application after a preliminary examination, the patent administrative department shall make a decision to grant a patent for the utility model or design, issue the relevant patent certificate, and register and announce it. The patent right for utility model or design shall become effective as of the date of announcement.

As for the “invention” patent, upon the request of the invention patent applicant made at any time within three years from the date of application, the patent administrative department will make a substantive examination (“substantive examination”) on the application; if, without any justifiable reason, the applicant fails to request a substantive examination within the limit, the application shall be deemed to have been withdrawn. If there is no reason to reject the patent invention application after a substantive examination, the patent administrative department shall make a decision to grant a patent for the invention, issue an invention patent certificate, and register and announce it. The patent right for invention shall become effective as of the date of announcement.

Properties and Facilities

ETAO leases the properties for its principal executive office, which is located on Anzhen West Li, Zhejiang Building, 1613-1615, Chaoyang District, Beijing, China. The lease is for a five (5) year term, which expires in January of 2026 and the Company currently pays $15,000 per month in rent.

Competition

1.      Telemedicine Line of Business

We view as our competitors those companies that currently (or in the future will) (i) develop and market virtual care technology (devices, software, and systems) or (ii) provide virtual care services, such as the delivery of on-demand access to healthcare and medicine. Competition focuses on, among other factors, experience in operation, customer service, quality of technology and know-how, and reputation. Competitors in the telemedicine and expert medical services market include MDLive, Inc. (now owned by Cigna), American Well Corporation, Included Health, Ping’an Good Doctor, Tele-Doc, Linkdoc, and Accolade, Inc., among other smaller industry participants.

2.      Insurance Intermediary Line of Business

Generally, three types of insurance players are involved in the distribution of insurance products in the PRC: professional insurance intermediaries, insurance companies, and companies with ancillary insurance sales functions, such as banks, postal offices and internet companies. The insurance distribution market is highly diverse and the professional levels vary tremendously.

We compete primarily on the basis of:

•        our unparalleled operating history and large insurance client base with high repurchase rates;

•        our expertise in understanding customers’ demand for auto insurance products and our capability of selecting and mobilizing suitable products to meet their fast-changing demands;

•        our capability of designing and developing customized insurance products;

•        our robust client acquisition channels and efficient client conversion capabilities;

•        our ability to provide best-in-class insurance client service and experience; and

•        our well-established business relationships with insurer partners continuously reinforced by our risk management.

As internet-based insurance companies took off in the last few years, certain professional insurance intermediaries expanded their business online and the online insurance sales market also became more and more competitive, joined by gigantic information technology companies, such as Alibaba Group, Tencent Holdings, Baidu, Inc. and JD.com, Inc.

We deem the following insurance intermediaries as our principal and direct competitors: HJXYBX.com, Hua Kang Insurance Agency, Waterdrop, Ping’an Good Doctor, and Da Tong Insurance Sales Company.

3.      Hospital Line of Business

ETAO operates in the hospital line of business in a unique way by providing hospital like services through its integrated Offline-Merging-Online platform. ETAO provides a full spectrum of healthcare capabilities. ETAO serves as a convenient “front door” that connects members to the healthcare they need — from on-demand visits with a licensed doctor to complex case consultations with the world’s top specialists. Therefore, in this industry, the competition includes Ping’an Good Doctor who operates online platforms in the healthcare and hospital industry. However, some of its competitors may have more resources than ETAO does, and may be able to devote greater resources than ETAO can to expand their business and market shares. See “Risk Factors — Risks Related to ETAO’s Business and Industry” If ETAO is not able to compete effectively with others, its business, financial condition and results of operations may be materially and adversely affected.”

Employees

ETAO and the VIEs together with their respective subsidiaries had a total of 3,600 employees as of August 28, 2023 based in Greater China.

Under PRC regulations, most of the VIEs participate in various statutory employee benefit plans, including social insurance funds, namely a pension contribution plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund. The VIEs are required under PRC laws to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of its employees, up to a maximum amount specified by the local government from time to time. In addition, ETAO purchased additional commercial health insurance to increase insurance coverage of its employees. Bonuses are generally discretionary and based in part on employee performance and in part on the overall performance of ETAO’s business. ETAO has adopted the 2020 Plan to grant share-based incentive awards to its employees to incentivize their contributions to its growth and development.

ETAO enters into standard labor contracts with its employees. ETAO also enters into standard confidentiality agreements with its senior management that contain non-compete restrictions.

ETAO believes that it maintains a good working relationship with its employees, and ETAO has not experienced any major labor disputes.

Insurance

Consistent with industry practices, ETAO maintains three types of insurance, namely public liability insurance, third party liability insurance, and property all risks insurance. ETAO considers its insurance coverage to be sufficient for its business operations in China.

Legal Proceedings

ETAO is currently not a party to any material legal or administrative proceedings. ETAO may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of ETAO’s resources, including its management’s time and attention.

Corporate Information

Our principal executive office is located at 1460 Broadway, 14th Floor, New York, New York 10036. Our telephone number at this address is +1(347) 306-5134. Our registered office in the Cayman Islands is the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide. Our corporate website is https://www.etao.world/. The information contained in our website is not a part of this prospectus.

Note and Warrants Offering

Securities Purchase Agreement

The Company entered into a securities purchase agreement (the “SPA”) with Generating Alpha Ltd., a company domiciled and registered in Saint Kitts and Nevis (the “Investor”) on November 29, 2023. Pursuant to the SPA, the Company agreed to issue a secured convertible note with a principal amount of $2,400,000 (the “Note”) and warrants (the “Warrants”) to purchase up to 4,444,444 ordinary shares.

The Company agreed, during the period commencing on the date of the SPA and ending on 180 days following the date of the SPA, not to issue or sell any equity securities or debt securities of the Company, or any securities that are or may become convertible or exchangeable into such equity securities or debt securities of the Company, without the prior written consent of the Buyer, to be given or withheld in the sole discretion of the Buyer.

As of the date of this prospectus, the Investor has paid $800,000 to the Company pursuant to the SPA, as part of the purchase price of the Note.

Registration Rights Agreement

On November 29, 2023, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to submit to the SEC a draft registration statement on Form F-1 (the registration statement, as amended, the “Registration Statement”) within fifteen (15) days following the date of the Registration Rights Agreement, for registration of the ordinary shares issued and issuable upon conversion of the Note and the exercise of the Warrants, the ordinary shares issued and issuable in connection with any anti-dilution or any remedies provisions in the Note and the Warrants, and any ordinary shares issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the ordinary shares (collectively, the “Registrable Securities”). The Company agreed to use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC within sixty (60) days after the date of the Registration Rights Agreement, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective until all Registrable Securities (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Investor(s) of such Registrable Securities (the “Effectiveness Period”).

Note

The Note was issued to the Investor on November 29, 2023, with an interest rate of twelve percent (12%) per annum and a maturity date of November 29, 2024. The Investor can convert in whole or in part the outstanding principal amount of the Note, from time to time, at a conversion price (the “Conversion Price”) that is equal to the lesser of (i) $0.22 or (ii) 80% of the average of the five (5) lowest trading prices of the ordinary shares during the previous twenty (20) trading-day period ending on the trading day prior to the Conversion Date (as defined in the Note) as reported on the principal securities exchange or trading market where such security is listed or traded.

The Conversion Price is subject to customary anti-dilution adjustments for certain issuances of securities by the Company that are deemed dilutive under the terms of the Note. In addition, the Investor is entitled to an additional twenty percent (20%) discount to the conversion price, and an additional $15,000 being added to the principal amount of the Note, upon each occurrence of certain events, including (i) the ordinary shares is not deliverable by DWAC, (ii) the Company ceases to be a reporting company pursuant or subject to the Exchange Act, (iii) the Company loses a market (including the OTCBB, OTCQB or an equivalent replacement exchange) for its ordinary shares, (iv) the Company fails to maintain its status as “DTC Eligible” for any reason, (v) the Conversion Price is less than or equal to one cent ($0.01) at any time after the thirtieth (13th) calendar day after its issuance, (vi) the Note cannot be converted into free trading shares on or after six months from its issuance, (vii) the Company does not maintain or replenish the Reserved Amount (as defined in the Note) within three (3) business days of the request of the Investor, (viii) the Company fails to maintain the listing of the ordinary shares on at least one of the OTC Markets or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq Small Cap Market, the New York Stock Exchange, or the NYSE MKT, (ix) the Company fails to comply with the reporting requirements of the Exchange Act; the reporting requirements necessary to satisfy the availability of Rule 144 to the Investor or its assigns, (x) if the Company effectuates a reverse split of its ordinary shares, (xi) if OTC Markets changes the ordinary shares of the Company or the Company’s designation to ‘No Information’ (Stop Sign), ‘Caveat Emptor’ (Skull and Crossbones), or ‘OTC’, ‘Other OTC’ or ‘Grey Market’ (Exclamation Mark Sign) or if it has any notation on the OTC Markets Group website other than “Current Information”, (xii) the restatement of any financial statements filed by the Company with the SEC for any date or period from two years prior to the issuance of the Note and until the Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Investor with respect to this Note or the SPA, (xiii) any cessation of trading of the ordinary shares on at least one of the OTC Markets or an equivalent replacement exchange, and such cessation of trading shall continue for a period of five consecutive (5) trading days, and/or (xiv) the Company loses the “bid” price for its ordinary shares ($0.0001 on the “Ask” with zero market makers on the “Bid” per Level 2), and/or (xv) the Investor is notified in writing by the Company or the Company’s transfer agent that the Company does not have the necessary amount of authorized and issuable shares of ordinary shares available to satisfy the issuance of ordinary shares pursuant to a conversion notice, and/or (xvi) within three (3) business days of the transmittal of the conversion notice, the ordinary shares has a closing bid which is lower than that set forth in the conversion notice or if the ordinary shares have not been delivered within three business (3) days, and/or (xvii) the Ordinary Share is “chilled” for deposit into the DTC system and only eligible for clearing deposit.

Subject to the terms and conditions in the Note, e the Company may deliver a notice to the Investor (an “Optional Redemption Notice” and 10 trading days from the date of such notice is deemed delivered hereunder will be the “Optional Redemption Notice Date”) of its irrevocable election to redeem all of the then outstanding balance together with all unpaid interest accrued thereon for cash at a redemption price equal to:

(i)     one hundred and thirty percent (130%) multiplied by all of the then outstanding balance together with all unpaid interest accrued thereon for one (1) to thirty (30) days after the Note is funded;

(ii)    one hundred and thirty five percent (135%) multiplied by all of the then outstanding balance together with all unpaid interest accrued thereon for thirty one (31) to ninety (90) days after the Note is funded;

(iii)   one hundred and forty percent (140%) multiplied by all of the then outstanding balance together with all unpaid interest accrued thereon for ninety one (91) to one hundred and twenty (120) days after the Note is funded;

(iv)   one hundred and forty five percent (145%) multiplied by all of the then outstanding balance together with all unpaid interest accrued thereon for one hundred and twenty one (121) to one hundred and fifty days (150) after the Note is funded;

(v)    one hundred and fifty percent (150%) multiplied by all of the then outstanding balance together with all unpaid interest accrued thereon for one hundred and fifty one (151) to one hundred and seventy nine (179) days after the Note is funded.

Upon receipt of the Optional Redemption Notice, the Investor shall have the option to accept the payment or to convert the Note.

The Company is registering 11,406,844 ordinary shares issuable upon conversion of the Note pursuant to the Resale Prospectus, assuming the conversion price is $0.21 per share, which equals to 80% of the average of the five (5) lowest trading prices of the ordinary shares during the previous twenty (20) trading-day period preceding to January 22, 2024.

Warrant

The Company issued the Warrants on November 29, 2023 to the Investor. The Investor can exercise the Warrant, at any time following the issuance and on or prior to the close of business on the fifth and a half annual anniversary of the issuance date (the “Expiration Date”), at an initial exercise price of $0.18, which is subject to adjustment as described in the Warrant. The exercise price is subject to customary anti-dilution adjustments upon issuance of the Company’s securities that is deemed dilutive under the terms of the Warrant.

The Investor may also elect to exercise the Warrants cashlessly. On the Expiration Date, unless the Investor notifies the Company otherwise, if there is no effective registration statement registering, or no current prospectus available for the resale of, the ordinary shares issuable upon exercise of the Warrant, then the Warrants shall be automatically exercised via cashless exercise; provided however, that if the automatic exercise contemplated shall result in a conflict with the beneficial ownership limitations as set forth in the Warrant, the Expiration Date shall be extended so long as necessary to provide for full exercise of the Warrant cashlessly.

The Company is registering 4,444,444 ordinary shares issuable upon exercise of the Warrants pursuant to the Resale Prospectus.

Security Agreement

On December 4, 2023, Wensheng Liu, the CEO of the Company (the “Pledgor”), entered into a security pledge agreement (the “Security Agreement”) with the Investor, pursuant to which the Pledgor agreed grant the Investor a continuing security interest in and to the ordinary shares owned by him, including any ordinary shares or other equity interest of the Company issued to the Pledgor after the date of the Security Agreement, and any proceeds thereof (the “Pledged Collateral”), to secure the prompt and complete payment, observance and performance of all liabilities, obligations, or undertakings owing by the Company to the Investor under the SPA, the Note, the Warrants and the Security Agreement (the “Secured Obligations”).

Equity Line of Credit

Equity Line of Credit Agreement

On December 4, 2023, the Company and the Investor entered into the ELOC pursuant to which, the Investor agreed to purchase from the Company up to $150,000,000 worth of the Company’s registered and freely tradable ordinary shares (the “Commitment Amount”). The Company agreed to file a registration statement (“ELOC Registration Statement”) to register all the ordinary shares issued or issuable pursuant to this ELOC (the “ELOC Shares”). During the period commencing on the effective date of the ELOC Registration Statement and ending on the termination of the ELOC, the Company may deliver a notice (the “Put Notice”) to the Investor and require the Investor to purchase the ordinary shares, each time, in an amount not exceeding the ownership limitation of the Investor as set forth in the ELOC, and the “Maximum Put Amount”, which means the lesser of (i) $1,000,000, or (ii) 100% of the Average Daily Trading Volume (as defined in the ELOC).

Under the ELOC, the ordinary shares would be purchased at a price per share that is equal to (ii) 90% of the lowest daily traded price of the ordinary shares during the ten (10) trading days immediately preceding the date when the ordinary shares are accepted and cleared by Investor’s brokerage firm.

The Company agreed to issue 1,136,364 restricted ordinary shares to the Investor as the “Commitment Fee” for the ELOC.

The ELOC will terminate upon the following events: (i) the first day of the month following the 24-month anniversary of the effective date of the ELOC Registration Statement, (ii) the date on which the Investor shall have made payment pursuant to the ELOC in the aggregate amount of the Commitment Amount, or (iii) at such time that the ELOC Registration Statement is no longer in effect.

The ELOC may be terminated by the Company after its commencement, at the Company’s discretion; provided, however, that if the Company sold less than $75,000,000 to the Investor, the Company will pay to Investor a termination fee of $1,000,000, which is payable, in cash or in the ordinary shares at a price equal to the closing price on the day immediately preceding the date of receipt of the termination notice.

The Company is registering the 1,136,364 restricted ordinary shares to the Investor as the “Commitment Fee” under the ELOC pursuant to the Resale Prospectus. The Company is also registering the 370,000,00 ordinary shares issuable pursuant to the ELOC pursuant to the Primary Prospectus.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

The Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is the Cayman Islands, rather than the Nasdaq rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors, the audit committee, compensation committee, and nominating and corporate governance committee requirements, the requirement to disclose third-party director and nominee compensation, and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. Although we do not currently intend to take advantage of these exceptions to the Nasdaq corporate governance rules, we may in the future take advantage of one or more of these exemptions.

The Offering

Ordinary Shares Outstanding Before this Offering	102,445,851
Ordinary Shares Offered by the Company pursuant to this Primary Prospectus	370,000,000 ordinary shares
Use of proceeds	The Company will use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds.”
Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 24 of this prospectus and in the other documents incorporated by reference into this prospectus.
Listing	Our ordinary shares are listed on Nasdaq under the symbol “ETAO.”

RISK FACTORS

An investment in our securities involves significant risk. Before making an investment in our securities, you should carefully consider the risk factors set forth in our most recent Annual Report on Form 20-F for the fiscal year ended December 31, 2022 on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors, which augment the risk factors set forth in our most recent Annual Report. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

The sale of a substantial amount of our ordinary shares by the selling shareholders in the public market could adversely affect the prevailing market price of our ordinary shares.

We are registering for resale OF an aggregate of 16,987,652 ordinary shares, consisting of (a) 11,406,844 ordinary shares issuable upon the exercise of the Note, assuming the conversion price is $0.21 per share, which equals 80% of the average of the 5 lowest closing price of the ordinary shares during the twenty (20) trading days preceding to January 22, 2024 (b) 4,444,444 ordinary shares issuable upon the exercise of the Warrants (c) 1,136,364 ordinary shares (the “Commitment Shares”) issued to pursuant to the ELOC. Sales of substantial amounts of our ordinary shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our ordinary shares. We cannot predict if and when the selling shareholders may sell such ordinary shares in the public market. Furthermore, in the future, we may issue additional ordinary shares or other equity or debt securities convertible into our ordinary shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

The approval of the CSRC or other PRC government authorities may be required in connection with this offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC persons or entities to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear, and this offering may ultimately require approval of the CSRC. If the CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for this offering, or a rescission of such approval if obtained by us, would subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which could include fines and penalties on the operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Scrutinizing Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions are recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. On February 17, 2023, the CSRC issued the Trial Measures, which became effective March 31, 2023. On the same date, the CSRC circulated the Guidance Rules and Notice on the CSRC’s official website. Pursuant to the Trial Measures, beginning March 31, 2023, domestic enterprises that have submitted valid applications for overseas offerings and listings but have not obtained the approval from the relevant overseas regulatory authority or overseas stock exchange shall complete filings with the CSRC prior to their overseas offerings and listings. If it is determined in the future that approval from the CSRC or other regulatory authorities or other procedures are required for this offering, it is uncertain whether we can or how long it will take us to obtain such approval or complete such procedures and any such approval could be rescinded. Any failure to obtain or delay in obtaining such approval or completing such procedures for this offering, or a rescission of any such approval if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to seek CSRC approval or other government authorization for this offering. These regulatory authorities may impose fines and penalties on the operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our shares. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of the shares offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of the shares.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus and our SEC filings that are incorporated by reference into this prospectus. These forward-looking statements include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information — D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2022, the section entitled “Risk Factors” of this prospectus. These risks and uncertainties include factors relating to:

•        our goals and growth strategies;

•        our future prospects and market acceptance of our courses and other products and services;

•        our future business development, results of operations, and financial condition;

•        expected changes in our revenue, costs or expenditures;

•        our plans to expand and enhance our products and services;

•        our ability to retain and increase our student enrollment;

•        our plans to expand and enhance our products and services;

•        our expectations regarding the demand for, and market acceptance of, our services and our brands;

•        relevant government policies and regulations relating to our business and industry;

•        general economic and business condition in the markets where we operate;

•        assumptions underlying or related to any of the foregoing;

•        the length and severity of the COVID-19 pandemic and its impact on our business and industry;

•        legislative and regulatory developments related to U.S.-listed China-based companies due to lack of PCAOB inspection;

•        other factors that may affect our financial condition, liquidity, and results of operations; and

•        other risk factors discussed under “Item 3. Key Information — D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2022.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events, except as, and to the extent required by, applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of ordinary shares in this offering will be approximately $[    ] million, after deducting the placement agent fees, estimated offering expenses payable by us and advising fees.

We intend to use the net proceeds of this offering as follows, and we have ordered the specific uses of proceeds in order of priority.

•        [    ]

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. Predicting the cost necessary to develop product candidates can be difficult and the amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

The net proceeds from this offering must be remitted to China before we will be able to use the funds to grow our business. The procedure to remit funds may take several months after completion of this offering, and we will be unable to use the offering proceeds in China until remittance is completed. See “Item 3 Key Information — D. Risk Factors — Risks Related to Doing Business in China — Governmental control of currency conversion and the ability to transfer cash may limit ETAO’s ability to utilize ETAO’s net revenue effectively and affect the value of your investment.” as set forth in our latest annual report.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of the Cayman Islands as an exempted company with limited liability on June 30, 2022. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws as compared to the United States and provide significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

Substantially all of our assets are located in the PRC. In addition, all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Wensehng Liu as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier, our counsel with respect to the laws of the Cayman Islands, and Jingtian & Gongcheng, our counsel with respect to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our Cayman Islands counsel has further advised us that there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Furthermore, it is uncertain that the Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Our Cayman Islands counsel has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature.

Jingtian & Gongcheng has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. Jingtian & Gongcheng has advised us further that there are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

DIVIDEND POLICY

We previously did not declare or pay any cash dividends and have no intention to declare or pay any dividends in the near future on our ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Our board of directors has complete discretion in deciding whether to distribute dividends. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

We are a holding company with no material operations of our own. We conduct our operations primarily through our affiliated entities in China. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. As a result, our ability to pay dividends and to finance any debt we may incur depends upon dividends paid by our subsidiaries. If our existing subsidiaries or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2023:

•        on an actual basis, as derived from our unaudited consolidated financial statements as of June 30, 2023, which are incorporated by reference into this prospectus; and

•        on an as adjusted basis to give further effect to (i) the issuance and sale of 370,000,000 ordinary shares at the assumed offering price of $0.37 per share, after deducting placement agent fees and estimated offering expenses payable by us.

The information in this table should be read in conjunction with and is qualified by reference to the financial information thereto and other financial information incorporated by reference into this prospectus.

As of June 30, 2023
	Actual		As Adjusted
	RMB	US$	RMB	US$
(in thousands, except share and per share data)
Shareholders’ Equity:
Ordinary Shares (US$0.0001 par value, 500,000,000 shares authorized, [ ] shares issued outstanding as of June 30, 2023; [ ] shares outstanding on an as adjusted basis as of June 30, 2023)
Additional paid-in capital
Accumulated deficit
Non-controlling interests
Total Shareholders’ Equity
Total Capitalization

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Before making an investment in our securities, you should read the operating and financial review and prospects as set forth in Item 5 of our most recent Annual Report on Form 20-F for the fiscal year ended December 31, 2022 on file with the SEC, which is incorporated by reference into this prospectus, as well as the disclosure.

[    ]

BUSINESS

Overview

ETAO is a holding company incorporated in the Cayman Islands with no material operations. As a holding company with no material operations of its own, ETAO conducts substantially all of the operations through the VIEs, which have entered into a series of the VIE Agreements with the WFOEs, indirect subsidiaries of ETAO. For accounting purposes, ETAO is the primary beneficiary of the Consolidating VIEs’ business operations through the VIE Agreements, which enables ETAO to consolidate the financial results in our consolidated financial statements under U.S. GAAP for the Consolidating VIEs and one VIE in which ETAO does not own an interest and whose financial statements will not be consolidated with the financial statements of ETAO. We have evaluated the guidance in Financial Accounting Standards Board Accounting Standards Codification 810 and determined that we are regarded as the primary beneficiary of the VIEs for accounting purposes, as a result of our direct ownership in the WFOEs and the provisions of the VIE Agreements. “Prospectus Summary- The VIE Agreements.” Our shares offered in this prospectus are shares of our holding company incorporated in Cayman Islands, not the shares of the VIEs.

ETAO is a Cayman Islands exempted company that was formed to on June 30, 2022 as a wholly owned subsidiary of Mountain Crest Acquisition Corp. III (“MCAE”). ETAO was formed to facilitate the two-step business combination transaction between MCAE and ETAO International Group (the “Business Combination”). As the first step of the business combination transaction, on February 17, 2023, MCAE merged with and into ETAO, with ETAO surviving as the surviving corporation in such merger, thereby consummating a change in MCAE’s domicile from a Delaware corporation to a Cayman Islands exempted company (the “Redomestication Merger”). ETAO Merger Sub, Inc. (“Merger Sub”) was a Cayman Islands exempted company that was wholly owned by ETAO. The Merger Sub was formed to facilitate the two-step Business Combination. As the second step of the Business Combination, on February 17, 2023, Merger Sub merged with and into ETAO International Group, with ETAO International Group surviving as the surviving corporation in such merger, thereby consummating ETAO’s acquisition, through its Merger Sub subsidiary, of ETAO International Group (the “Acquisition Merger”).

On January 27, 2022, MCAE, ETAO, the Merger Sub and Wensehng Liu, in his capacity as the ETAO’s shareholders’ representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”). On February 17, 2023, the parties consummated the Business Combination in accordance with the Merger Agreement, resulting in ETAO International Group as a wholly-owned subsidiary of ETAO.

Business Overview

We are a digital healthcare group providing transformative medical care and quality service, developing a healthcare ecosystem leveraging a technology platform that allows it to extend the reach of traditional healthcare services beyond the hospital wall to reach patients in modern clinical facilities in distant communities and even in their homes. However, China’s healthcare system is at the developing stage with still many issues to be overcome. Through our online and offline ecosystem, supported by a network of bilingual, highly trained international specialists, the company is able to deliver medical services and quality care for Chinese patients via telemedicine and other services powered by technology.

Healthcare Business Model

ETAO is currently in the process of integrating a comprehensive medical ecosystem that will merge online telemedicine + AI/Big Data Evaluation + Online Insurance/Pharmacy + Biotech + Offline hospitals and specialty clinics (see below for a description of each VIE). ETAO believes this ecosystem will bestow synergistic advantages and allow for opportunistic bolt-on acquisitions strategically positioned in China’s fastest growing healthcare segments.

Permissions Required from the PRC Government Authorities

On February 17, 2023, the CSRC published the Interim Administrative Measures on Overseas Securities Offering and Listing by Domestic Enterprises (CSRC Announcement [2022] No. 43) (the “Overseas Listing Measures”), which took effect on March 31, 2023. Under the Overseas Listing Measures, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The Overseas Listing Measures state that an overseas listed company that conducts any post-listing offering, including issuance of shares, convertible notes and other similar securities, in the same overseas market shall submit a filing with the CSRC within three business days after the completion of such offering in accordance with the Overseas Listing Measures. In connection with the Overseas Listing Measures, on February 17, 2023 the CSRC also published the Notice on the Administrative Arrangements for the Filing of Overseas Securities Offering and Listing by Domestic Enterprises (the “Notice on Overseas Listing Measures”). According to the Notice on Overseas Listing Measures, issuers that have already been listed in an overseas market by March 31, 2023, the date the Overseas Listing Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Overseas Listing Measures when they subsequently seek to conduct an offering in an overseas market. Therefore, we are required to submit a filing with the CSRC within three business days after the completion of this offering.

Other than the CSRC filing we are required to make after the completion of this offering, we and our PRC subsidiaries, as advised by Jingtian & Gongcheng, our PRC legal counsel, (i) are not required to obtain permissions from the CSRC, and (ii) have not been asked to obtain or denied such and other permissions by any PRC government authority, under current PRC laws, regulations and rules in connection with this offering as of the date of this prospectus.

VIEs

In addition to its plans to build and expand its medical ecosystem in the U.S. and internationally, through series of agreements with each VIE, ETAO conducts substantial operations in the PRC, primarily in the following areas: tele-medicine platforms, insurance brokerage, biotechnology research and development, and healthcare services. The following sections shall summarize each VIE’s business and the VIE agreements by and among the WFOEs, each VIE and each VIE’s shareholders.

Neither we nor our subsidiaries own any equity interest in the VIEs. Instead, we receive the economic benefits of the VIE’s business operation through a series of contractual arrangements. The VIEs, certain of their shareholders, and ETAO Healthcare, along with DILE, entered into a series of contractual arrangements, also known as VIE Agreements, as further described below. The VIE Agreements are designed to provide the WFOEs with the power, rights and obligations, including majority control rights and the rights to the assets, property and net income of the VIEs.

From October 12, 2023 to October 13, 2023, pursuant to the terms of the Exclusive Business Cooperation Agreements, ETao Healthcare, the Company’s indirectly subsidiary in China, notified DTalks, DNurse, Kang Ning, Guiyang, Qianhu, Chainworks, Biohelix and each of their respective equity holders of the immediate termination of the series of VIE Agreements with them, including the Exclusive Business Cooperation Agreements, the Exclusive Option Agreements, the Share Pledge Agreements, the Timely Reporting Agreements and the Powers of Attorney. ETao Healthcare is entitled to collect the accrued and unpaid Service Fee, which is 51% of the Monthly Net Income of DTalks, Kangning, Guiyang, Qianhu, 55% of the Monthly Net Income of Biohelix, 100% of the Monthly Net Income of Chainworks and DNurse, pursuant to the term of the VIE Agreements.

None of the seven disposed VIEs had incurred any profit and have an aggregate net loss of $7.5 million for the fiscal year ended December 31, 2022. The disposition was made for the purpose of streamlining ETAO’s business activities to focus on its core competitiveness and accelerate the integration process.

Upon termination of the above-referenced VIE agreements, ETAO’s corporate structure contains five VIEs, namely, Changsha Zhenghe, Changxing, Mengzhou, 6D Dental and Alliance.

I. VIEs with Online and Offline Operations

Dental Industry

6D Dental

6D Dental was formed in 2010, with its main location in Hangzhou and other locations of Nanning and Quzhou. Geared towards the dental industry, 6D Dental is a high-tech enterprise that provides digital technical support for dental implant surgery. It includes a digital dental implant technology platform, dental clinics and digital dental implant education and training. 6D Dental’s main goal is to allow digital technology to help dentists achieve safe, accurate and fast implant surgeries. Client fees are the main source of revenue for 6D Dental.

The Company has a 51% contractual interest in 6D Dental via the 6D Dental VIE agreements (the “6D Dental VIE Agreements”) for the purposes of consolidation of 6D Dental under U.S. GAAP.

ETAO does not own any equity interest in 6D Dental. Instead, the Company receives the economic benefits of 6D Dental’s business operation through a series of contractual arrangements. 6D Dental, all of its shareholders (including 4 registered shareholders and 9 beneficial shareholders who hold their shares through Jia You, collectively, the “6D Dental Shareholders”), and ETAO Healthcare entered into a series of contractual arrangements, also known as 6D Dental VIE Agreements, on or about March 18, 2021. The 6D Dental VIE Agreements are designed to provide ETAO Healthcare with the power, rights and obligations, including majority control rights and the rights to the assets, property and revenue of 6D Dental. Through the 6D Dental VIE Agreements, ETAO has the power to direct the activities that most significantly impact 6D Dental’s economic performance, bears the risks of and recognizes the financial results of 6D Dental for accounting purposes only. Consequently, ETAO consolidates the accounts of 6D Dental for the periods presented. Any references to control or benefits that accrue to ETAO because of 6D Dental are limited to, and subject to conditions we have satisfied for consolidation of 6D Dental under U.S. GAAP. 6D Dental is consolidated for accounting purposes but is not an entity in which ETAO owns equity.

According to the Exclusive Business Cooperation and Service Agreement, 6D Dental is obligated to pay service fees to ETAO Healthcare approximately equal to 51% of net income of 6D Dental after deduction of the required PRC statutory reserve.

Each of the 6D Dental VIE Agreements is described in detail below:

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between 6D Dental and ETAO Healthcare dated March 18, 2021, ETAO Healthcare shall provide 6D Dental with technical support, consulting services, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, ETAO Healthcare will be the owner of any and all intellectual property to be developed in the future either by 6D Dental or ETAO Healthcare to perform the Exclusive Business Cooperation Agreement from the date of this Exclusive Business Cooperation Agreement. For services rendered by ETAO Healthcare to 6D Dental under this agreement, ETAO Healthcare is entitled to collect a service fee calculated based on the actual income of 6D Dental, which is approximately equal to 51% of the net income of 6D Dental after deduction of the losses (if any) in previous years, necessary operating costs, expenses, tax and other required PRC statutory reserve.

The Exclusive Business Cooperation Agreement shall remain in effect for the time same as the period with 6D Dental’s Operating, and can only be terminated earlier if one of the parties enters into a bankruptcy or liquidation process (either voluntary or involuntary) or the ETAO Healthcare issues a written decision to terminate.

Kewei Wang, Xingtao Dong, Wei Peng, Jia You, and Xiaodong Wang are currently directors of 6D Dental. ETAO Healthcare has control and authority relating to the management of 6D Dental, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. Etao’s audit committee will be required to review and approve in advance any related party transactions, including transactions involving the ETAO Healthcare and 6D Dental.

Equity Pledge Agreement

Under the Equity Pledge Agreement among ETAO Healthcare, 6D Dental and certain of the 6D Dental Shareholders, each 6D Dental Shareholder pledged certain percentages of his or her equity interests in 6D Dental in the total amount of 51% outstanding equity interest of 6D Dental to ETAO Healthcare to guarantee the performance of 6D Dental’s obligations under the 6D Dental VIE Agreements. Under the terms of the Equity Pledge Agreement, in the event that 6D Dental or any of 6D Dental Shareholders breaches its respective contractual obligations under the 6D Dental VIE Agreements, ETAO Healthcare, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends distributed from the pledged equity interests. All of the 6D Dental Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, ETAO Healthcare is entitled to dispose the pledged equity interest in accordance with applicable PRC laws. Each 6D Dental Shareholder further agreed not to dispose of the pledged equity interests or take any actions that would prejudice ETAO Healthcare’s interest.

The Equity Pledge Agreement is effective until all payments due under the Exclusive Business Cooperation Agreement have been paid by 6D Dental. ETAO Healthcare shall cancel or terminate the Equity Pledge Agreement upon 6D Dental’s full payment of the fees payable under the Exclusive Business Cooperation Agreement and full performance of the obligations under the 6D Dental VIE Agreements.

The purposes of the Equity Pledge Agreement are to (1) guarantee the performance of 6D Dental’s obligations under the 6D Dental VIE Agreements, (2) make sure any 6D Dental Shareholder does and will not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice ETAO Healthcare’s interests without ETAO Healthcare’s prior written consent, and (3) provide ETAO Healthcare de facto control over 6D Dental. In the event that 6D Dental breaches its contractual obligations under the Exclusive Business Cooperation Agreement, ETAO Healthcare will be entitled to foreclose on and dispose all of 6D Dental’s issued and outstanding equity interests, have the right to (1) dispose of the pledged equity of 6D Dental and (2) require 6D Dental to pay the fund and all any payment due and payable under the 6D Dental VIE Agreements to the ETAO Healthcare.

Exclusive Option Agreement

Under the Exclusive Option Agreement dated March 18, 2021, certain 6D Dental Shareholders irrevocably granted ETAO Healthcare (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, certain portion of its equity interests in 6D Dental. The option price shall be RMB100 or equal to the lowest price legally permitted by applicable PRC laws and regulations.

The Exclusive Option Agreement shall remain effective until the 51% equities in 6D Dental are transferred to the ETAO Healthcare and/or an entity designated by ETAO Healthcare.

Proxy Agreement

Under the Proxy Agreement dated March 18, 2021, certain 6D Dental Shareholders authorized ETAO Healthcare to act on its behalf as its exclusive agent and attorney with respect to all rights as shareholders of 6D Dental, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all of the shareholders’ rights that the shareholders are entitled to under PRC laws and the articles of association of 6D Dental, including but not limited to voting, the sale or transfer or pledge or disposition of shares of 6D Dental in part or in whole; and (c) designating and appointing on behalf of 6D Dental Shareholders the legal representative, the executive directors, supervisors, the chief executive officer and other senior management members of 6D Dental.

The Proxy Agreement shall remain effective until the shareholder does not hold any equity in 6D Dental or terminated earlier by ETAO Healthcare in writing. The Proxy Agreement is irrevocable and continuously valid from the date of execution of the Proxy Agreement, so long as any of the 6D Dental Shareholders is the shareholder of 6D Dental. The sale or transfer of one 6D Dental Shareholder’s equity interest in 6D Dental shall not interfere with or affect the force and validity of the Proxy Agreement as to the remaining 6D Dental Shareholders.

The Exclusive Business Cooperation Agreement, together with the Equity Pledge Agreement, and Exclusive Option Agreement, and the Proxy Agreement, enable ETAO Healthcare to exercise effective control over 6D Dental.

II. VIEs with Offline Hospitals or Healthcare Facilities

Changsha Zhenghe

Changsha Zhenghe was formed in 2010, with its main location in Changsha. As a specialty hospital narrowed in on orthopedics and rehabilitation, Changsha Zhenghe deals with preventive health care, emergency medicine, internal medicine, surgery, orthopedics, pain, rehabilitation medicine, Chinese medicine, and combined Chinese and Western medicine. Revenue of Changsha Zhenghe is derived from client fees and government reimbursement for basic insurance.

ETAO has a 51% contractual interest in Changsha Zhenghe via the Changsha Zhenghe VIE Agreements (the “Changsha Zhenghe VIE Agreements”).

ETAO does not own any equity interest in Changsha Zhenghe. Instead, ETAO receives the economic benefits of Changsha Zhenghe’s business operation through a series of contractual arrangements. Changsha Zhenghe, all of its shareholders (except for Deju Wei; collectively, the “Changsha Zhenghe Shareholders”), and ETAO Healthcare entered into a series of contractual arrangements, also known as Changsha Zhenghe VIE Agreements, on or about March 31, 2021. The Changsha Zhenghe VIE Agreements are designed to provide ETAO Healthcare with the power, rights and obligations, and the rights to the assets, property and revenue of Changsha Zhenghe. Through the VIE arrangements, ETAO has the right to vote to direct the activities that most significantly impact Changsha Zhenghe’s economic performance, bears the risks of and recognizes the financial results of Changsha Zhenghe for accounting purposes only.

In May 20, 2023, ETAO acquired another 10% contractual interest in Changsha Zhenghe by investment of 5 million RMB in exchange 602,560 shares of ETAO. Thus Changsha Zhenghe owns 979,160 shares of ETAO in total.

According to the Exclusive Business Cooperation and Service Agreement, Changsha Zhenghe is obligated to pay service fees to ETAO Healthcare approximately equal to 51% of the net income of Changsha Zhenghe after deduction of the losses (if any) in previous years, necessary operating costs, expenses, tax and other required PRC statutory reserve.

Each of the Changsha Zhenghe VIE Agreements is described in detail below:

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Changsha Zhenghe and ETAO Healthcare dated March 31, 2021, ETAO Healthcare shall provide Changsha Zhenghe with technical support, consulting services, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, ETAO Healthcare will be the owner of any and all intellectual property to be developed in the future either by Changsha Zhenghe or ETAO Healthcare to perform the Exclusive Business Cooperation Agreement from the date of this Exclusive Business Cooperation Agreement. For services rendered by ETAO Healthcare to Changsha Zhenghe under this agreement, ETAO Healthcare is entitled to collect a service fee calculated based on the actual income of Changsha Zhenghe, which is approximately equal to 51% of the net income of Changsha Zhenghe after deduction of the required PRC statutory reserve.

The Exclusive Business Cooperation Agreement shall remain in effect for the time same as the period of Changsha Zhenghe’s operating, and can only be terminated earlier if one of the parties enters into a bankruptcy or liquidation process (either voluntary or involuntary) or ETAO Healthcare issues a written decision to terminate.

Yonghua Zhu, Yuandu Zhu, Jie Yu, and Wei Hu are currently directors of Changsha Zhenghe. ETAO Healthcare has control and authority relating to the management of Changsha Zhenghe, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. ETAO’s audit committee will be required to review and approve in advance any related party transactions, including transactions involving the ETAO Healthcare and Changsha Zhenghe.

Equity Pledge Agreement

Under the Equity Pledge Agreement among ETAO Healthcare, Changsha Zhenghe and certain of the Changsha Zhenghe Shareholders pledged certain percentages of his or her equity interests in Changsha Zhenghe in the total amount of 51% outstanding equity interest of Changsha Zhenghe to ETAO Healthcare to guarantee the performance of Changsha Zhenghe’s obligations under the Changsha Zhenghe VIE Agreements. Under the terms of the Equity Pledge Agreement, in the event that Changsha Zhenghe or any of Changsha Zhenghe Shareholders breaches its respective contractual obligations under the Changsha Zhenghe VIE Agreements, ETAO Healthcare, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends distributed from the pledged equity interests. All of the Changsha Zhenghe Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, ETAO Healthcare is entitled to dispose the pledged equity interest in accordance with applicable PRC laws. Each Changsha Zhenghe Shareholder further agreed not to dispose of the pledged equity interests or take any actions that would prejudice ETAO Healthcare’s interest.

The Equity Pledge Agreement is effective until all payments due under the Exclusive Business Cooperation Agreement have been paid by Changsha Zhenghe. ETAO Healthcare shall cancel or terminate the Equity Pledge Agreement upon Changsha Zhenghe’s full payment of the fees payable under the Exclusive Business Cooperation Agreement and full performance of the obligations under the Changsha Zhenghe VIE Agreements.

The purposes of the Equity Pledge Agreement are to (1) guarantee the performance of Changsha Zhenghe’s obligations under the Changsha Zhenghe VIE Agreements, (2) make sure any Changsha Zhenghe Shareholder does and will not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice ETAO Healthcare’s interests without ETAO Healthcare’s prior written consent, and (3) provide ETAO Healthcare de facto control over Changsha Zhenghe. In the event that Changsha Zhenghe breaches its contractual obligations under the Exclusive Business Cooperation Agreement, ETAO Healthcare will be entitled to foreclose on and dispose all of Changsha Zhenghe’s issued and outstanding equity interests, have the right to (1) dispose of the pledged equity of Changsha Zhenghe and (2) require Changsha Zhenghe’s shareholders (except Deju Wei) to pay the fund and all any payment due and payable under the Changsha Zhenghe VIE Agreements to the ETAO Healthcare.

Exclusive Option Agreement

Under the Exclusive Option Agreement dated March 31, 2021, certain Changsha Zhenghe Shareholders (except for Deju Wei) irrevocably granted ETAO Healthcare (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, certain portion of its equity interests in Changsha Zhenghe. The option price shall be RMB100 or equal to the lowest price legally permitted by applicable PRC laws and regulations.

The Exclusive Option Agreement shall remain effective until the 51% equities in Changsha Zhenghe are transferred to the ETAO Healthcare and/or an entity designated by ETAO Healthcare.

Proxy Agreement

Under the Proxy Agreement dated March 31, 2021, certain Changsha Zhenghe Shareholders (except for Deju Wei) authorized ETAO Healthcare to act on its behalf as its exclusive agent and attorney with respect to all rights as shareholders of Changsha Zhenghe, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all of the shareholders’ rights that the shareholders are entitled to under PRC laws and the articles of association of Changsha Zhenghe, including but not limited to voting, the sale or transfer or pledge or disposition of shares of Changsha Zhenghe in part or in whole; and (c) designating and appointing on behalf of Changsha Zhenghe Shareholders the legal representative, the executive directors, supervisors, the chief executive officer and other senior management members of Changsha Zhenghe.

The Proxy Agreement shall remain effective until the shareholder does not hold any equity in Changsha Zhenghe or terminated earlier by ETAO Healthcare. The Proxy Agreement is irrevocable and continuously valid from the date of execution of the Proxy Agreement, so long as any of the Changsha Zhenghe Shareholders is the shareholder of Changsha Zhenghe. The sale or transfer of one Changsha Zhenghe Shareholder’s equity interest in Changsha Zhenghe shall not interfere with or affect the force and validity of the Proxy Agreement as to the remaining Changsha Zhenghe Shareholders.

The Exclusive Business Cooperation Agreement, together with the Equity Pledge Agreement, and Exclusive Option Agreement, and the Proxy Agreement, enable ETAO Healthcare to exercise effective control over 51% equity interests in Changsha Zhenghe.

Changxing

Changxing, formed in 2019, has its main and only location in Huzhou. As a general hospital, Changxing conducts a wide array of activities such as the development of cardiovascular medicine, respiratory medicine, gastroenterology, geriatrics, neurology, nephrology (hemodialysis), immuno-rheumatology; trauma surgery, general surgery (minimally invasive), orthopedics, urology, brain surgery, gynecology, ophthalmology, otorhinolaryngology, stomatology, emergency medicine, critical care medicine, and traditional Chinese medicine (TCM). Revenue of Changxing is derived from client fees and government reimbursement for basic insurance.

ETAO has a 51% contractual interest in Changxing via the Changxing VIE Agreements (the “Changxing VIE Agreements”) for the purposes of consolidation of Changxing under U.S. GAAP.

ETAO does not own any equity interest in Changxing. Instead, ETAO receives the economic benefits of Changxing’s business operation through a series of contractual arrangements. Changxing, all of its shareholders (collectively, the “Changxing Shareholders”), and ETAO Healthcare entered into a series of contractual arrangements, also known as Changxing VIE Agreements, on or about March 20, 2021. The Changxing VIE Agreements are designed to provide ETAO Healthcare with the power, rights and obligations, including majority control rights and the rights to the assets, property and revenue of Changxing. Through the VIE arrangements, ETAO has the power to direct the activities that most significantly impact Changxing’s economic performance, bears the risks of and recognizes the financial results of Changxing for accounting purposes only. Consequently, ETAO consolidates the accounts of Changxing for the periods presented. Any references to control or benefits that accrue to ETAO because of Changxing are limited to, and subject to conditions we have satisfied for consolidation of Changxing under U.S. GAAP. Changxing is consolidated for accounting purposes but is not an entity in which ETAO owns equity.

According to the Exclusive Business Cooperation and Service Agreement, Changxing is obligated to pay service fees to ETAO Healthcare approximately equal to 51% of the net income of Changxing after deduction of the losses (if any) in previous years, necessary operating costs, expenses, tax and other required PRC statutory reserve.

Each of the Changxing VIE Agreements is described in detail below:

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Changxing and ETAO Healthcare dated March 20, 2021, ETAO Healthcare shall provide Changxing with technical support, consulting services, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, ETAO Healthcare will be the owner of any and all intellectual property to be developed in the future either by Changxing or ETAO Healthcare to perform the Exclusive Business Cooperation Agreement from the date of this Exclusive Business Cooperation Agreement. For services rendered by ETAO Healthcare to Changxing under this agreement, ETAO Healthcare is entitled to collect a service fee calculated based on the actual income of Changxing, which is approximately equal to 51% of the net income of Changxing after deduction of the required PRC statutory reserve.

The Exclusive Business Cooperation Agreement shall remain in effect for the time same as the period of Changxing’s operating, and can only be terminated earlier if one of the parties enters into a bankruptcy or liquidation process (either voluntary or involuntary) or the ETAO Healthcare issues a written decision to terminate.

Hongming Yong is currently directors of Changxing. ETAO Healthcare has control and authority relating to the management of Changxing, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. ETAO’s audit committee will be required to review and approve in advance any related party transactions, including transactions involving the ETAO Healthcare and Changxing.

Equity Pledge Agreement

Under the Equity Pledge Agreement among ETAO Healthcare, Changxing and certain of the Changxing Shareholders pledged certain percentages of his or her equity interests in Changxing in the total amount of 51% outstanding equity interest of Changxing to ETAO Healthcare to guarantee the performance of Changxing’s obligations under the Changxing VIE Agreements. Under the terms of the Equity Pledge Agreement, in the event that Changxing or any of Changxing Shareholders breaches its respective contractual obligations under the Changxing VIE Agreements, ETAO Healthcare, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends distributed from the pledged equity interests. All of the Changxing Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, ETAO Healthcare is entitled to dispose the pledged equity interest in accordance with applicable PRC laws. Each Changxing Shareholder further agreed not to dispose of the pledged equity interests or take any actions that would prejudice ETAO Healthcare’s interest.

The Equity Pledge Agreement will become effective upon registration with competent company registration authorities of the PRC. The Equity Pledge Agreement will be effective until all payments due under the Exclusive Business Cooperation Agreement have been paid by Changxing. ETAO Healthcare shall cancel or terminate the Equity Pledge Agreement upon Changxing’s full payment of the fees payable under the Exclusive Business Cooperation Agreement and full performance of the obligations under the VIE agreements.

The purposes of the Equity Pledge Agreement are to (1) guarantee the performance of Changxing’s obligations under the Changxing VIE Agreements, (2) make sure any Changxing Shareholder does and will not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice ETAO Healthcare’s interests without ETAO Healthcare’s prior written consent, and (3) provide ETAO Healthcare de facto control over Changxing. In the event that Changxing breaches its contractual obligations under the Exclusive Business Cooperation Agreement, ETAO Healthcare will be entitled to foreclose on and dispose all of Changxing’s issued and outstanding equity interests, have the right to (1) dispose of the pledged equity of Changxing and (2) require Changxing’s shareholder to pay the fund and all any payment due and payable under the Changxing VIE Agreements to the ETAO Healthcare.

Exclusive Option Agreement

Under the Exclusive Option Agreement dated March 20, 2021, certain Changxing Shareholders irrevocably granted ETAO Healthcare (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, certain portion of its equity interests in Changxing. The option price shall be RMB100 or equal to the lowest price legally permitted by applicable PRC laws and regulations.

The Exclusive Option Agreement shall remain effective for a term of ten (10) years from the date of the Exclusive Option Agreement, may be extended for another ten (10) years at the choice of the ETAO Healthcare, and can only be terminated if one party defaults and/or by the ETAO Healthcare unilaterally.

Proxy Agreement

Under the Proxy Agreement dated March 20, 2021, certain Changxing Shareholders authorized ETAO Healthcare to act on its behalf as its exclusive agent and attorney with respect to all rights as shareholders of Changxing, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all of the shareholders’ rights that the shareholders are entitled to under PRC laws and the articles of association of Changxing, including but not limited to voting, the sale or transfer or pledge or disposition of shares of Changxing in part or in whole; and (c) designating and appointing on behalf of Changxing Shareholders the legal representative, the executive directors, supervisors, the chief executive officer and other senior management members of Changxing.

The Proxy Agreement shall remain effective until the shareholder does not hold any equity in Changxing or terminated earlier by ETAO Healthcare. The Proxy Agreement is irrevocable and continuously valid from the date of execution of the Proxy Agreement, so long as any of the Changxing Shareholders is the shareholder of Changxing. The sale or transfer of one Changxing Shareholder’s equity interest in Changxing shall not interfere with or affect the force and validity of the Proxy Agreement as to the remaining Changxing Shareholders.

The Exclusive Business Cooperation Agreement, together with the Equity Pledge Agreement, and Exclusive Option Agreement, and the Proxy Agreement, enable ETAO Healthcare to exercise effective control over Changxing.

Mengzhou

Mengzhou, formed in 2018, has its main and only location in Mengzhou City. As a general hospital, Mengzhou is well equipped with various specialties and has more than 30 clinical medical and technical departments, such as orthopedic surgery, general surgery, neurosurgery, neurology, urology, microsurgery, quinturology, obstetrics and gynecology, internal medicine, cardiovascular medicine, pediatrics, oncology, rehabilitation, geriatrics and other disciplines. Revenue of Mengzhou is derived from client fees and government reimbursement for basic insurance.

ETAO has a 51% contractual interest in Mengzhou via the Mengzhou VIE Agreements (the “Mengzhou VIE Agreements”) for the purposes of consolidation of Mengzhou under U.S. GAAP.

ETAO does not own any equity interest in Mengzhou. Instead, ETAO receives the economic benefits of Mengzhou’s business operation through a series of contractual arrangements. Mengzhou, all of its shareholders (collectively, the “Mengzhou Shareholders”), and ETAO Healthcare entered into a series of contractual arrangements, also known as Mengzhou VIE Agreements, on or about March 31, 2021. The Mengzhou VIE Agreements are designed to provide ETAO Healthcare with the power, rights and obligations, including majority control rights and the rights to the assets, property and revenue of Mengzhou. Through the VIE arrangements, ETAO has the power to direct the activities that most significantly impact Mengzhou’s economic performance, bears the risks of and recognizes the financial results of Mengzhou for accounting purposes only. Consequently, ETAO consolidates the accounts of Mengzhou for the periods presented. Any references to control or benefits that accrue to ETAO because of Mengzhou are limited to, and subject to conditions we have satisfied for consolidation of Mengzhou under U.S. GAAP. Mengzhou is consolidated for accounting purposes but is not an entity in which ETAO owns equity.

According to the Exclusive Business Cooperation and Service Agreement, Mengzhou is obligated to pay service fees to ETAO Healthcare approximately equal to 51% of the net income of Mengzhou after deduction of the losses (if any) in previous years, necessary operating costs, expenses, tax and other required PRC statutory reserve.

Each of the Mengzhou VIE Agreements is described in detail below:

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Mengzhou and ETAO Healthcare dated March 31, 2021, ETAO Healthcare shall provide Mengzhou with technical support, consulting services, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, ETAO Healthcare will be the owner of any and all intellectual property to be developed in the future either by Mengzhou or ETAO Healthcare to perform the Exclusive Business Cooperation Agreement from the date of this Exclusive Business Cooperation Agreement. For services rendered by ETAO Healthcare to Mengzhou under this agreement, ETAO Healthcare is entitled to collect a service fee calculated based on the actual income of Mengzhou, which is approximately equal to 51% of the net income of Mengzhou after deduction of the required PRC statutory reserve.

The Exclusive Business Cooperation Agreement shall remain in effect for the time same as the period of Mengzhou’s operating, and can only be terminated earlier if one of the parties enters into a bankruptcy or liquidation process (either voluntary or involuntary) or ETAO Healthcare issues a written decision to terminate.

Zhiqiang Li is currently directors of Mengzhou. ETAO Healthcare has control and authority relating to the management of Mengzhou, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. ETAO’s audit committee will be required to review and approve in advance any related party transactions, including transactions involving the ETAO Healthcare and Mengzhou.

Equity Pledge Agreement

Under the Equity Pledge Agreement among ETAO Healthcare, Mengzhou and certain of the Mengzhou Shareholders pledged certain percentages of his or her equity interests in Mengzhou in the total amount of 51% outstanding equity interest of Mengzhou to ETAO Healthcare to guarantee the performance of Mengzhou’s obligations under the Mengzhou VIE Agreements. Under the terms of the Equity Pledge Agreement, in the event that Mengzhou or any of Mengzhou Shareholders breaches its respective contractual obligations under the Mengzhou VIE Agreements, ETAO Healthcare, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends distributed from the pledged equity interests. All of the Mengzhou Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, ETAO Healthcare is entitled to dispose the pledged equity interest in accordance with applicable PRC laws. Each Mengzhou Shareholder further agreed not to dispose of the pledged equity interests or take any actions that would prejudice ETAO Healthcare’s interest.

The Equity Pledge Agreement will become effective upon registration with competent company registration authorities of the PRC. The Equity Pledge Agreement will be effective until all payments due under the Exclusive Business Cooperation Agreement have been paid by Mengzhou. ETAO Healthcare shall cancel or terminate the Equity Pledge Agreement upon Mengzhou’s full payment of the fees payable under the Exclusive Business Cooperation Agreement and full performance of the obligations under the Mengzhou VIE Agreements.

The purposes of the Equity Pledge Agreement are to (1) guarantee the performance of Mengzhou’s obligations under the Mengzhou VIE Agreements, (2) make sure any Mengzhou Shareholder does and will not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice ETAO Healthcare’s interests without ETAO Healthcare’s prior written consent, and (3) provide ETAO Healthcare de facto control over Mengzhou. In the event that Mengzhou breaches its contractual obligations under the Exclusive Business Cooperation Agreement, ETAO Healthcare will be entitled to foreclose on and dispose all of Mengzhou’s issued and outstanding equity interests, have the right to (1) dispose of the pledged equity of Mengzhou and (2) require Mengzhou’s shareholder to pay the fund and all any payment due and payable under the Mengzhou VIE Agreements to the ETAO Healthcare.

Exclusive Option Agreement

Under the Exclusive Option Agreement dated March 31, 2021, certain Mengzhou Shareholders irrevocably granted ETAO Healthcare (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, certain portion of its equity interests in Mengzhou. The option price shall be RMB100 or equal to the lowest price legally permitted by applicable PRC laws and regulations.

The Exclusive Option Agreement shall remain effective until the 51% equities in Mengzhou are transferred to the ETAO Healthcare and/or an entity designated by ETAO Healthcare.

Proxy Agreement

Under the Proxy Agreement dated March 31, 2021, certain Mengzhou Shareholders authorized ETAO Healthcare to act on its behalf as its exclusive agent and attorney with respect to all rights as shareholders of Mengzhou, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all of the shareholders’ rights that the shareholders are entitled to under PRC laws and the articles of association of Mengzhou, including but not limited to voting, the sale or transfer or pledge or disposition of shares of Mengzhou in part or in whole; and (c) designating and appointing on behalf of Mengzhou Shareholders the legal representative, the executive directors, supervisors, the chief executive officer and other senior management members of Mengzhou.

The Proxy Agreement shall remain effective until the shareholder does not hold any equity in Mengzhou or terminated earlier by ETAO Healthcare. The Proxy Agreement is irrevocable and continuously valid from the date of execution of the Proxy Agreement, so long as any of the Mengzhou Shareholders is the shareholder of Mengzhou. The sale or transfer of one Mengzhou Shareholder’s equity interest in Mengzhou shall not interfere with or affect the force and validity of the Proxy Agreement as to the remaining Mengzhou Shareholders.

The Exclusive Business Cooperation Agreement, together with the Equity Pledge Agreement, and Exclusive Option Agreement, and the Proxy Agreement, enable ETAO Healthcare to exercise effective control over Mengzhou.

Insurance Agency

Aaliance

Aaliance was formed in 2010. Aaliance’s operations are geared towards insurance brokerage services, particularly in the property, health, and life insurance fields. Aaliance has its headquarters in Shanghai and is located in 7 different cities and provinces, including Shandong, Beijing, Anhui, Henan, Fujian, Yunnan, Qingdao. Based on its insurance brokerage services, Aaliance’s main source of revenue is from its insurance premiums.

ETAO has a 85% contractual interest in Aaliance via the Aaliance VIE Agreements (the “Aaliance VIE Agreements”) for the purposes of consolidation of Aaliance under U.S. GAAP.

ETAO does not own any equity interest in Aaliance. Instead, ETAO receives the economic benefits of Aaliance’s business operation through a series of contractual arrangements. Aaliance, all of its shareholders (collectively, the “Aaliance Shareholders”), and ETAO Healthcare entered into a series of contractual arrangements, also known as Aaliance VIE Agreements, on or about March 15, 2021. The Aaliance VIE Agreements are designed to provide ETAO Healthcare with the power, rights and obligations, including majority control rights and the rights to the assets, property and revenue of Aaliance. Through the VIE arrangements, ETAO has the power to direct the activities that most significantly impact Aaliance’s economic performance, bears the risks of and recognizes the financial results of Aaliance for accounting purposes only. Consequently, ETAO consolidates the accounts of Aaliance for the periods presented. Any references to control or benefits that accrue to ETAO because of Aaliance are limited to, and subject to conditions we have satisfied for consolidation of Aaliance under U.S. GAAP. Aaliance is consolidated for accounting purposes but is not an entity in which ETAO owns equity.

According to the Exclusive Business Cooperation and Service Agreement, Aaliance is obligated to pay service fees to ETAO Healthcare approximately equal to 85% of the net income of Aaliance after deduction of the losses (if any) in previous years, necessary operating costs, expenses, tax and other required PRC statutory reserve.

Each of the VIE Agreements is described in detail below:

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Aaliance and ETAO Healthcare dated March 15, 2021, ETAO Healthcare shall provide Aaliance with technical support, consulting services, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, ETAO Healthcare will be the owner of any and all intellectual property to be developed in the future either by Aaliance or ETAO Healthcare to perform the Exclusive Business Cooperation Agreement from the date of this Exclusive Business Cooperation Agreement. For services rendered by ETAO Healthcare to Aaliance under this agreement, ETAO Healthcare is entitled to collect a service fee calculated based on the actual income of Aaliance, which is approximately equal to 85% of the net income of Aaliance after deduction of the required PRC statutory reserve.

The Exclusive Business Cooperation Agreement shall remain in effect for the time same as the period of Aaliance’s operating, and can only be terminated earlier if one of the parties enters into a bankruptcy or liquidation process (either voluntary or involuntary) or ETAO Healthcare issues a written decision to terminate.

Lei Chen, Ping Wang, and Min Tang are currently directors of Aaliance. ETAO Healthcare has control and authority relating to the management of Aaliance, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. ETAO’s audit committee will be required to review and approve in advance any related party transactions, including transactions involving the ETAO Healthcare and Aaliance.

Equity Pledge Agreement

Under the Equity Pledge Agreement among ETAO Healthcare, Aaliance and certain of the Aaliance Shareholders pledged certain percentages of his or her equity interests in Aaliance in the total amount of 85% outstanding equity interest of Aaliance to ETAO Healthcare to guarantee the performance of Aaliance’s obligations under the Aaliance VIE Agreements. Under the terms of the Equity Pledge Agreement, in the event that Aaliance or any of Aaliance Shareholders breaches its respective contractual obligations under the Aaliance VIE Agreements, ETAO Healthcare, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends distributed from the pledged equity interests. All of the Aaliance Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, ETAO Healthcare is entitled to dispose the pledged equity interest in accordance with applicable PRC laws. Each Aaliance Shareholder further agreed not to dispose of the pledged equity interests or take any actions that would prejudice ETAO Healthcare’s interest.

The Equity Pledge Agreement will become effective upon registration with competent company registration authorities of the PRC. The Equity Pledge Agreement will be effective until all payments due under the Exclusive Business Cooperation Agreement have been paid by Aaliance. ETAO Healthcare shall cancel or terminate the Equity Pledge Agreement upon Aaliance’s full payment of the fees payable under the Exclusive Business Cooperation Agreement and full performance of the obligations under the Aaliance VIE Agreements.

The purposes of the Equity Pledge Agreement are to (1) guarantee the performance of Aaliance’s obligations under the Aaliance VIE Agreements, (2) make sure any Aaliance Shareholder does and will not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice ETAO Healthcare’s interests without ETAO Healthcare’s prior written consent, and (3) provide ETAO Healthcare de facto control over Aaliance. In the event that Aaliance breaches its contractual obligations under the Exclusive Business Cooperation Agreement, ETAO Healthcare will be entitled to foreclose on and dispose all of Aaliance’s issued and outstanding equity interests, have the right to (1) dispose of the pledged equity of Aaliance and (2) require Aaliance’s shareholders to pay the fund and all any payment due and payable under the Aaliance VIE Agreements to the ETAO Healthcare.

Exclusive Option Agreement

Under the Exclusive Option Agreement dated March 15, 2021, certain Aaliance Shareholders irrevocably granted ETAO Healthcare (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, certain portion of its equity interests in Aaliance. The option price shall be RMB100 or equal to the lowest price legally permitted by applicable PRC laws and regulations.

The Exclusive Option Agreement shall remain effective until the 85% equities in Aaliance are transferred to the ETAO Healthcare and/or an entity designated by ETAO Healthcare.

Proxy Agreement

Under the Proxy Agreement dated March 15, 2021, certain Aaliance Shareholders authorized ETAO Healthcare to act on its behalf as its exclusive agent and attorney with respect to all rights as shareholders of Aaliance, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all of the shareholders’ rights that the shareholders are entitled to under PRC laws and the articles of association of Aaliance, including but not limited to voting, the sale or transfer or pledge or disposition of shares of Aaliance in part or in whole; and (c) designating and appointing on behalf of Aaliance Shareholders the legal representative, the executive directors, supervisors, the chief executive officer and other senior management members of Aaliance.

The Proxy Agreement shall remain effective until the shareholder does not hold any equity in Aaliance or terminated earlier by ETAO Healthcare. The Proxy Agreement is irrevocable and continuously valid from the date of execution of the Proxy Agreement, so long as any of the Aaliance Shareholders is the shareholder of Aaliance. The sale or transfer of one Aaliance Shareholder’s equity interest in Aaliance shall not interfere with or affect the force and validity of the Proxy Agreement as to the remaining Aaliance Shareholders.

The Exclusive Business Cooperation Agreement, together with the Equity Pledge Agreement, and Exclusive Option Agreement, and the Proxy Agreement, enable ETAO Healthcare to exercise effective control over Aaliance.

The chart below illustrates our corporate and shareholding structure:

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Cash Transfers and Dividend Distribution

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. ETAO receives substantially all of ETAO’s net revenue in Renminbi. Under ETAO’s current corporate structure, ETAO, as a Cayman Islands company, primarily relies on dividend payments to fund any cash and financing requirements ETAO may have.

We currently have not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between ETAO, ETAO Healthcare, the VIEs, or investors. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations. To the extent our cash in the business is in the PRC or a PRC entity, the funds may not be available to distribute dividends to our investors, or for other use outside of the PRC, unless by complying with certain procedural requirements. The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. The majority of our and the VIEs’ income is received in Renminbi and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements.

Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of ETAO’s PRC subsidiaries in China may be used to pay dividends. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, ETAO needs to obtain SAFE approval to use cash generated from the operations of ETAO’s PRC subsidiaries and VIEs to pay off their respective debt owed to entities outside China, or to make other capital expenditure payments outside China. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future, and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. Furthermore, if ETAO determines to pay dividends to its investors out of China in the future, as a holding company, it will be dependent on receipt of funds from its subsidiaries, and its Hong Kong subsidiary will rely on payments made from the ETAO Healthcare which receives funds from VIEs pursuant to the VIE Agreements. As of the date of this prospectus, no cash transfer or transfer of other assets has occurred between ETAO, any of its subsidiaries, and the VIEs. If the foreign exchange control system prevents ETAO from obtaining sufficient foreign currencies to satisfy its foreign currency demands, ETAO may not be able to pay dividends in foreign currencies to its shareholders.

Our cash dividends, if any, will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax.

Relevant PRC laws and regulations permit the PRC companies to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, ETAO’s PRC subsidiaries and the VIEs can only distribute dividends upon approval of the shareholders after they have met the PRC requirements for appropriation to the statutory reserves. As a result of these and other restrictions under the PRC laws and regulations, the PRC subsidiaries and the VIEs are restricted to transfer a portion of their net assets to ETAO either in the form of dividends, loans or advances. Even though ETAO currently does not require any such dividends, loans or advances from the PRC subsidiaries and the VIEs for working capital and other funding purposes, ETAO may in the future require additional cash resources from its PRC subsidiaries and the VIEs due to changes in business conditions, to fund future acquisitions and developments, or merely declare and pay dividends to or distributions to the ETAO’s shareholders.

Cash is transferred among the ETAO, ETAO Healthcare, and the VIEs in the following manners: (i) funds are transferred to the ETAO Healthcare from ETAO as needed through our BVI and/or Hong Kong subsidiaries in the form of capital contributions or shareholder loans, as the case may be; (ii) funds may be paid by the VIEs to the ETAO Healthcare, as service fees according to the VIE agreements; (iii) dividends or other distributions may be paid by the ETAO Healthcare to the ETAO through ETAO’s Hong Kong and BVI subsidiaries; and (iv) the ETAO Healthcare and the VIEs, lend to and borrow from each other from time to time for business operation purpose. As of the date of this prospectus, we have no intention to distribute earnings or settle amounts owed under the VIE agreements, and there were no cash flows between ETAO and the ETAO Healthcare, and ETAO has not paid any dividends or made any distributions to its shareholders either.

The following diagram illustrates the typical fund flow among ETAO, the WFOEs, and VIEs:

Risks Associated with Our Corporate Structure and VIE Contractual Arrangements

Because we do not hold equity interests in the VIEs and their subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, limitations on foreign ownership of ELT service providers, regulatory review of overseas listing of PRC companies through special purpose vehicles, and the validity and enforcement of the contractual arrangements among WFOEs, the VIEs and their shareholders. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our ordinary shares may depreciate significantly or become worthless.

The contractual arrangements may not be as effective as direct ownership in providing operational control. For instance, the VIEs and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. The shareholders of the VIEs may not act in the best interests of our Company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with the VIEs. In the event that the VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. In addition, even if legal actions are taken to enforce such arrangements, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. See “Item 3. Key Information — D. Risk Factors — Risks Related to our Corporate Structure” as set forth in our latest annual report.

We are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the VIEs and their subsidiaries, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement, and the lack of PCAOB inspection on our predecessor auditor. As of the date of this prospectus, our Company, the VIEs and their subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain how the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue our listing on an U.S. exchange. See “Item 3. Key Information — D. Risk Factors — Risks Related to Government Regulation — The approval of the CSRC or other PRC government authorities may be required in connection with this offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval.” and other risk factors disclosed in “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” as set forth in our latest annual report.

On December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in the PRC or Hong Kong. This list does not include our auditor, WWC, P.C. Our ordinary shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China for three consecutive years. The Accelerating Holding Foreign Companies Accountable Act, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two, thus reducing the time before our securities may be delisted or prohibited from trading. On August 26, 2022, the PCAOB signed SOP Agreements with the China Securities Regulatory Commission (the “CSRC”) and China’s Ministry of Finance. The SOP Agreements established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. However, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the Holding Foreign Companies Accountable Act. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The newly enacted “Holding Foreign Companies Accountable Act” and proposed “Accelerating Holding Foreign Companies Accountable Act” both call for additional and more stringent criteria to be applied to restrictive market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our ordinary shares and if our auditors fail to permit the Public Company Accounting Oversight Board (“PCAOB”) to inspect the auditing firm, our ordinary shares may be subject to delisting” as set forth in our latest annual report.

Technology

Technology is at the core of ETAO’s business, enabling it to operate its spaces with high efficiency and build an integrated platform to serve and empower its members both online and offline. ETAO and its subsidiaries’ research and development team, consisting of more than 40 staff based in China with extensive internet- and technology-industry backgrounds, focuses on optimizing its systems based on business development, data analytics and member feedback. ETAO plans to continue to invest in technology to refine its capabilities of data analytics and technologies to improve its operation efficiency and to drive monetization opportunities.

Privacy and Data Security

ETAO has implemented internal rules and policy governing the use and sharing of personal and business data that it collects. ETAO is able to obligate its subsidiaries to comply with ETAO’s policies and internal rules. ETAO’s access to user data is on a strict “need-to-know” basis. ETAO has also developed protocols, technologies and systems to implement such rules and policy. Data encryption and masking are implemented to ensure data safety.

ETAO’s customers of the VIE entities must acknowledge the terms and conditions of the user agreement before using ETAO’s spaces or its app regardless of whether its ETAO’s headquarter or subsidiaries.

Intellectual Property

ETAO develops and protects its intellectual property portfolio by registering its patents, trademarks, copyrights and domain names. ETAO has also adopted a comprehensive set of internal rules for intellectual property management.

ETAO has entered into standard employee agreements with its employees, including research and development employees, which provide that the intellectual property created by them in connection with their employment with ETAO is ETAO’s intellectual property. There are approximately 20 employees of ETAO.

As of December 1, 2022, ETAO and the VIEs had registered 64 patents (among which, 12 patents are in process), 67 trademarks, and 44 copyrights.

Pursuant to PRC Patent Law last amended by the SCNPC on October 17, 2020 and which became effective on June 1, 2021, as well as the Detailed Rules for the Implementation of the PRC Patent Law promulgated by the State Council on January 9, 2010 and took effect on February 1, 2010, there are three types of Chinese patents: “invention”, “utility model” and “design”, and the terms (from the date of filing application) of which are typically valid for 20 years, 10 years and 15 years, respectively. If there is no reason to reject the “utility model” and “design” patent application after a preliminary examination, the patent administrative department shall make a decision to grant a patent for the utility model or design, issue the relevant patent certificate, and register and announce it. The patent right for utility model or design shall become effective as of the date of announcement.

As for the “invention” patent, upon the request of the invention patent applicant made at any time within three years from the date of application, the patent administrative department will make a substantive examination (“substantive examination”) on the application; if, without any justifiable reason, the applicant fails to request a substantive examination within the limit, the application shall be deemed to have been withdrawn. If there is no reason to reject the patent invention application after a substantive examination, the patent administrative department shall make a decision to grant a patent for the invention, issue an invention patent certificate, and register and announce it. The patent right for invention shall become effective as of the date of announcement.

Properties and Facilities

ETAO leases the properties for its principal executive office, which is located on Anzhen West Li, Zhejiang Building, 1613-1615, Chaoyang District, Beijing, China. The lease is for a five (5) year term, which expires in January of 2026 and the Company currently pays $15,000 per month in rent.

Competition

1.      Telemedicine Line of Business

We view as our competitors those companies that currently (or in the future will) (i) develop and market virtual care technology (devices, software, and systems) or (ii) provide virtual care services, such as the delivery of on-demand access to healthcare and medicine. Competition focuses on, among other factors, experience in operation, customer service, quality of technology and know-how, and reputation. Competitors in the telemedicine and expert medical services market include MDLive, Inc. (now owned by Cigna), American Well Corporation, Included Health, Ping’an Good Doctor, Tele-Doc, Linkdoc, and Accolade, Inc., among other smaller industry participants.

2.      Insurance Intermediary Line of Business

Generally, three types of insurance players are involved in the distribution of insurance products in the PRC: professional insurance intermediaries, insurance companies, and companies with ancillary insurance sales functions, such as banks, postal offices and internet companies. The insurance distribution market is highly diverse and the professional levels vary tremendously.

We compete primarily on the basis of:

•        our unparalleled operating history and large insurance client base with high repurchase rates;

•        our expertise in understanding customers’ demand for auto insurance products and our capability of selecting and mobilizing suitable products to meet their fast-changing demands;

•        our capability of designing and developing customized insurance products;

•        our robust client acquisition channels and efficient client conversion capabilities;

•        our ability to provide best-in-class insurance client service and experience; and

•        our well-established business relationships with insurer partners continuously reinforced by our risk management.

As internet-based insurance companies took off in the last few years, certain professional insurance intermediaries expanded their business online and the online insurance sales market also became more and more competitive, joined by gigantic information technology companies, such as Alibaba Group, Tencent Holdings, Baidu, Inc. and JD.com, Inc.

We deem the following insurance intermediaries as our principal and direct competitors: HJXYBX.com, Hua Kang Insurance Agency, Waterdrop, Ping’an Good Doctor, and Da Tong Insurance Sales Company.

3.      Hospital Line of Business

ETAO operates in the hospital line of business in a unique way by providing hospital like services through its integrated Offline-Merging-Online platform. ETAO provides a full spectrum of healthcare capabilities. ETAO serves as a convenient “front door” that connects members to the healthcare they need — from on-demand visits with a licensed doctor to complex case consultations with the world’s top specialists. Therefore, in this industry, the competition includes Ping’an Good Doctor who operates online platforms in the healthcare and hospital industry. However, some of its competitors may have more resources than ETAO does, and may be able to devote greater resources than ETAO can to expand their business and market shares. See “Risk Factors — Risks Related to ETAO’s Business and Industry” If ETAO is not able to compete effectively with others, its business, financial condition and results of operations may be materially and adversely affected.”

Employees

ETAO and the VIEs together with their respective subsidiaries had a total of 3,600 employees as of August 28, 2023 based in Greater China.

Under PRC regulations, most of the VIEs participate in various statutory employee benefit plans, including social insurance funds, namely a pension contribution plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund. The VIEs are required under PRC laws to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of its employees, up to a maximum amount specified by the local government from time to time. In addition, ETAO purchased additional commercial health insurance to increase insurance coverage of its employees. Bonuses are generally discretionary and based in part on employee performance and in part on the overall performance of ETAO’s business. ETAO has adopted the 2020 Plan to grant share-based incentive awards to its employees to incentivize their contributions to its growth and development.

ETAO enters into standard labor contracts with its employees. ETAO also enters into standard confidentiality agreements with its senior management that contain non-compete restrictions.

ETAO believes that it maintains a good working relationship with its employees, and ETAO has not experienced any major labor disputes.

Insurance

Consistent with industry practices, ETAO maintains three types of insurance, namely public liability insurance, third party liability insurance, and property all risks insurance. ETAO considers its insurance coverage to be sufficient for its business operations in China.

Legal Proceedings

ETAO is currently not a party to any material legal or administrative proceedings. ETAO may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of ETAO’s resources, including its management’s time and attention.

MANAGEMENT

The following individuals are members of our Board and/or executive management.

NAME	AGE	POSITION
Wensheng Liu	54	Chairman, Founder, Chief Executive Officer
Biao Dai	67	Independent Director
Oseas Zuluaga	49	Independent Director
Connie C. Hsu	60	Independent Director
Simon L. Tang	65	Vice Chairman, Chief Legal Officer
Tao Jin	55	ETAO China CEO
Hui Wang	55	Chief Financial Officer
Nakade Ryoshin	53	Japan President

Below is a summary of the business experience of each our executive officers and directors:

Wensheng Liu has been, as the founder, our Chairman and Chief Executive officer since the inception of ETAO International Group in 2018. Mr. Liu has more than 20 years of Wall Street Experience. During these years he engaged in technical consulting, auditing, as well as investment and financial management at JPMorgan Chase, at the New York Stock Exchange, with Reuters, PricewaterhouseCoopers, Citibank, Morgan Stanley and other institutions. He has been a serial entrepreneur with proven leadership as a doer, speaker, and thinker. He was the founder of WSHP Capital, President of Wall Street Huangpu Center, Managing Director of American Education Center and he co-founded Beijing CSII Software Co. LTD. From June 4, 2010, Mr. Wilson Liu served as Chief Financial Officer of Apollo Solar Energy, Inc. From May 2009 to May 2010, Mr. Liu served as Chief Financial Officer of Jiangsu Sanhuan Industry & Commerce Co Ltd., a China-based environmental equipment manufacturer. From January 2004 through December 2007, Mr. Liu served as Assistant Vice President of the Audit and Compliance Department of the New York Stock Exchange. Mr. Liu has been a Certified Public Accountant since 2005.

Biao Dai (MD, MBA) has served as an independent director since January 17, 2022. For over 40 years Mr. Dai has managed various business in both the international and domestic Chinese markets. He has extensive experience investments in the medical field and with large overseas multinational enterprises. Since 2017 he has served as the Chief Executive Officer of Tianjin Medical & Health Investment Co., Ltd. From 2001 to 2017 he served as the Chief Executive Officer of Tasly Phar. International Co., Ltd.. He was the principal driver of the international expansion of the Tasly Group from its inception, establishing and managing more than 60 branches and offices located in 40 countries in Africa, Europe and North America. Before that he was the Director of Asia-Pacific region for DHD Medical Device Company in the United States for five years. Mr. Dai is a physician and was a visiting research scholar for three years at Washington University of St. Louis Medical School. He also performed clinical research in Affiliated Suzhou Hospital of Nanjing Medical University. Concurrently, Mr. Dai serves as a Director for Tasly Healthpac Austration (since 2016), Tasly Vivacare Canada (since 2018) and Tasly Shenzhou Netherlands (since 2008). Mr. Dai received his Bachelor’s degree from Zhenjiang Medical School and his Masters of Business Administration from the Lincoln University Business School.

Oseas Zuluaga serves as an Independent director of ETAO International Co. Ltd and Chairman of the Audit committee. He serves as Chief Financial Officer of Revere Securities LLC since 2017. From 2011 to 2017, he also served as Chief Financial Officer and Executive Vice President Finance-FINOP of Laidlaw & Company (f/k/a Sands Brothers & Co, Ltd). He served as Controller/Staff Accountant/Payroll Manager/Accounts Payable Manager of Whale Securities/Bluestone Capital Corp. from 1996 to 2001. He is a highly detail-oriented with a reputation of ensuring total accuracy in all reports and documentation. He offers a strong, seif-motivated work ethic and results-focused mindset with a progressive career in the securities and trading industries. He graduated from Hunter College with Bachelor of Science in Accounting and Finance, 2002.

Connie C. Hsu has served as an independent director since January 17, 2022, and serves as the chairperson of the Compensation Committee. Since 2019, she served as the Chief Executive Officer of Allergy & Immunology Specialists, PLLC. Prior, from 2009 to 2019, she was the Chief of the allergy division at Integrated Medical Services. She is a fellow of American Academy of Allergy Asthma and Immunology (FAAAAI), a fellow of American College of Allergy Asthma and Immunology (FACAAI), and a member of the Arizona Allergy Society. In 2010 she was ranked by Phoenix Magazine as the top physician specializing in Allergy and Immunology. For the past 10 years Dr Hsu has served as CEO of Allergy & Immunology Specialists and Chief of the Allergy & Immunology Division, Integrated Medical Services. As well, she is CEO and Principal Investigator for Research Solutions of Arizona and member of Adult & Pediatric Allergy Associates, AZ. She was an Allergy/Immunology Fellow at the State University of New York at Buffalo, an Associate and Internal Medicine Resident at the Washington University School of Medicine, St. Louis. Prior to these roles she was an Attending Physician in Shanghai Jinan Hospital, China. Before that she practiced in Zhejiang Wukang Hospital, China. Dr. Hsu obtained her MD at Zhejiang University School of Medicine, then did a residency in immunology at Shanghai Second Medical University and an internal medicine residency at St. Luke’s Hospital and a fellow ship in Allergy/Immunology at the State University of New York, Buffalo.

[Simon L. Tang’s Bio]

Tao Jin serves as ETAO China CEO of ETAO International Co. Ltd, Mr. Jin is an executive with more than 30 years of operations experience on corporate management, VC & PE settings in healthcare and medical industries. Mr. Jin serves as managing partner of Ch-gemstone Capital with over 22 billion RMB AUM focus on Drugs and Medical fields since 2013. Mr. Jin served as CEO of Drugs and Medical fund of Kunwu JiuDing Investment LLC from 2009 to 2013. Mr. Jin worked as researcher in a state-owned hospital from 1991 to 2008. Mr. Jin obtained a master’s in Drug Management in 2000 from a top medical school in Beijing, China.

Hui Wang CPA serves as ETAO China CFO and Interim CFO of ETAO International Co. Ltd, Mr. Wang is an executive with more than 30 years of finance, accounting, internal control on corporate management, VC & PE settings in healthcare and medical industries. Mr. Wang serves as managing partner and CFO of Ch-gemstone Capital with over 22 billion RMB AUM focus on Drugs and Medical fields since 2014. Mr. Wang served as Partner of South China Region of Suya accounting LLC from 2008 to 2014. Wang served as Senior accounting manager of Beijing Vimicro Electronics (Nasdag: VIMC) from 2003 to 2007. Mr. wang served as Partner of Li An Da Accounting LLC and Wuxi Donglin Accounting LLC from 1995 to 2003. Mr. Wang served as accountant in China HuaJin Electronics Group from 1992 to 1995. Mr. Wang obtained a bachelor’s degree in economics in 1992 from Jiangsu University, Zhenjiang, China.

Nakade Ryoshin joined ETAO as the Japan president in November 2023. Since September 2018, Mr. Ryoshin has served as the chairman of the Tokyo Robot Co., Ltd, a company focuses on the artificial intelligence technology development. From April 2021 to March 2022, Mr. Ryoshin was a founding member of the Lawyer Corporation AURA. Mr. Ryoshin has also been a researcher focus on industry economics and upgrade at Japan University of Economics since October 2022. Mr. Ryoshin attended Toyo University from April 1990 to March 1994 and received his bachelor’s degree in law. He attended National Ibaraki University from April 2012 to March 2014 and obtained his master’s degree in agriculture. From April 2015 to March 2020, he attended the National Tokyo University of Agriculture and Technology and received his Ph.D in agriculture.

Board of Directors

ETAO’s Board of Directors consists of five directors. A director is not required to hold any shares in ETAO to qualify as a director. The Listing Rules of Nasdaq generally require that a majority of an issuer’s board of directors must consist of independent directors. A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with ETAO is required to declare the nature of his or her interest at a meeting of ETAO’s directors. A general notice given to the directors by any director to the effect that he or she is a member, shareholder, director, partner, officer or employee of any specified company or firm and is to be regarded as interested in any contract or transaction with that company or firm shall be deemed a sufficient declaration of interest for the purposes of voting on a resolution in respect to a contract or transaction in which he/she has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he/she may be interested therein and if he/she does so, his/her vote shall be counted and he/she may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or arrangement is considered. ETAO’s Board of Directors may exercise all of the powers to borrow money, to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock or other securities whenever money is borrowed or as security for any debt, liability or obligation of ETAO or of any third party. None of ETAO’s directors has a service contract with ETAO that provides for benefits upon termination of service as a director.

Committees of ETAO’s Board of Directors

ETAO established an audit committee, a compensation committee and a nominating and corporate governance committee under its Board of Directors. ETAO also adopted charters for its audit committee, compensation committee and nominating and corporate governance committee. A description of each committee is set forth below.

Audit Committee.    ETAO’s audit committee consists of Biao Dai, Connie Hsu, and Oseas Zuluaga The audit committee is chaired by Oseas Zuluaga. ETAO has determined that each of them satisfies the “independence” requirements under the Nasdaq listing rule 5605 and meet the independence standards under Rule 10A-3 under the Exchange Act, as amended. ETAO has determined that Oseas Zuluaga qualifies as an “audit committee financial expert.” The audit committee oversees ETAO’s accounting and financial reporting processes and the audits of its financial statements. The audit committee is responsible for, among other things:

•        establishing clear hiring policies for employees or former employees of the independent auditors;

•        reviewing and recommending to ETAO’s Board of Directors for approval, the appointment, reappointment or removal of the independent auditor, after considering its annual performance evaluation of the independent auditor;

•        approving the remuneration and terms of engagement of the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by ETAO’s independent auditors at least annually;

•        obtaining a written report from ETAO’s independent auditor describing matters relating to its independence and quality control procedures;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

•        discussing with ETAO’s independent auditor, among other things, the audits of the financial statements, including whether any material information should be disclosed, issues regarding accounting and auditing principles and practices;

•        reviewing and approving all proposed related party transactions, as defined in Item 404 of regulation S-K under the Securities Act;

•        reviewing and recommending the financial statements for inclusion within ETAO’s quarterly earnings releases and to its Board of Directors for inclusion in its annual reports;

•        discussing the annual audited financial statements with management and the independent registered public accounting firm;

•        reviewing policies with respect to risk assessment and risk management;

•        reviewing the adequacy and effectiveness of ETAO’s accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

•        periodically reviewing and reassessing the adequacy of the committee charter;

•        approving annual audit plans, and undertaking an annual performance evaluation of the internal audit function;

•        establishing and overseeing procedures for the handling of complaints and whistleblowing;

•        meeting separately and periodically with management, the internal auditors and the independent registered public accounting firm;

•        monitoring compliance with ETAO’s code of business conduct and ethics, including reviewing the adequacy and effectiveness of its procedures to ensure proper compliance;

•        reporting periodically to ETAO’s Board of Directors; and

•        such other matters that are specifically delegated to ETAO’s audit committee by ETAO’s Board of Directors from time to time.

Compensation Committee.    ETAO’s compensation committee consists of Oseas Zuluaga, Biao Dai and Connie Hsu and is chaired by Connie Hsu. ETAO has determined that ach member of the compensation committee satisfy the “independence” requirements under the Nasdaq listing rule 5605, as the case may be. The compensation committee assists the Board of Directors in reviewing and approving the compensation structure, including all forms of compensation, relating to ETAO’s directors and executive officers. ETAO’s chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

•        reviewing and evaluating ETAO’s executive compensation and benefits policies generally;

•        reviewing and recommending any incentive compensation or equity plans, programs or other similar arrangements;

•        periodically reviewing and reassessing the adequacy of the committee charter;

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management; and

•        reporting periodically to ETAO’s Board of Directors; and

•        such other matters that are specifically delegated to the compensation committee by ETAO’s Board of Directors from time to time.

Nominating and Corporate Governance Committee.    ETAO’s nominating and corporate governance committee consists of Oseas Zuluaga, Connie Hsu, and Biao Dai, of which Biao Dai is the chair. ETAO determined that each of the committee members satisfies the “independence” requirements under the Nasdaq listing rule 5605, as the case may be (the “Guide”). The nominating and corporate governance committee assists the Board of Directors in selecting individuals qualified to become ETAO’s directors and in determining the composition of the Board of Directors and its committees. The nominating and corporate governance committee is responsible for, among other things:

•        recommending nominees to ETAO’s Board of Directors for election or re-election to ETAO’s Board of Directors, or for appointment to fill any vacancy or newly created directorships on ETAO International Group’s Board of Directors;

•        reviewing periodically with ETAO’s Board of Directors the current composition of ETAO’s Board of Directors with regards to characteristics such as judgment, experience, expertise, diversity and background;

•        recommending to ETAO’s Board of Directors such criteria with respect to nomination or appointment of members of its Board of Directors and chairs and members of its committees or other corporate governance matters as may be required pursuant to any SEC rules, or otherwise considered desirable and appropriate;

•        recommending to ETAO’s Board of Directors the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

•        periodically and reassessing the adequacy of the committee charter;

•        overseeing compliance with the corporate governance guidelines and code of business conduct and ethics; and

•        overseeing and leading the self-evaluation of ETAO’s Board of Directors in its performance and effectiveness as a whole.

Duties and Functions of Directors

Under Cayman Islands law, ETAO’s directors owe fiduciary duties to ETAO, including a duty of loyalty, a duty to act honestly and a duty to act in what they consider in good faith to be in ETAO’s best interests. ETAO’s directors must also exercise their powers only for a proper purpose. ETAO’s directors also owe to ETAO a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to ETAO, ETAO’s directors must ensure compliance with ETAO’s Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time. ETAO has the right to seek damages if a duty owed by its directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in ETAO’s name if a duty owed by ETAO’s directors is breached. The functions and powers of ETAO’s Board of Directors include, among others, (i) convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings, (ii) declaring dividends, (iii) appointing directors or officers and determining their terms of offices and responsibilities, and (iv) approving the transfer of shares of ETAO, including the registering of such shares in ETAO’s share register.

Terms of Directors and Officers

ETAO’s officers are elected by and serve at the discretion of the board. Each director is not subject to a term of office and holds office until such time as his successor takes office or until the earlier of his death, resignation or removal from office by ordinary resolution of all shareholders. A director will be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found by ETAO to be of unsound mind; (iii) resigns by notice in writing to ETAO; (iv) is prohibited by law from being a director; or (v) is removed from office pursuant to any other provisions of ETAO’s Amended and Restated Memorandum And Articles Of Association.

Interested Transactions

A director may, subject to any separate requirement for audit and risk committee approval under applicable law or applicable U.S. stock exchange rules, vote in respect of any contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Compensation of Directors

Name and Principal Position	Year	Salary	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	Other Compensation	Total
Wensheng Liu	2022	$0		200,000
Biao Dai	2022	$0		16,800
Oseas Zuluaga	2022	$0		16,800
Connie C. Hsu	2022	$0		16,800

Share Incentive Plan

2022 Employee Stock Incentive Plan of ETAO

The purposes of the ETAO International Co., Ltd. 2022 Employee Stock Option Plan (the “Plan”) is to promote the interests of ETAO International Co., Ltd. and the stockholders of the Company by providing (i) executive officers and other employees of the Company and its Subsidiaries (as defined below), (ii) certain consultants and advisors who perform services for the Company and its Subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with appropriate incentives and rewards to encourage them to enter into and continue in the employ and service of the Company and to acquire a proprietary interest in the long-term success of the Company, as well as to reward the performance of these individuals in fulfilling their personal responsibilities for long-range and annual achievements.

The authority to manage the operation of and administer the Plan shall be vested in the Compensation Committee of the Company.

The maximum number of shares reserved for the grant of awards under the Plan shall be 25,000,000. Of the maximum number of share reserved for the grant of awards under the Plan, no more than 10,000,000 of such shares may be issued pursuant to stock-settled awards other than options (that is, Restricted Stock, Restricted Stock Units, SARs, Performance Awards, Other Stock-Based Awards and dividend equivalent Awards, in each case to the extent settled in shares of Common Stock).

Foreign Private Issuer Status

As a foreign private issuer, ETAO International Group will be exempt from the rules under the Exchange Act, prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, ETAO International Group will not be required under the Exchange Act to file quarterly periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers, and will not be required to disclose in its periodic reports all of the information that U.S. domestic issuers are required to disclose. ETAO International Group will also be permitted to follow corporate governance practices in accordance with Cayman Islands law in lieu of most of the corporate governance rules set forth by U.S. stock exchanges. As a result, ETAO International Group’s corporate governance practices differ in some respects from those required to be followed by U.S. companies listed on a national securities exchange.

Code of Business Conduct and Ethics

The Combined Entity will adopt a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including those officers responsible for financial reporting. Following the Closing of the Business Combination, the Code of Business Conduct and Ethics will be available on ETAO’s website at: https://www.etao.world/. Information contained on or accessible through such website is not a part of this proxy statement/prospectus, and the inclusion of the website address in this proxy statement/prospectus is an inactive textual reference only. The Combined Entity intends to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on its website to the extent required by the applicable rules and exchange requirements.

Compensation Committee Interlocks and Insider Participation

No member of the Combined Entity’s compensation committee has ever been an officer or employee of either company. None of the Combined Entity’s expected executive officers serve, or have served during the last year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on either company’s compensation committee.

Director Compensation

We expect to adopt a director compensation program that consists of both cash and equity components.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of the ordinary shares offered in this offering for

•        each of our directors and executive officers; and

•        each person known to us to own beneficially more than 5% of our ordinary shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on (i) 102,445,851 ordinary shares issued and outstanding as of the date of this prospectus immediately prior to the effectiveness of the registration statement of which this prospectus is a part and (ii) ordinary shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering includes (i) ordinary shares outstanding immediately after the completion of this offering and (ii) ordinary shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus, but excludes any shares issuable upon the exercise of the over-allotment option.

As of the date of the prospectus, we have 65 shareholders of record, 30 of which are located in the United States.

Unless otherwise noted, our officers and directors utilize the following address for correspondence purposes: Etao International Co. Ltd., 1460 Broadway, 14th Floor, New York, NY 10036.

		Ordinary shares
Name and Address of Beneficial Owner(1)		Number	Percentage (%)(2)
Executive Officers and Directors
Wensheng Liu(3)	Chairman, Chief Executive Officer	49,613,200	48.43%
Biao Dai	Director	0	0%
Oseas Zuluaga	Independent Director	0	0%
Connie C. Hsu	Independent Director	0	0%
Simon L. Tang	Vice Chairman, Chief Legal Officer	0	0%
Tao Jin(4)	CEO of ETAO China	0	0%
Hui Wang(4)	Interim Chief Financial Officer	0	0%
Nakade Ryoshin	Japan President	0	0%
All Executive Officers and Directors as a group		49,613,200	48.43%
5% Or Greater Holders
ETAO 168 CAPITAL LLC(5)		10,000,000	9.76%
ETAO INTERNATIONAL GROUP INC.(6)		11,886,000	11.60%
TVT HOLDING LIMITED (BVI)(7)		6,827,368	6.66%
WHSP CAPITAL LLC(8)		14,527,200	14.18%

____________

(1)      Unless otherwise indicated, the business address of each of the officers and directors is c/o Etao International Co. Ltd., 1460 Broadway, 14th Floor, New York, NY 10036.

(2)      Based on 102,445,851 ordinary shares issued and outstanding as of December 21, 2023.

(3)      Includes 13,200,000 shares owned directly by Wensheng Liu, 14,527,200 shares owned by WSHP Capital LLC, in which Wensheng Liu is the controlling person, 11,886,000 shares owned by Etao International Group Inc., in which Wensheng Liu is the controlling person, and 10,000,000 shares owned by Etao 168 Capital LLC, in which Wensheng Liu is the controlling person.

(4)      Tao Jin serves as CEO of ETAO China and Hui Wang serves as interim CFO of ETAO since Aug 12, 2023.

(5)      The controlling person of Etao 168 Capital LLC is Wensheng Liu.

(6)      The controlling person of Etao International Group Inc. is Wensheng Liu.

(7)      Fang Wang is a director and control person of TVT Holding Limited. The business address for TVT Holding Limited is c/o ETAO International Co., Ltd. 1460 Broadway, 14th Floor, New York, New York 10036.

(8)      The controlling person of WSHP Capital LLC is Wensheng Liu.

RELATED PARTY TRANSACTIONS

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DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated under the laws of the Cayman Islands and our affairs are governed by our amended and restated memorandum and articles of association, as amended and restated from time to time, and Companies Act (Revised) of the Cayman Islands (the “Companies Act”), and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 500,000,000 ordinary shares, US$0.0001 par value per share. As of December 21, 2023, there were 102,445,851 ordinary shares issued and outstanding.

Ordinary Shares

The description of our ordinary shares is contained in the Form F-4 (File No. 333-268819) in the section entitled “Description of Securities After the Business Combination,” which is incorporated herein by reference.

Note

The Note was issued to the Investor on November 20, 2023, with an interest rate of twelve percent (12%) per annum and a maturity date of November 29, 2024. The Investor can convert in whole or in part the outstanding principal amount of the Note, from time to time, at a conversion price (the “Conversion Price”) that is equal to the lesser of (i) $0.22 or (ii) 80% of the average of the five (5) lowest trading prices of the ordinary shares during the previous twenty (20) trading-day period ending on the trading day prior to the Conversion Date (as defined in the Note) as reported on the principal securities exchange or trading market where such security is listed or traded.

The Conversion Price is subject to customary anti-dilution adjustments for certain issuances of securities by the Company that are deemed dilutive under the terms of the Note. In addition, the Investor is entitled to an additional twenty percent (20%) discount to the conversion price, and an additional $15,000 being added to the principal amount of the Note, upon each occurrence of certain events, including (i) the ordinary shares is not deliverable by DWAC, (ii) the Company ceases to be a reporting company pursuant or subject to the Exchange Act, (iii) the Company loses a market (including the OTCBB, OTCQB or an equivalent replacement exchange) for its ordinary shares, (iv) the Company fails to maintain its status as “DTC Eligible” for any reason, (v) the Conversion Price is less than or equal to one cent ($0.01) at any time after the thirtieth (13th) calendar day after its issuance, (vi) the Note cannot be converted into free trading shares on or after six months from its issuance, (vii) the Company does not maintain or replenish the Reserved Amount (as defined in the Note) within three (3) business days of the request of the Investor, (viii) the Company fails to maintain the listing of the ordinary shares on at least one of the OTC Markets or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq Small Cap Market, the New York Stock Exchange, or the NYSE MKT, (ix) the Company fails to comply with the reporting requirements of the Exchange Act; the reporting requirements necessary to satisfy the availability of Rule 144 to the Investor or its assigns, (x) if the Company effectuates a reverse split of its ordinary shares, (xi) if OTC Markets changes the ordinary shares of the Company or the Company’s designation to ‘No Information’ (Stop Sign), ‘Caveat Emptor’ (Skull and Crossbones), or ‘OTC’, ‘Other OTC’ or ‘Grey Market’ (Exclamation Mark Sign) or if it has any notation on the OTC Markets Group website other than “Current Information”, (xii) the restatement of any financial statements filed by the Company with the SEC for any date or period from two years prior to the issuance of the Note and until the Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Investor with respect to this Note or the SPA, (xiii) any cessation of trading of the ordinary shares on at least one of the OTC Markets or an equivalent replacement exchange, and such cessation of trading shall continue for a period of five consecutive (5) trading days, and/or (xiv) the Company loses the “bid” price for its ordinary shares ($0.0001 on the “Ask” with zero market makers on the “Bid” per Level 2), and/or (xv) the Investor is notified in writing by the Company or the Company’s transfer agent that the Company does not have the necessary amount of authorized and issuable shares of ordinary shares available to satisfy the issuance of ordinary shares pursuant to a conversion notice, and/or (xvi) within three (3) business days of the transmittal of the conversion notice, the ordinary shares has a closing bid which is lower than that set forth in the conversion notice or if the ordinary shares have not been delivered within three business (3) days, and/or (xvii) the Ordinary Share is “chilled” for deposit into the DTC system and only eligible for clearing deposit.

Subject to the terms and conditions in the Note, e the Company may deliver a notice to the Investor (an “Optional Redemption Notice” and 10 trading days from the date of such notice is deemed delivered hereunder will be the “Optional Redemption Notice Date”) of its irrevocable election to redeem all of the then outstanding balance together with all unpaid interest accrued thereon for cash at a redemption price equal to:

(i)     one hundred and thirty percent (130%) multiplied by all of the then outstanding balance together with all unpaid interest accrued thereon for one (1) to thirty (30) days after the Note is funded;

(ii)    one hundred and thirty five percent (135%) multiplied by all of the then outstanding balance together with all unpaid interest accrued thereon for thirty one (31) to ninety (90) days after the Note is funded;

(iii)   one hundred and forty percent (140%) multiplied by all of the then outstanding balance together with all unpaid interest accrued thereon for ninety one (91) to one hundred and twenty (120) days after the Note is funded;

(iv)   one hundred and forty five percent (145%) multiplied by all of the then outstanding balance together with all unpaid interest accrued thereon for one hundred and twenty one (121) to one hundred and fifty days (150) after the Note is funded;

(v)    one hundred and fifty percent (150%) multiplied by all of the then outstanding balance together with all unpaid interest accrued thereon for one hundred and fifty one (151) to one hundred and seventy nine (179) days after the Note is funded.

Upon receipt of the Optional Redemption Notice, the Investor shall have the option to accept the payment or to convert the Note.

Warrant

The Company issued the Warrants on November 29, 2023 to the Investor. The Investor can exercise the Warrant, at any time following the issuance and on or prior to the close of business on the fifth and a half annual anniversary of the issuance date (the “Expiration Date”), at an initial exercise price of $0.18, which is subject to adjustment as described in the Warrant. The exercise price is subject to customary anti-dilution adjustments upon issuance of the Company’s securities that is deemed dilutive under the terms of the Warrant.

The Investor may also elect to exercise the Warrants cashlessly. On the Expiration Date, unless the Investor notifies the Company otherwise, if there is no effective registration statement registering, or no current prospectus available for the resale of, the ordinary shares issuable upon exercise of the Warrant, then the Warrants shall be automatically exercised via cashless exercise; provided however, that if the automatic exercise contemplated shall result in a conflict with the beneficial ownership limitations as set forth in the Warrant, the Expiration Date shall be extended so long as necessary to provide for full exercise of the Warrant cashlessly.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares in the United States is Continental Stock Transfer & Trust Company.

Listing

Our ordinary shares are listed on the Nasdaq under the symbols “ETAO”.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware. This discussion does not purport to be a complete statement of the rights of our shareholders under applicable law in the Cayman Islands and our amended and restated memorandum and articles of association nor the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

Mergers and Similar Arrangements.    The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by three-fourths in value of each class of shareholders and creditors with whom the arrangement is to be made, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.    In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides that we shall indemnify our officers and directors for the time being and our liquidator or trustees (if any) for the time being acting in relation to any of the affairs of our company and each of them, and each of their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets and profits of our company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to our company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to our company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that the indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act provides that the shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held. Our amended and restated memorandum and articles of association provides that any action required or permitted to be taken at any annual or extraordinary general meetings of the Company may be taken only upon the vote of the shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with our Amended and Restated Memorandum and Articles of Association and may not be taken by written resolution of shareholders without a meeting.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles of Association allows our shareholders holding in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our amended and restated memorandum and articles of association does not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated memorandum and articles of association does not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated memorandum and articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. A director shall hold office until the expiration of his or her term or his or her successor shall have been elected and qualified, or until his or her office is otherwise vacated. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company or tendered at a meeting of the board of directors; (iv) without special leave of absence from our board of directors, is absent from six consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director; or (vi) is removed from office pursuant to any other provisions of our amended and restated memorandum and articles of association.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the Company are required to comply with fiduciary duties which they owe to the Company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our amended and restated memorandum and articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of not less than two-thirds of the issued shares of that class or with the sanction of a resolution passed at a separate meeting of the holders of the shares of that class by the holders of two-thirds of the issued shares of that class.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our amended and restated memorandum and articles of association, our amended and restated memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Nonresident or Foreign Shareholders.    There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of nonresident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about investors of the Company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in the Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject (such as compliance with anti-money laundering requirements, sanctions screening, maintaining statutory registers, and compliance with statutory information sharing requirements), or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

PLAN OF DISTRIBUTION

The Selling Shareholder may sell all or a portion of the Ordinary Shares held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Ordinary Shares are sold through underwriters or broker-dealers, the Selling Shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Ordinary Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•        on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•        in the over-the-counter market;

•        in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•        through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

•        a combination of any such methods of sale; and

•        any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell Ordinary Shares under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the Selling Shareholder may transfer the Ordinary Shares by other means not described in this prospectus. If the Selling Shareholder effects such transactions by selling Ordinary Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholder or commissions from purchasers of the Ordinary Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Ordinary Shares or otherwise, the Selling Shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Ordinary Shares in the course of hedging in positions they assume. The Selling Shareholder may also sell Ordinary Shares short and deliver Ordinary Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholder may also loan or pledge Ordinary Shares to broker-dealers that in turn may sell such shares.

The Selling Shareholder may pledge or grant a security interest in some or all of the Ordinary Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholder under this prospectus. The Selling Shareholder also may transfer and donate the Ordinary Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

There can be no assurance that the Selling Shareholder will sell any or all of the Ordinary Shares registered pursuant to the registration statement, of which this prospectus forms a part.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	US$
Accounting fees and expenses	US$
Legal fees and expenses	US$
Printing and postage expenses	US$
Miscellaneous expenses	US$
Total	US$

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier. Legal matters as to PRC law will be passed upon for us by Jingtian & Gongcheng. Hunter Taubman Fischer & Li LLC may rely upon Ogier with respect to matters governed by Cayman Islands law and Jingtian & Gongcheng with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of the Company and its subsidiaries as of December 31, 2022 and 2021 and for the years ended December 31, 2022, 2021, and 2020 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of WWC, P.C., an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting. The registered business address of WWC, P.C. is 2010 Pioneer Ct, San Mateo, CA 94403.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including amendments and relevant exhibits and schedules, under the Securities Act covering the ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares. Our SEC filings, including the registration statement, are also available to you on the SEC’s website at http://www.sec.gov. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on Form 6-K, unaudited quarterly financial information for the first three quarters of each fiscal year within 60 days after the end of each such quarter, or such applicable time as required by the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

•        Our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on September 1, 2023; and

•        Our Current Reports on Form 6-K filed with the SEC on December 18, 2023 and December 21, 2023 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act).

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

Wensheng Liu
1460 Broadway, 14th Floor
New York, New York 10036
Telephone: (347) 306-5134

You also may access the incorporated reports and other documents referenced above on our website at https://www.etao.world/.. The information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

ETAO INTERNATIONAL Co., LTD.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

ETAO International Co., Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of ETAO International Co., Ltd., subsidiaries, and variable interest entities (collectively the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of income (loss) and comprehensive income (loss), changes in shareholders’ equity, and cash flows in each of the years for the two-year period ended December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company had a working capital deficit and accumulated deficit as of December 31, 2022, which gave rise to substantial doubt that the Company would continue as a going concern. Management’s evaluation of the events and conditions and management’s plans to mitigate these matters are also described in Note 1. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID No.1171

We have served as the Company’s auditor since 2022.

San Mateo, California

September 1, 2023

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
CONSOLIDATED BALANCE SHEETS
(In U.S. dollars, except for share and per share data, or otherwise noted)

	As of
	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$8,933,208	$4,727,210
Restricted cash, current	2,328,230	6,281,783
Short-term investment	2,900,880	—
Accounts receivable, net	8,096,347	8,716,261
Advances to suppliers	315,502	498,207
Prepaid expenses and other receivables, net	1,877,354	3,499,945
Inventories	1,989,393	2,079,947
Current assets of discontinued operation	—	728,210
Total current assets	26,440,914	26,531,563

Restricted cash, non-current	725,171	792,074
Long-term Investment	—	—
Property, plants and equipment, net	17,687,745	19,334,008
Intangible assets, net	607,881	817,640
Goodwill	—	160,128,167
Prepayment for investments in real property	—	874,403
Land use right, net	501,555	556,551
Deferred tax assets, net	96,812	89,109
Finance lease assets	1,123,877	1,446,490
Right-of-use assets	5,351,870	7,223,995
Security deposits	45,687	84,233
Related party receivable	408,309	445,232
Non-current assets of discontinued operation	—	3,783,940
Total non-current assets	26,548,907	195,575,843
TOTAL ASSETS	$52,989,821	$222,107,405

Liabilities
Current liabilities:
Bank loans	$2,359,462	$3,149,407
Long-term bank loan – current portion	—	375,701
Note payable	3,102,103	3,797,706
Accounts payable	7,563,542	7,366,582
Contract liabilities	748,296	778,125
Accrued expenses and other current liabilities	18,585,015	15,221,163
Finance lease payable, current	842,871	1,376,410
Operating lease payable, current	1,245,130	1,402,727
Current liabilities of discontinued operation	—	5,056,394
Total current liabilities	34,446,419	38,524,215

Non-current liabilities of discontinued operation	—	2,348,149
Related parties payable	19,179,017	21,179,818
Finance lease payable, non-current	1,064,104	1,391
Operating lease payable, non-current	4,280,617	5,790,397
TOTAL LIABILITIES	58,970,157	67,843,970

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
CONSOLIDATED BALANCE SHEETS — (Continued)
(In U.S. dollars, except for share and per share data, or otherwise noted)

	As of
	December 31, 2022	December 31, 2021
Commitments and contingencies	—	—

Equity
Class B ordinary shares (US$0.0001 par value per share; 3,300,000 shares issued and outstanding as of December 31, 2022 and December 31, 2021;	330	330
Class A ordinary shares (US$0.0001 par value per share; 96,700,000 and 23,100,500 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively;	9,670	2,310
Additional paid-in capital	893,026,975	157,039,335
Subscription receivable	—	(616,469)
Statutory reserve	16,735	16,735
Accumulated deficit	(907,539,304)	(10,861,545)
Accumulated other comprehensive income/(loss)	(1,113,133)	352,192
Etao’s shareholders’ equity/(deficits)	(15,598,728)	145,932,888
Non-controlling interest	9,618,392	8,330,546
TOTAL EQUITY/(DEFICITS)	(5,980,336)	154,263,434
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$52,989,821	$222,107,405

The accompanying notes are an integral part of these consolidated financial statements.

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE LOSS
(In U.S. dollars, except for share and per share data, or otherwise noted)

	For the year ended December 31,
	2022	2021
Net revenue	$58,060,025	$53,337,278
Cost of revenue	(39,060,362)	(37,072,061)
Gross profit	18,999,663	16,265,217

Operating expenses:
Selling expenses	(7,570,575)	(5,693,125)
General and administrative expenses	(746,446,216)	(15,078,572)
Research and development expenses	(2,129,176)	(918,630)
Total operating expenses	(756,145,967)	(21,690,327)

Income (loss) from operations	(737,146,304)	(5,425,110)

Other income (loss):
Other income	669,522	427,656
Interest income	76,707	129,527
Impairment on equity investment	(159,299,092)	(3,905,776)
Interest expense	(503,719)	(530,192)
Other expense	(135,075)	(144,476)
Total other income (loss)	(159,191,657)	(4,023,261)

Profit (loss) before income tax expense	(896,337,961)	(9,448,371)

Income tax expense	(657,093)	(504,112)
Net loss from continuing business	$(896,995,054)	$(9,952,483)

Discontinued operation loss	—	(631,486)
Non-controlling interest (income) loss	317,295	40,606
Net loss attributed to shareholders	(896,677,759)	(10,543,363)

Other comprehensive income:
Foreign currency translation gain, net of income taxes	(1,465,325)	352,192
Total comprehensive income (loss)	$(898,143,084)	$(10,191,171)

Loss per ordinary share, basic and diluted	(8.97)	(0.11)
Weighted average number of ordinary shares outstanding, basic and diluted	100,000,000	100,000,000

The accompanying notes are an integral part of these consolidated financial statements.

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(In U.S. dollars, except for share and per share data, or otherwise noted)

	Class B Ordinary shares		Class A Ordinary shares		Additional paid-in capital	Subscription receivable	Statutory reserve	Accumulated deficit	Accumulated other comprehensive income (loss)	Total Etao’s shareholder’s equity	Non- controlling interests	Total Equity
	Share	Amount	Share	Amount
Balance as of December 31, 2020	3,300,000	330	7,519,629	752	1,248,918	(931,818)	—	(318,182)	—	—	—	—
Net (loss) income	—	—						(10,543,363)	—	(10,403,587)	(40,606)	(10,444,193)
Shares issued for acquisition	—	—	14,704,271	1,470	147,024,505	—	16,735	—	—	147,042,710	8,371,152	155,413,862
Shares issued for equity investment	—	—	376,600	38	3,765,962	—	—	—		3,766,000	—	3,766,000
Share-based compensation expenses	—	—	500,000	50	4,999,950	—	—	—	—	5,000,000	—	5,000,000
Proceeds from founders	—	—	—	—	—	315,349	—	—	—	315,349	—	315,349
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	352,192	352,192	—	352,192
Balance as of December 31, 2021	3,300,000	$330	23,100,500	$2,310	$157,039,335	$(616,469)	$16,735	$(10,861,545)	$352,192	$145,932,888	$8,330,546	$154,263,434
	Class B Ordinary shares		Class A Ordinary shares		Additional paid-in capital	Subscription receivable	Statutory reserve	Accumulated deficit	Accumulated other comprehensive income (loss)	Total Etao’s shareholder’s equity	Non- controlling interests	Total Equity
	Share	Amount	Share	Amount
Balance as of December 31, 2021	3,300,000	330	23,100,500	2,310	157,039,335	(616,469)	16,735	(10,861,545)	352,192	145,932,888	8,330,546	154,263,434
Net (loss) income	—	—						(160,682,759)	—	(160,682,759)	(317,295)	(161,000,054)
Share-based compensation expenses	—	—	73,599,500	7,360	735,987,640	—	—	—	—	735,995,000	—	735,995,000
subsidiaries representing as equity method	—	—	—	—	—	—	—	—	—	—	1,090,140	1,090,140
Proceeds from founders	—	—	—	—	—	616,469	—	—	—	616,469	—	616,469
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(1,465,325)	(1,465,325)	515,001	(950,325)
Balance as of December 31, 2022	3,300,000	$330	96,700,000	$9,670	$893,026,975	$—	$16,735	$(907,539,304)	$(1,113,133)	$(15,598,728)	$9,618,392	$(5,980,336)

The accompanying notes are an integral part of these consolidated financial statements.

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. dollars, except for share and per share data, or otherwise noted)

	For the year ended December 31,
	2022	2021
Net loss from continuing business	$(896,995,054)	$(9,952,483)
Adjustment:
Depreciation and amortization	1,951,902	1,696,188
Bad debt provision	1,070,148	237,960
Impairment for equity investment	159,299,092	3,905,776
Shares issued for compensation	735,995,000	5,000,000
Changes in operating assets:
Decrease/(increase) of restricted cash, current	3,544,888	(3,173,712)
Decrease/(increase) of accounts receivable	(155,495)	(2,113,002)
Decrease/(increase) of advances to suppliers	146,777	(36,001)
Decrease/(increase) of prepaid expenses and other receivables	341,115	187,987
Decrease/(increase) of inventories	(75,725)	(32,422)
Decrease/(increase) of deferred tax assets	(15,107)	(16,078)
Increase/(decrease) of accounts payable	798,416	620,504
Increase/(decrease) of advances from customers	32,476	78,462
Increase/(decrease) of accrued expenses and other payables	4,678,245	3,415,189
Increase/(decrease) of lease liabilities	207,209	(69,844)
Cash (used in)/provided by operating activities	10,823,888	(251,475)

Purchase of property, plant and equipment	(624,363)	(2,349,181)
Acquiring of intangible assets and long-term prepaid expenses	(9,533)	(7,202)
Payment for short-term investment	(2,971,162)	—
Proceeds for equity investment	—	15,531
Proceeds from disposal of investment in real property	—	226,213
Proceeds from rental deposit	32,656	20,640
Cash increased by acquisition	—	7,706,089
Cash provided by/(used in) investing activities	(3,572,402)	5,612,090

Proceeds/(repayment) of bank loans, net	(908,357)	64,125
Proceeds/(repayment) of note payable, net	(404,845)	(2,305,982)
Proceeds/(repayment) from related parties	(2,517,548)	2,446,680
Repayment of finance lease liability	653,595	(1,217,907)
Proceeds from allotment of shares	616,469	315,349
Cash provided by/(used in) financing activities	(2,560,688)	(697,734)

Foreign currency effect	(484,800)	64,330
Total cashflow	$4,205,998	$4,727,210

Cash as of January 1,	4,727,210	—
Cash as of December 31,	8,933,208	4,727,210
Net cash increase/(decrease)	$4,205,998	$4,727,210

Supplementary information
Taxes paid	621,840	42,771
Interest paid	476,169	480,092

The accompanying notes are an integral part of these consolidated financial statements.

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

On August 28, 2020, Etao International Co, Ltd. (“Etao” or the “Company”) was founded in Cayman Islands. The Company is controlled by the major shareholders: Etao International Group Inc. (“Etao Delaware”) and WSHP Capital LLC (“WSHP Capital”) which are domiciled in the State of Delaware and State of New York, respectively. On September 17, 2020, Etao International Group Co. Limited (“Etao HK”) was founded in Hong Kong. On September 24, 2020, Etao Global Holdings (“Etao Global”) was formed in the British Virgin Islands. On December 1, 2020, ETAO International Medical Technology Ltd. (“ETAO China”) was formed as a Wholly Foreign-Owned Entity in the People’s Republic of China.

From March 15, 2021 till June 30, 2021, Etao signed a series of VIE agreements and issued 14,704,271 shares to acquire majority shares of 11 companies in China. Through VIE agreements, Etao China controls 11 entities in China, including 6 hospitals and chain clinics, 4 technology related healthcare companies and 1 insurance brokerage agency.

Offline hospitals mainly involve general hospitals and various specialized hospitals. The hospitals’ income consists of drug, Diagnosis, Examination, Treatment, Assay, Nursing, Materials and so on. Guiyang Tianlun Hospital mainly provides maternity, health and reproductive services; Civil Hospital (Mengzhou City) and Changxing Zhizhou Hospital are second-level general hospitals with all departments, including medical treatment, scientific research, teaching, prevention, rehabilitation and healthcare, and pension service; Qianhu Medical Management provides advanced technology and excellent service for every beauty seeker. Kangning (Henyang) Healthcare Management is the first medical examination separation one-stop service institutions in Hengyang City, for individuals and groups to provide health examination, medical, family doctor, chronic disease management and other all-round personalized services. In the current situation of scarce medical resources in China, Kangning (Henyang) Healthcare Management provides another effective disease prevention, control solution and better medical experience for individuals, enterprises, public institutions and government agencies. Due to disputes with minority shareholders of Qianhu Medical, the Company lost control of Qianhu Medical in 2022. Therefore, the Company made full impairment of its equity cost in Qianhu Medical as of January 1, 2022 and the comparative figures of 2021 was restated to carve out Qianhu Medical from continuing business.

Aaliance Insurance Broker is mainly engaged in Insurance, reinsurance brokerage and risk management consulting, representing and selling products of various Insurance companies in China. The company has the insurance brokerage business license, national large enterprise group insurance business bidding qualification. Aaliance Insurance Broker focuses on comprehensive insurance services, in-depth scene, customized products, and relies on O2O online and offline three-dimensional services, to create a real comprehensive platform of insurance services.

Each technology has its own unique competitiveness. Chain Workshop is a leading digital healthcare provider in “Internet” + “healthcare” (artificial intelligence, big data, cloud computing, blockchain, etc.). Its core businesses include six major sections: internet hospital, cloud pharmacy, AI diagnosis, chronic disease management, internet doctor, international remote consultation. Each technology also provides technology development services for internet hospitals outside the system, to participate in and promote the development of informatization, digitalization and intellectualization of the medical industry with the guidance of industry application and customer demand.

Etao through Etao HK and its subsidiaries, VIE and VIE’s subsidiaries, primarily engages in healthcare related businesses in the People’s Republic of China (“PRC” or “China”).

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

As of December 31, 2022, Etao Hong Kong’s major subsidiaries and consolidated VIE are as follows:

Name	Date of Incorporation	Percentage of effective ownership	Principal Activities
Subsidiaries
ETAO International Medical Technology Ltd.	August 31, 2020	100%	WFOE, Technology
VIE and subsidiaries of VIE
Aaliance Insurance Brokers Co., Ltd and its 20 branches in China	July 14, 2010	VIE, 85% owned	Insurance Broker
Shanghai Weimin Info-tech Co., Ltd	November 10, 2017	100% owned subsidiary of 85% owned VIE	Software, online advertising support
Shandong Duorui Info-tech Co., Ltd.	March 6, 2019	70% owned subsidiary of 85% owned VIE	Software, online advertising support
Shandong Jingkai Info-tech Co., Ltd.	August 11, 2020	70% owned subsidiary of 85% owned VIE	Software, online advertising support
Jiangxi Qianhu Healthcare Group (Qianhu)	July 1, 2019	51% owned VIE	Cosmetology Hospital
Changsha Zhuoermei Medical Cosmetology Co., Ltd	February 14, 2010	100% owned subsidiary of 51% owned VIE	Cosmetology Hospital
Yichun Aicite Medical Cosmetology Co., Ltd.	March 6, 2018	100% owned subsidiary of 51% owned VIE	Cosmetology Hospital
Nanchang Ailaifu Medical Cosmetology Co., Ltd.	September 11, 2015	80% owned subsidiary of 51% owned VIE	Cosmetology Hospital
Nanchang Hongpingguo Medical Cosmetology Co., Ltd.	September 30, 2016	80% owned subsidiary of 51% owned VIE	Cosmetology Hospital
Changsha Keyanmei Medical Cosmetology Co., Ltd.	June 23, 2015	51% owned subsidiary of 51% owned VIE	Cosmetology Hospital
Hangzhou 6D Dental Medical Technology Co., LTD	August 30, 2010	51% owned VIE	Dental
Quzhou 6D Dental Clinic Co., LTD	March 16, 2015	51% owned subsidiary of 51% owned VIE	Dental
Hangzhou Sunsmile Dental Clinic	May 18, 2017	60% owned subsidiary of 51% owned VIE	Dental
Chain Workshop (Beijing) Co., Ltd.	August 27, 2003	100% owned VIE	AI, online healthcare
Shenzhen Gingularity Information Technology Co., Ltd	February 17, 2017	100% owned subsidiary of 100% owned VIE	AI, online healthcare
Nanjing Changguan Info-tech Co., Ltd.	January 5, 2010	51% owned subsidiary of 100% owned VIE	AI, online healthcare
Hunan Zhichao Healthcare Technology Limited	August 17, 2017	51% owned VIE	Healthcare technology
Henyang Kangning Health Management Limited	April 28, 2015	51% owned VIE	Health management
Guiyang Tianlun Infertility Hospital Limited	March 29, 2021	51% owned VIE	Hospital
Mengzhou Minsheng Hospital Limited	May 11, 2018	51% owned VIE	Hospital
Changxing Zhizhou Hospital Limited	March 5, 2019	51% owned VIE	Hospital
Beijing Baihuabaihui Biotech Limited	January 22, 2014	55% owned VIE	Bio-tech
Beijing Dnurse Technology Co., Ltd	July 30, 2013	67.39% owned VIE	Nursing

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

Etao, its subsidiaries, its VIEs and VIE’s subsidiaries are hereinafter collectively referred to as the “Company”.

The VIE Agreements

Etao International healthcare Technology Co., Ltd, WOFE of Etao, has entered into the following contractual arrangements with VIEs and their shareholders, that enable the Company to (i) have power to direct the activities that most significantly affect the performance of these VIEs and their subsidiaries, and (ii) receive the benefits of VIEs and their subsidiaries that could be significant to VIEs and its subsidiaries. VIEs are fully and exclusively responsible for the management of VIEs and its subsidiaries, absorbs all risk of losses of VIEs and their subsidiaries and has the exclusive right to exercise all voting rights of VIEs’ shareholders. Therefore, Etao is considered as the ultimate primary beneficiary of these VIEs and their subsidiaries and has consolidated these VIEs and their subsidiaries’ assets, liabilities, results of operations, and cash flows in the accompanying consolidated financial statements.

Exclusive Business Cooperation Agreement

Etao International Healthcare Technology Co., Ltd. (“the WOFE”) entered into an Exclusive Business Cooperation Agreement with 11 VIEs, pursuant to which the WOFE has the exclusive right to provide the 11 VIEs with technical services, management consulting and operation support in return for certain fees typically calculated to shift, from 51% to 100% of, VIEs’ operating profits to the WOFE, and the operating profits shall consist of the VIEs’ total consolidated profit, after deduction of any accumulated deficit in the preceding financial year(s), working capital, expenses, taxes and other statutory contributions. Without the WOFE’s prior written consent, VIEs may not accept any services subject to this agreement from any third party. The WOFE will have the exclusive ownership of all intellectual property rights created as a result of the performance of this agreement. This Agreement may be terminated (i) with the WOFE written consent, (ii) or when VIEs goes bankrupt or are liquidated in accordance with the applicable laws.

Exclusive Option Agreement

The Exclusive Option Agreement entered into by and among the WOFE and the VIEs. Pursuant to the Exclusive Option Agreement, Registered Shareholders irrevocably granted the WOFE or any third party designated by the WOFE an option to purchase all or part of their equity interests as agreed in Exclusive Business Co-operation Agreement (collectively, Granted Equity Interests) in VIEs and their subsidiaries at any time at a price determined at the WOFE’s discretion or in accordance with the applicable laws.

Without the WOFE’s prior written consent, VIEs and their shareholders agreed not to, among other things: (i) amend the articles of association of the VIES; (ii) increase or decrease the registered capital of the VIEs; (iii) change VIEs’ business activities; (iv) alter VIEs’ capital structure; (v) sell, assign, mortgage or dispose of any legal or beneficial rights to or in any of VIEs’ assets, business, or revenue; (vi) incur, assume or guarantee any debts, except for debts incurred in the ordinary course of business; (vii) enter into any material contract, except for contracts entered in the ordinary course of business; (viii) merge or consolidate with any third party or acquire or invest in any third party. Registered Shareholders have further covenanted, among other things, that not to distribute dividends Without the WOFE’s prior written consent. This Agreement will continue with full force and effect until the date when the Granted Equity Interests held by Registered Shareholders have been transferred to the WOFE or any third party designated by the WOFE.

Power of Attorney

Each shareholder of VIEs, executed Power of Attorney to irrevocably authorize the WOFE or any person(s) designated by the WOFE to act as its attorney-in-fact to exercise all of its rights as a shareholder of the VIEs, including, but not limited to, the right to receive all notices regarding the shareholders’ meetings, vote, make decisions and sign relevant documents as a shareholder. This agreement is effective and irrevocable until all of each shareholder’s equity interest in the VIEs has been transferred to these VIEs or the person(s) designated by the WOFE.

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

Equity Pledge Agreement

Under the Equity Interest Pledge Agreement signed by and among the WOFE and each shareholder of the VIEs, the shareholders of these VIEs have agreed to pledge equity interest in the VIEs as defined in the Exclusive Business Cooperation Agreement to the WOFE to guarantee the performance obligations of the VIEs under the Exclusive Service Agreement and the Exclusive Option Agreement. If any of VIEs or its Registered Shareholders breach their contractual obligations under these agreements, the WOFE, as pledgee, will have the right to exercise the Pledge. The Registered Shareholders also agreed that, without prior written consent of the WOFE, they will not dispose of the pledged equity interests or create or allow any encumbrance on the pledged equity interests.

Spousal Consent Letter

The spouses of each shareholder of the VIEs have each signed Spousal Consent Letters. Under the Spousal Consent Letter, the signing spouse unconditionally and irrevocably has agreed to: (i) the execution by his or her spouse of the above-mentioned Exclusive Business Cooperation Agreement, Exclusive Option Agreement, Power of Attorney and Equity Pledge Agreement, (ii) waive any right or benefits on Granted Equity Interests and assets in accordance with applicable laws, and confirm that he or she will not have any claim on such equity interests and assets; (iii) and he or she has not and does not intend to participate in the operation and management or other voting matters of the VIEs. In addition, in the event that the spouse obtains any equity interest in the VIEs held by his or her spouse for any reason, he or she agrees to be bound by and sign any legal documents substantially similar to the contractual arrangements entered into by his or her spouse.

Risks in relation to the VIE structure

The Company believes that the contractual arrangements with its VIE and their respective shareholders are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could, among others:

•        revoke business and operating licenses of Etao’s PRC subsidiary and VIE;

•        levy fines on Etao’s PRC subsidiary and VIE;

•        shut down services of Etao’s PRC subsidiary and VIE;

•        discontinue or restrict Etao’s PRC subsidiary and VIE’s operations in China;

•        impose conditions or requirements with which Etao’s PRC subsidiary and VIE may not be able to comply;

•        require Etao or Etao’s PRC subsidiary and VIE to restructure the relevant ownership structure or operations;

•        restrict or prohibit Etao’s use of the proceeds of the additional public offering to finance Etao’s business and operations in China; and

•        take other regulatory or enforcement actions that could be harmful to Etao’s or Etao’s PRC subsidiary and VIE’s business.

Etao’s ability to conduct its business may be negatively affected if the PRC government were to carry out of any of the aforementioned actions. As a result, Etao may not be able to consolidate its VIE in its consolidated financial statements as it may lose the ability to exert effective control over the VIE and their respective shareholders and it may lose the ability to receive economic benefits from the VIE. Etao, however, does not believe such actions would result in the liquidation or dissolution of Etao, its PRC subsidiaries and VIE.

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

The interests of the shareholders of VIE may diverge from that of Etao and that may potentially increase the risk that they would seek to act contrary to the contractual terms, for example by influencing VIE not to pay the service fees when required to do so. Etao cannot assure that when conflicts of interest arise, shareholders of VIE will act in the best interests of Etao or that conflicts of interests will be resolved in Etao’s favor. Etao believes the shareholders of VIE will not act contrary to any of the contractual arrangements and the exclusive option agreements provide Etao with a mechanism to remove the current shareholders of VIE should they act to the detriment of Etao. Etao relies on certain current shareholders of VIE to fulfill their fiduciary duties and abide by laws of the PRC and act in the best interest of Etao. If Etao cannot resolve any conflicts of interest or disputes between Etao and the shareholders of VIE, Etao would have to rely on legal proceedings, which could result in disruption of its business, and there is substantial uncertainty as to the outcome of any such legal proceedings.

The following financial information of the VIE and VIE’s subsidiaries were included in the accompanying consolidated financial statements as of December 31, 2022 and December 31, 2021, and for the year ended December 31, 2022 and 2021:

Consolidated Statements of Operations Information

	For the year ended December 31, 2022
	Parent	Non-VIE subsidiaries	VIE	Elimination	Consolidated
Revenues	$—	$—	$58,060,025	$—	$58,060,025
Cost of revenues	$—	$—	$(39,060,362)	$—	$(39,060,362)
Share of loss from non-VIE subsidiaries	$—	$—	$—	$—	$—
Share of income/(loss) from VIEs	$—	$—	$—	$—	$—
Net income/(loss) attribute to Etao’s shareholders	$(896,021,553)	$—	$(656,206)	$—	$(896,677,759)
Comprehensive loss	$(896,021,553)	$—	$(2,121,531)	$—	$(898,143,084)
	For the year ended December 31, 2021
	Parent	Non-VIE subsidiaries	VIE	Elimination	Consolidated
Revenues	$—	$—	$53,337,278	$—	$53,337,278
Cost of revenues	$—	$—	$(37,072,061)	$—	$(37,072,061)
Share of loss from non-VIE subsidiaries	$—	$—	$—	$—	$—
Share of income/(loss) from VIEs	$—	$—	$—	$—	$—
Net income/(loss) attribute to Etao’s shareholders	$(8,861,172)	$—	$(1,682,191)	$—	$(10,543,363)
Comprehensive loss	$(8,861,172)	$—	$(1,329,999)	$—	$(10,191,171)

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

Consolidated Balance Sheets Information

	As of December 31, 2022
	Parent	Non-VIE subsidiaries	VIE	Elimination	Consolidated
Current assets	$—	$—	$26,440,914	$—	$26,440,914
Investments in non-VIE subsidiaries	$—	$—	$—	$—	$—
Equity in VIEs through VIE agreements	$158,588,161	$—	$—	$(158,588,161)	$—
Non-current assets	$—	$—	$33,202,614	$141,367,571	$174,570,186
Total liabilities	$23,359,961	$—	$42,263,903	$(6,653,707)	$58,970,157
Shareholders’ equity	$135,228,200	$—	$17,379,625	$(10,566,883)	$142,040,943
	As of December 31, 2021
	Parent	Non-VIE subsidiaries	VIE	Elimination	Consolidated
Current assets	$—	$—	$26,531,563	$—	$26,531,563
Investments in non-VIE subsidiaries	$—	$—	$—	$—	$—
Equity in VIEs through VIE agreements	$169,874,463	$—	$—	$(169,874,463)	$—
Non-current assets	$—	$—	$39,468,354	$156,478,040	$195,946,394
Total liabilities	$22,831,753	$—	$48,662,345	$(3,650,127)	$67,843,970
Shareholders’ equity	$147,042,710	$—	$16,967,020	$(9,746,296)	$154,263,434

Consolidated Cash Flows Information

	For the year ended December 31, 2022
	Parent		Non-VIE subsidiaries	VIE	Elimination	Consolidated
Net cash provided by (used in) operating activities		$(1,144,678)	$—	$11,968,566	$—	$10,823,888
Net cash provided by investing activities	$		$—	$(3,572,402)	—	$(3,572,402)
Net cash provided by (used in) financing activities		$1,144,678	$—	$(3,705,366)	$—	$(2,560,688)
	For the six months ended December 31, 2021
	Parent		Non-VIE subsidiaries	VIE	Elimination	Consolidated
Net cash provided by (used in) operating activities		$(315,349)	$—	$63,874	$—	$(251,475)
Net cash provided by investing activities	$		$—	$5,612,090	—	$5,612,090
Net cash provided by (used in) financing activities		$315,349	$—	$(1,013,084)	$—	$(697,734)

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

Going Concern

The accompanying financial statements have been prepared in conformity with U.S. GAAP which contemplates continuation of the Company on a going concern basis. The going concern basis assumes that assets are realized, and liabilities are settled in the ordinary course of business at amounts disclosed in the financial statements. As of and during the year ended December 31, 2022, the Company had a net working capital deficit of $7,625,158, accumulated deficit of $907,539,304, and net loss of $896,677,759. The factors give rise to substantial doubt to the Company’s ability to continue as going concern. The Company’s ability to continue as a going concern depends upon its ability to market and sell its products and services and sustainable profit margins and to generate positive operating cash flows.

Management’s plan is to continue improve operations by leveraging its distribution channels from its diverse subsidiaries across the entire healthcare ecosystem in order to generate sustainable profits and positive cash flows. The Company merged with a special purpose acquisition company (SPAC) and plan to raise additional capital through the private and public markets by using the SPAC as a financial platform. Management believes that the valuation and liquidity brought by a merger will allow for the Company to re-organize its debt and raise additional capital to expand operations to generate re-occurring sustainable profits and positive working capital. If the Company is not able to continue generating profits and positive operating cash flows, raise additional capital, or complete a merger with the SPAC, there is the risk that the Company may become insolvent.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The consolidated financial statements include the financial statements of the Company, its subsidiaries, its VIE and its VIE’s subsidiaries. All inter-company transactions and balances have been eliminated upon consolidation.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period and accompanying notes, including allowance for doubtful accounts, net realizable value of inventories, the useful lives of property and equipment and intangible assets, impairment of long-lived assets (including goodwill), valuation allowance of deferred tax assets, valuation and recognition of share-based compensation expenses and fair value of assets and liabilities acquired in business combination. Actual results could differ from those estimates.

Non-controlling Interest

Non-controlling interest on the consolidated balance sheets is resulted from the consolidation of 11 subsidiaries acquired in 2021. The portion of the income or loss applicable to the non-controlling interest in subsidiary is reflected in the consolidated statements of operations and comprehensive loss.

Foreign currency translation and transaction

The accompanying consolidated financial statements are presented in the United States dollar (“$”), which is the reporting currency of the Company. The functional currency of the PRC subsidiaries is Renminbi (“RMB”).

Assets and liabilities denominated in currencies other than the reporting currency are translated into the reporting currency at the rates of exchange ruling at the balance sheet date. Translation gains and losses are recognized in the consolidated statements of operations and comprehensive loss as other comprehensive income or loss. Transactions in

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

currencies other than the reporting currency are measured and recorded in the reporting currency at the exchange rate prevailing on the transaction date. The cumulative gain or loss from foreign currency transactions is reflected in the consolidated statements of operations and comprehensive loss as other income (other expenses).

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used in creating the consolidated financial statements:
	As of
	December 31, 2022	December 31, 2021
Balance sheet items, except for equity accounts	6.6879	6.3524
	For the Year Ended December 31,
	2022	2021
Items in the statements of operations and comprehensive income (loss), and statements of cash flows	6.7347	6.4389

Business combination and non-controlling interests

Business combinations are recorded using the acquisition method of accounting. The assets acquired, the liabilities assumed, and any non-controlling interests of the acquiree at the acquisition date, if any, are measured at their fair values as of the acquisition date. Goodwill is recognized and measured as the excess of the total consideration transferred plus the fair value of any non-controlling interest of the acquiree and fair value of previously held equity interest in the acquiree, if any, at the acquisition date over the fair values of the identifiable net assets acquired. The consideration was made in the form of cash payment. Consideration transferred in a business acquisition is measured at the fair value as of the date of acquisition. Acquisition-related expenses and restructuring costs are expensed as incurred.

For the Company’s majority-owned subsidiaries of its VIEs, a non-controlling interest is recognized to reflect the portion of their equity which is not attributable, directly or indirectly, to the Company. Consolidated net loss on the consolidated statements of operation and comprehensive loss includes the net loss attributable to non-controlling interests. The cumulative results of operations attributable to non-controlling interests, are recorded as non-controlling interests in the Company’s consolidated balance sheets.

Fair Value Measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

•        Level 1 applies to assets or liabilities for which there are quoted prices, in active markets for identical assets or liabilities.

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical asset or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

•        Level 3 applies to asset or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Based on the short-term nature of cash and cash equivalents, accounts receivable, advance to suppliers, amounts due from related parties and other current assets, accounts payable, advances from customers, accrued expenses and other current liabilities management has determined that the carrying value approximates their fair values.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, the Company’s demand deposit placed with financial institutions, which have original maturities of less than three months and unrestricted as to withdrawal and use.

Restricted cash, current

Restricted cash, current consists of two natures of restricted cash. A) The bank deposits as securities for bank acceptance note payables. B) The funds received from insurance buyers deposited into an escrow account. The funds are used to be paid to insurance company to fulfill the insurance fee purchase obligation.

Restricted cash, non-current

Restricted cash represents the bank deposit mandatory required by China Banking and Insurance Commission to conduct licensed insurance agency business.

Short-term investment

Short-term investment consists of investment in a monetary fund managed by China Industrial and Commercial Bank, the original maturities of which are less than three months. The funds are unsecured with variable interest rates. The Company measures the short-term investment at fair value and fair value is estimated based on quoted price of the fund provided by China Industrial and Commercial Bank at the end of each period.

Accounts Receivable, net

Accounts receivable, net are stated at the original amount less an allowance for doubtful receivables. The allowance for doubtful accounts and authorized credits is estimated based upon the Company’s assessment of various factors including historical experience, the age of the accounts receivable balances, current economic conditions and other factors that may affect the Company’s customers’ ability to pay. An allowance is also made when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables.

Advance to suppliers

The suppliers usually require advance payments when the Company orders services and the prepayments will be utilized to offset the Company’s future payments. These amounts are unsecured, non-interest bearing and generally short-term in nature.

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Inventories

Inventories, primarily consisting of consumer products, are stated at the lower of cost or net realizable value, with net realized value represented by estimated selling prices in the ordinary course of business, less reasonably predictable costs of disposal and transportation. Cost of inventory is determined using the weighted average cost method. Adjustments are recorded to write down the cost of inventory to the estimated net realizable value due to slow-moving merchandise and damaged products, which is dependent upon factors such as historical and forecasted consumer demand.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. Estimated useful lives are as follows:
Category	Estimated useful lives
Furniture	5 years
Office equipment	3 – 15 years
Vehicle	5 years
Medical equipment	5 – 10 years
Buildings	50 years
Leasehold improvement	The same as the operating lease period

Repair and maintenance costs are charged to expenses as incurred, whereas the cost of renewals and betterment that extends the useful lives of property and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the consolidated statements of income.

Intangible assets, net

Intangible assets are recognized and measured at cost or at fair value if acquired through a business combination. The identifiable intangible assets acquired are amortized on a straight-line basis over the respective useful lives as follows:
Category	Estimated useful lives
Software	5 – 10 years
Land use right	50 years
Domain names	5 – 6 years
Trademark and patent	5 – 20 years
Customer relationship	9 – 10 years

Impairment of long-lived assets (other than goodwill)

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. As of December 31, 2021, the Company made the impairment of $3,896,474 for two equity investments. The Company made the impairment of $11,019,619 during the year ended December 31, 2022.

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Goodwill

Goodwill is recognized and measured as the excess of the total consideration transferred plus the fair value of any non-controlling interest of the acquiree and fair value of previously held equity interest in the acquiree, if any, at the acquisition date over the fair values of the identifiable net assets acquired. Goodwill is not depreciated or amortized but is tested for impairment on an annual basis as of December 31 and in between annual tests when an event occurs or circumstances change that could indicate that the asset might be impaired.

In accordance with the Financial Accounting Standards Board (“FASB”) guidance on “Testing of Goodwill for Impairment”, the Company has the option to assess qualitative factors first to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the Company decides, as a result of its qualitative assessment, that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the quantitative impairment test is mandatory. Otherwise, no further testing is required. The quantitative impairment test consists of a comparison of the fair value of each reporting unit with its carrying amount, including goodwill. A goodwill impairment charge will be recorded for the amount by which a reporting unit’s carrying value exceeds its fair value, but not to exceed the carrying amount of goodwill. The Company made the impairment of $148,279,473 during the year ended December 31, 2022.

Commitments and contingencies

In the normal course of business, the Company is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

Revenue recognition

In May 2014, the FASB issued Topic 606, “Revenue from Contracts with Customers”. This topic clarifies the principles for recognizing revenue and develops a common revenue standard for U.S. GAAP. Simultaneously, this topic supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the Codification. The core principle of the guidance requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

The Company generates revenue through four lines of business, which are: insurance agency commission, sale of medical supply products, inpatient and clinic care, and provision of medical technology services.

1.      Insurance agency commission

Commission is generated from sale of medical insurance. The Company markets and sells insurance policies originated by multiple insurance carriers via offline and online platforms. The Company recognizes the commission revenue on a net basis as the Company is acts as an agency in these transactions and is not responsible for fulfilling the promise to provide the specified insurance products. The Company recognizes revenue at the point of time when the insurance policy has been issued to the policyholder. Payments are typically either made in advance or upon completion of the writing of the policy.

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

2.      Sales of medical supplies or products

The Company sells pharmaceutical products to hospital inpatients and outpatients in accordance with medical prescriptions. The Company recognizes the revenue when the pharmaceutical products are physically transferred to patients and fees can be collected. The Company is considered as a principal in the sale of pharmaceutical products because it takes inventory risk for the goods that are to be sold; accordingly, revenue is recognized on a gross basis. The performance obligation is the transfer of possession and control of the pharmaceutical product to the patient.

The Company sells medical supplies to hospitals or clinics. The Company recognizes the revenue when the medical supplies are handed over to clinics and proceeds can be collected. The performance obligation is the transfer control and possession of the products to the hospitals or clinics. The Company is considered as a principal when its sells the medical supplies because it takes inventory risk for the goods to be sold; accordingly, revenue is recognized on a gross basis. Payments is typically received after delivery of products.

3.      Provision of medical or clinical services

The Company provides various medical and clinical services to patients. The Company recognizes revenue when individual deliverable services such as diagnosis, lab work, scans, consultation, and treatments, etc. have been provided to the patients. Medical and clinical service revenue is recognized on a gross basis, as the Company is responsible to supervise, evaluate, manage and compensate medical staff whom deliver the services, and the Company has discretion in establishing the pricing for services charged to patients. The performance obligation is the provision of services detailed above to patients. Each deliverable service is typically completed in a single visit. Payment is received from patients after completion of each visit as well as through reimbursement by the government.

4.      Provision of medical technology services

The Company provides medical software service to hospitals and or clinics. The Company recognizes the revenue when the performance obligation has been met, which is when software is provisioned and made available to customers to use over a period of time. The Company also provides an APP to doctors enabling them to provide online consultations to patients. Service fees are charged to doctors on commission basis when doctors collect consultation fees from their patients. The Company is considered as a principal to provide the service because the software is developed by the Company. Thus, the revenue is recognized on a gross basis.

The Company has elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations in (i) contracts that have an original expected length of one year or less; and (ii) contracts where revenue is recognized as invoiced.

Timing of revenue recognition may differ from the timing of invoicing to customers. Accounts receivable represent amounts invoiced and revenue recognized when the Company has satisfied the Company’s performance obligation and has the unconditional right to payment.

Advance from customers consists of payments received related to unsatisfied performance obligations at the end of the period. These are considered contract liabilities. The advance from customers as of December 31, 2022 and December 31, 2021 were $748,296 and $778,125, respectively.

The following table identifies the disaggregation of the Company’s revenue for the year ended December 31, 2022 and 2021:
	2022	2021
Net product revenue	$5,027,612	$5,205,352
Hospital services revenue	37,353,737	32,075,684
Insurance brokage	14,327,161	14,767,668
Software and other technical service revenue	1,351,515	1,288,574
Total	$58,060,025	$53,337,278

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company applied a practical expedient to expense costs as incurred for costs to obtain a contract with a customer when the amortization period would have been one year or less. The Company has no material incremental costs of obtaining contracts with customers that the Company expects the benefit of those costs to be longer than one year which need to be recognized as assets. The Company records revenue net of value added tax and related surcharges.

Cost of revenue

Cost of revenue for insurance commission business mainly consists of advertising cost through online or offline and other channel expense in order to access to more potential insurance buyers.

Cost of revenue for medical products mainly consists of inventory cost of (a) pharmaceuticals and medical tools to be sold for pharmaceuticals sales; and (b) materials used, outsourcing production cost, allocated overhead, and other direct cost for the products the company produced.

Cost of revenue for medical service or clinic services mainly consists of materials used, doctors and nursery cost, allocated overhead, and other direct cost for the service the company provided.

Cost of revenue for technology service mainly consists of labor cost directly related to the service delivered to customers.

Selling expenses

Selling expenses mainly consists of labor expenses for sales personnel, commission for sales staff and other miscellaneous selling expenses.

General and administrative expenses

General and administrative expenses mainly consist of professional service fees, labor expenses, unexpected inventory loss from closing of warehouses and other miscellaneous administrative expenses.

Research and development expenses

Research and development expenses consist primarily of salaries and benefits of employees and related expenses for IT professionals involved in developing technology platforms, server and other equipment depreciation, bandwidth and data center costs, and rental fees. All research and development costs have been expensed as incurred as the costs qualifying for capitalization have been insignificant.

Share-based compensation expenses

All share-based awards granted to employees, which are share options, are measured at fair value on grant date. Share based compensation expense is recognized using the straight line method, over the requisite service period, which is the vesting period.

Operating leases

Prior to the adoption of ASC 842 on January 1, 2019:

Leases, mainly leases of factory buildings, offices and employee dormitories, where substantially all the rewards and risks of ownership of assets remain with the lessor are accounted for as operating leases. Payments made under operating leases are recognized as an expense on a straight-line basis over the lease term. The Company had no finance leases for any of the periods stated herein.

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Upon and hereafter the adoption of ASC 842 on January 1, 2019:

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liability, and operating lease liability, non-current in the Company’s consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. When determining the lease term, the Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option, if any. As the Company’s leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company has elected to adopt the following lease policies in conjunction with the adoption of ASU 2016-02: (i) for leases that have lease terms of 12 months or less and does not include a purchase option that is reasonably certain to exercise, the Company elected not to apply ASC 842 recognition requirements; and (ii) the Company elected to apply the package of practical expedients for existing arrangements entered into prior to January 1, 2019 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and(c) initial direct costs.

Finance lease

The Company classifies a lease as a finance lease when the lease meets any of the following criteria at lease commencement:

•        The lease transfers ownership of the underlying asset to the lessee by the end of the lease term;

•        The lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise;

•        The lease term is for the major part of the remaining economic life of the underlying asset;

•        The present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments in accordance with ASC 842 paragraph 842-10-30-5(f) equals or exceeds substantially all of the fair value of the underlying asset;

•        The underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

Lease term includes rent holidays and options to extend or terminate the lease when the Company is reasonably certain that it will exercise that option. The Company does not recognize finance lease assets or lease liabilities for renewal periods unless it is determined that the Company is reasonably certain of renewing the lease at inception or when a triggering event occurs. The lease assets for finance leases consist of the amount of the measurement of the lease liabilities and any prepaid lease payments. The interest and amortization expense of finance lease are presented separately. Interest expense is determined using the effective interest method. Amortization expense is recorded on a straight-line basis of the finance lease assets. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company’s operating subsidiaries in PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB 100,000 ($14,537). In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

The Company did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of income for the years ended December 31, 2021 and 2020, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

Value added tax (“VAT”)

The Company is subject to VAT and related surcharges on revenue generated from services provided or products sold. The Company records revenue net of VAT. This VAT may be offset by qualified input VAT paid by the Company to suppliers. Net VAT balance between input VAT and output VAT is recorded in the line item of other current assets on the consolidated balance sheets.

The VAT rate is 6% for taxpayers providing services and 13% for products sold. Entities that are VAT general taxpayers are allowed to offset qualified input VAT, paid to suppliers against their output VAT liabilities.

Earnings per share

Basic earnings per share is computed by dividing net earnings attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares.

The Company have designated two classes of ordinary shares that have identical rights and privileges, except for voting rights. Each Class A Ordinary Share is entitled to one vote while Class B ordinary shares entitled to thirty votes. The two classes are combined and presented as one class for EPS purposes since the only difference is related to voting rights, but the classes otherwise share equally in dividends and residual net assets on a per share basis. In this situation, the earnings per share amounts presented reflect both classes of ordinary share.

Segment reporting

In accordance with ASC Topic 280, Segment Reporting, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer. The Company’s CODM evaluates the Company’s performance based on revenues and gross profit by three operating segments: 1) Insurance brokerage; 2) Telemedicine and Digital Assets; 3) Offline Hospitals and Clinics. Currently, the Company does not appoint officers to act as chief officer for

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

each segment. However, the Company summarizes all business and classify into the three segments so that investors can understand the overall business nature of subsidiaries. Thus, the Company has three reportable operating segments, which is discussed in Note 17, Segment Reporting.

Recent accounting pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In February 2016, FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. In July 2018, ASU 2016-02 was updated with ASU 2018-11, Targeted Improvements to ASC Topic 842, which provides entities with relief from the costs of implementing certain aspects of the new leasing standard. Specifically, under the amendments in ASU 2018-11, (1) entities may elect not to recast the comparative periods presented when transitioning to ASC 842 and (2) lessors may elect not to separate lease and non-lease components when certain conditions are met. In November 2019, ASU 2019-10, Codification Improvements to ASC 842 modified the effective dates of all other entities. In June 2020, ASU 2020-05 defer the effective date for one year for entities in the “all other” category. For all other entities, the amendments in ASU 2020-05 are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early application of the guidance continues to be permitted. The Company will adopt ASU 2016-02 from January 1, 2022. The Company is in the process of evaluating the effect of the adoption of this ASU.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments — Credit Losses”, which will require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Subsequently, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, to clarify that receivables arising from operating leases are within the scope of lease accounting standards. Further, the FASB issued ASU No. 2019-04, ASU 2019-05, ASU 2019-10, ASU 2019-11 and ASU 2020-02 to provide additional guidance on the credit losses standard.

For all other entities, the amendments for ASU 2016-13 are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. Adoption of the ASUs is on a modified retrospective basis. The Company will adopt ASU 2016-13 from January 1, 2023. The Company is in the process of evaluating the effect of the adoption of this ASU.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

Significant risks and uncertainties

A      Credit risk

Assets that potentially subject the Company to significant concentration of credit risk primarily consist of cash and cash equivalents. The maximum exposure of such assets to credit risk is their carrying amount as at the balance sheet dates. As of December 31, 2022, the Company held cash and cash equivalents of $8,933,208, all of which was deposited in financial institutions located in Mainland China, and each bank account is insured by the government authority with the maximum limit of RMB 500,000 (equivalent to approximately $76,500). In addition, the Company maintains certain bank accounts in Hong Kong and Cayman, which are not insured by Federal Deposit Insurance Corporation

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(“FDIC”) insurance or other insurance. To limit exposure to credit risk relating to deposits, the Company primarily place cash and cash equivalent deposits with large financial institutions in China which management believes are of high credit quality and the Company also continually monitors their credit worthiness.

The Company’s operations are carried out in China. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. In addition, the Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, rates and methods of taxation among other factors.

B      Liquidity risk

The Company is also exposed to liquidity risk which is risk that it is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Company will turn to other financial institutions and the shareholders to obtain short-term funding to meet the liquidity shortage.

C      Foreign currency risk

Much of the Company’s operating activities and the Company’s assets and liabilities are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the Peoples’ Bank of China (“PBOC”) or other authorized financial institutions at exchange rates quoted by PBOC. Approval of foreign currency payments by the PBOC or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices and signed contracts. The value of RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

D      Other risk

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, such as the COVID-19 outbreak and spread, which could significantly disrupt the Company’s operations.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Company’s ability to operate profitably, to generate cash flows from operations, and to pursue financing arrangements to support its working capital requirements.

In assessing the Company’s liquidity, the Company monitors and analyzes its cash and cash equivalents and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. As of and during the year ended December 31, 2022, the Company had a net working capital deficit of $7,625,158, accumulated deficit of $907,539,304, and net loss of $896,677,759. None of the Company’s stockholders, officers or directors, or third parties, are under any obligation to advance us funds, or to invest in us. Accordingly, we may not be able to obtain additional financing. If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of our business plan, and reducing overhead expenses. We cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all.

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

3. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net, consists of the following:

	As of
	December 31, 2022	December 31, 2021
Accounts receivable	8,789,041	$9,380,175
Less: allowance for doubtful accounts	(692,694)	(663,914)
Accounts receivable, net	$8,096,347	$8,716,261

The movements in the allowance for doubtful accounts for the years ended June 30, 2022 and December 31, 2021 were as follows:

	December 31, 2022	December 31, 2021
Balance at beginning of the year	(663,914)	$—
Additions of provision	(120,258)	(306,723)
Written-off	38,973	—
Additions by acquisition	—	(346,023)
Exchange effect	52,505	(11,168)
Balance at end of the year	$(692,694)	$(663,914)

4. PREPAID EXPENSES AND OTHER CURRENT ASSETS, NET

Prepayments and other current assets, net, consists of the following:

	As of
	December 31, 2022	December 31, 2021
Prepaid expenses	54,888	206,275
Prepaid tax	106,557	115,216
Loan to third parties(i)	1,521,052	1,768,810
Short-term deposits	204,153	126,765
Paid on behalf of customers or suppliers	6,700	117,332
Receivable from third parties	906,291	271,874
Employee advances	273,877	906,987
Others	48,827	322,169
Subtotal	3,122,345	3,835,428
Less: allowance for doubtful accounts	(1,244,991)	(335,483)
Total prepayments and other current assets, net	$1,877,354	$3,499,945

____________

(i)      Included in the loan to third parties as of December 31, 2021, loan amount of $768,856 is charged at 15% annual interest rate, and the remaining loans are interest free loans. All loans are due within 1 year. For all loans as of December 31, 2022, they are interest free and due within 1 year.

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

4. PREPAID EXPENSES AND OTHER CURRENT ASSETS, NET (cont.)

The movements in the allowance for doubtful accounts for the years ended December 31, 2022 and 2021 were as follows:

	As of
	December 31, 2022	December 31, 2021
Balance at beginning of the year	(335,483)	$—
Additions by acquisition	—	(397,157)
Addition	(1,003,797)	—
Written off	535	68,763
Exchange effect	93,754	(7,089)
Balance at end of the year	$(1,244,991)	$(335,483)

5. INVENTORY, NET

Inventories, net, consists of the following:

	As of
	December 31, 2022	December 31, 2021
Raw material	69,498	$40,951
Finished goods	1,810,442	2,034,447
Low value consumables	163,311	83,840
Subtotal	2,043,251	2,159,238
Less: Inventory write-down	(53,858)	(79,291)
Inventories, net	$1,989,393	$2,079,947

6. PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consists of the following:

	As of
	December 31, 2022	December 31, 2021
Office equipment	636,060	1,186,674
Vehicle	281,813	306,014
Medical equipment	12,859,238	13,331,170
Leasehold improvement	603,473	94,610
Buildings	15,342,043	15,762,140
Subtotal	29,722,627	30,680,608
Less: accumulated depreciation	(12,034,882)	(11,346,600)
Property and equipment, net	$17,687,745	19,334,008

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

7. INTANGIBLE ASSETS NET

Intangible assets, net, consists of the following:

	As of
	December 31, 2022	December 31, 2021
Software	1,414,291	$1,551,446
Subtotal	1,414,291	1,551,446
Less: accumulated amortization	(806,410)	(733,806)
Intangible asset, net	607,881	$817,640

Future estimated amortization expense of intangible assets is as follows:

By December 31, 2023	$100,552
By December 31, 2024	93,173
By December 31, 2025	90,121
By December 31, 2026	86,667
By December 31, 2027	86,654
Thereafter	150,713
Total	$607,880

8. LAND USE RIGHT

Land use right, net, consists of the following:

	As of
	December 31, 2022	December 31, 2021
Original cost	542,741	589,348
Less: accumulated amortization	(41,186)	(32,797)
Land use right, net	501,555	$556,551

Future estimated amortization expense of intangible assets is as follows:

By June 30, 2023	$15,626
By June 30, 2024	15,626
By June 30, 2025	15,626
By June 30, 2026	15,626
By June 30, 2027	15,626
Thereafter	423,425
Total	$501,555

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

9. LONG-TERM INVESTMENT

Equity investment, net consist of following:

	As of
Investee	December 31, 2022	December 31, 2021
Changsha Zhenghe Orthopedics Hospital Limited	3,766,000	3,766,000
Beijing Zhongqihuashang Venture Investment Management Co., Ltd.	130,474	141,679
Henan Shangshan Health Technology Co., Ltd.	47,366	—
Qianhu Medical Management (Jiangxi) Co., Ltd.	10,972,253	—
Subtotal	14,916,093	3,907,679
Less: Impairment	(14,916,093)	(3,907,679)
Equity investment, net	—	$—

The Company made equity investment of $3,766,000 into Changsha Zhenghe Orthopedics Hospital Limited to take 41% equity interest of this investee. As this investee was under a lawsuit which may cause a liquidation, the Company made a full impairment of its investment cost as of December 31, 2022 and December 31, 2021.

The investment into Beijing Zhongqihuashang Venture Investment Management Co., Ltd. takes 10% of its equity interest of this investee, without board seats. Due to limited information obtained from the investee, the Company made a full impairment of its investment cost as of December 31, 2022 and December 31, 2021.

The Company lost control in Qianhu Medical Management (Jiangxi) Co., Ltd. in 2022. Therefore, the Company used equity method to book its investment and made full impairment of its net book value of the investment into this subsidiary as of January 1, 2022.

The Company decided to liquidate Henan Shangshan Health Technology Co., Ltd. Therefore, the Company made full impairment of its net book value of the investment into this subsidiary as of January 1, 2022.

10. ACQUISITION AND NON-CONTROLLING INTERESTS

On March 15, 2021, Etao issued 2,627,511 of class A ordinary shares at the par value of USD $0.0001 and cash payable of $6,568,779 with a due date of April 20, 2023, for the total consideration to acquire 85% equity interest of Aaliance Insurance Broker Co., Ltd. (“Aaliance”) and its subsidiaries.

On March 16, 2021, Etao issued 902,904 of class A ordinary shares at the par value of USD $0.0001 and cash payable of $2,257,261 for the consideration to acquire 51% equity interest of Qianhu Medical Management (Jiangxi) Co., Ltd (“Qianhu”) and its subsidiaries.

On March 18, 2021, Etao issued 690,462 of class A ordinary shares at the par value of USD $0.0001 and cash payable of $1,726,154 for the consideration to acquire 51% equity interest of Hangzhou Six Dimension Dental Medical Technology Co., Ltd (“6D”) and its subsidiaries.

On March 18, 2021, Etao issued 1,923,100 of class A ordinary shares at the par value of USD $0.0001 for the consideration to acquire 100% equity interest of Chain Workshop (Beijing) Co., Ltd. (“Chain”) and its subsidiaries.

On March 22, 2021, Etao issued 2,353,800 of class A ordinary shares at the par value of USD $0.0001 for the consideration to acquire 51% equity interest of Zhichao Medical Technology (Hunan) Co., Ltd. “Zhichao”)

On March 31, 2021, Etao issued 312,600 of class A ordinary shares at the par value of USD $0.0001 and cash payable of $941,538 for the consideration to acquire 51% equity interest of Kangning (Henyang) Healthcare Management Co., Ltd. (“Kangning”)

On March 31, 2021, Etao issued 1,076,507 of class A ordinary shares at the par value of USD $0.0001 for the consideration to acquire 51% equity interest of Guiyang Tianlun Infertility Hospital Limited. (“Tianlun”)

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

10. ACQUISITION AND NON-CONTROLLING INTERESTS (cont.)

On March 30, 2021, Etao issued 1,093,800 of class A ordinary shares at the par value of USD $0.0001 and cash payable of $7,323,300 for the consideration to acquire 51% equity interest of Civil Hospital (Mengzhou City) Co., Ltd. (“Mengzhou”)

On March 20, 2021, Etao issued 602,208 of class A ordinary shares at the par value of USD $0.0001 and cash payable of $4,014,720 for the consideration to acquire 51% equity interest of Changxing Zhizhou Hospital Co., Ltd. (“Changxing”)

On June 30, 2021, Etao issued 1,015,400 of class A ordinary shares at the par value of USD $0.0001 for the consideration to acquire 55% equity interest of Beijing Baihuabaihui (Beijing) Biotech Co., Ltd. (“Baihuabaihui”)

On April 30, 2021, Etao issued 2,105,979 of class A ordinary shares at the par value of USD $0.0001 for the consideration to acquire 67.39% equity interest of Beijing Dnurse Technology Co. Ltd. (“Dnurse”)

The Company accounted for these acquisitions as business combination. The results of operations of the 11 subsidiaries have been included in the Company’s consolidated financial statements since the acquisition date. The assets acquired and liabilities assumed were recorded at their respective fair values on the date of acquisition.

The net assets of the acquired companies, total investment cost and goodwill are set forth below:

	Aaliance	6D	Changxing	Mengzhou	Qianhu	Tianlun
Net assets at acquisition	(504,043)	1,609,057	1,080,960	11,481,201	(1,608,994)	1,491,694
Non-controlling interest for original shareholders of the subsidiaries	(75,607)	788,438	529,671	5,625,788	(788,407)	730,930
Net assets allocated to Etao	(428,436)	820,619	551,289	5,855,413	(820,587)	760,764
Total consideration	32,843,889	8,630,774	10,036,800	18,261,300	11,286,301	10,765,070
Goodwill as of December 31, 2021	33,272,325	7,810,155	9,485,511	12,405,887	12,106,888	10,004,306
Goodwill reallocated to equity investment					(12,106,888)
Gross Goodwill as of December 31, 2022	33,272,325	7,810,155	9,485,511	12,405,887	—	10,004,306
Impairment	(33,272,325)	(7,810,155)	(9,485,511)	(12,405,887)	—	(10,004,306)
Net Goodwill as of December 31, 2022	—	—	—	—	—	—

Continued:

	Kangning	Chain	Zhichao	Baihuabaihui	Dnurse	Total
Net assets at acquisition	1,011,114	561,566	113,014	618,560	2,273,564	18,127,693
Non-controlling interest for original shareholders of the subsidiaries	495,446	—	55,377	278,352	741,409	8,381,397
Net assets allocated to Etao	515,668	561,566	57,637	340,208	1,532,155	9,746,296
Total consideration	4,067,538	19,231,000	23,538,000	10,154,000	21,059,790	169,874,463
Goodwill as of December 31, 2021	3,551,870	18,669,434	23,480,363	9,813,792	19,527,635	160,128,167
Goodwill reallocated to equity investment	—	—	—	—	—	(12,106,888)
Gross Goodwill as of December 31, 2022	3,551,870	18,669,434	23,480,363	9,813,792	19,527,635	148,021,279
Impairment	(3,551,870)	(18,669,434)	(23,480,363)	(9,813,792)	(19,527,635)	(148,021,279)
Gross Goodwill as of December 31, 2022	—	—	—	—	—	—

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

10. ACQUISITION AND NON-CONTROLLING INTERESTS (cont.)

In 2022, the Company acquired 10% minority interest of Shanghai Weimin Info-tech Co., Ltd., which was 90% owned subsidiary of the Company in 2021, with no consideration. The acquisition resulted in a goodwill of $258,195 due to a net deficit of the subsidiary. The Company made full impairment of the goodwill due to no signal to show the recoverability of this investment.

11. BANK LOANS

The bank loans as of December 31, 2022 are set out below:

Bank loans	USD	RMB	Period		Interest rate		Third Party guarantee/pledge	Personal guarantee
	Short-term Bank loan
1	217,457	1,500,000	30-Jun-22	30-Jun-23	4.20%		Shanghai Micro-companies Guarantee Fund	Wang Ping, Qiu Tian’e
2	43,491	300,000	13-Jul-21	4-Jan-23	4.50%
3	28,994	200,000	27-Jul-21	18-Jan-23	4.50%
4	43,491	300,000	30-Jul-21	21-Jan-23	4.50%
5	50,740	350,000	7-Sep-22	10-Mar-23	6.00%
6	768,349	5,300,000	11-Nov-21	10-Nov-23	9.00%		Revenue proceeds	Li Zhiqiang
7	231,143	1,594,399	4-Jan-22	4-Jan-23	5.50%		Revenue proceeds	Li Zhiqiang
8	171,885	1,185,650	28-Jan-22	17-Jan-23	5.50%		Revenue proceeds	Li Zhiqiang
9	163,111	1,125,122	4-Mar-22	3-Mar-23	5.50%		Revenue proceeds	Li Zhiqiang
10	195,218	1,346,593	2-Apr-22	21-Mar-23	5.50%		Revenue proceeds	Li Zhiqiang
11	102,652	708,082	27-Jul-22	27-Apr-23	3.85%		Building
12	2,899	20,000	27-Jun-22	27-Jun-23	5.20%
13	72,486	500,000	29-Sep-22	28-Sep-23	4.2%	float	Building
14	130,474	900,000	21-Jun-22	20-Sep-23	4.2%	float	Building
15	137,072	945,500	16-Jun-22	15-Jun-23	4.2%	float	Building
Total	2,359,462	16,275,346

12. NOTE PAYABLES

The bank loans as of December 31, 2022 are set out below:

Bank loans	USD	RMB	Period		Interest rate
1	4,542	31,330	5-Jul-22	5-Jan-23	—
2	82,854	571,520	5-Jul-22	5-Jan-23	—
3	32,769	226,038	5-Jul-22	5-Jan-23	—
4	67,450	465,260	5-Jul-22	5-Jan-23	—
5	4,349	30,000	5-Jul-22	5-Jan-23	—
6	127,838	881,816	5-Jul-22	5-Jan-23	—
7	80,297	553,877	5-Jul-22	5-Jan-23	—
8	30,011	207,010	5-Jul-22	5-Jan-23	—
9	78,259	539,826	5-Jul-22	5-Jan-23	—
10	14,497	100,000	2-Aug-22	2-Feb-23	—
11	20,155	139,026	2-Aug-22	2-Feb-23	—
12	41,010	282,886	2-Aug-22	2-Feb-23	—
13	124,402	858,112	2-Aug-22	2-Feb-23	—

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

12. NOTE PAYABLES (cont.)

Bank loans	USD	RMB	Period		Interest rate
14	4,053	27,960	2-Aug-22	2-Feb-23	—
15	14,497	100,000	2-Aug-22	2-Feb-23	—
16	4,349	30,000	2-Aug-22	2-Feb-23	—
17	5,861	40,425	2-Aug-22	2-Feb-23	—
18	10,221	70,500	2-Aug-22	2-Feb-23	—
19	52,113	359,472	2-Aug-22	2-Feb-23	—
20	67,269	464,013	31-Aug-22	30-Apr-23	—
21	33,341	229,985	31-Aug-22	30-Apr-23	—
22	12,600	86,916	31-Aug-22	30-Apr-23	—
23	37,439	258,251	31-Aug-22	30-Apr-23	—
24	43,315	298,780	31-Aug-22	30-Apr-23	—
25	40,396	278,644	31-Aug-22	30-Apr-23	—
26	123,998	855,329	31-Aug-22	30-Apr-23	—
27	14,497	100,000	31-Aug-22	30-Apr-23	—
28	4,349	30,000	31-Aug-22	30-Apr-23	—
29	8,988	62,000	31-Aug-22	30-Apr-23	—
30	3,169	21,860	31-Aug-22	30-Apr-23	—
31	30,425	209,866	31-Aug-22	30-Apr-23	—
32	7,307	50,400	31-Aug-22	30-Apr-23	—
33	7,224	49,831	29-Sep-22	29-Mar-23	—
34	12,700	87,599	29-Sep-22	29-Mar-23	—
35	7,627	52,612	29-Sep-22	29-Mar-23	—
36	14,943	103,073	29-Sep-22	29-Mar-23	—
37	14,554	100,393	29-Sep-22	29-Mar-23	—
38	26,334	181,651	29-Sep-22	29-Mar-23	—
39	17,311	119,406	29-Sep-22	29-Mar-23	—
40	43,172	297,799	29-Sep-22	29-Mar-23	—
41	107,113	738,855	29-Sep-22	29-Mar-23	—
42	5,799	40,000	29-Sep-22	29-Mar-23	—
43	19,578	135,047	29-Sep-22	29-Mar-23	—
44	14,497	100,000	29-Sep-22	29-Mar-23	—
45	43,492	300,000	29-Sep-22	29-Mar-23	—
46	43,492	300,000	29-Sep-22	29-Mar-23	—
47	28,994	200,000	29-Sep-22	29-Mar-23	—
48	28,994	200,000	29-Sep-22	29-Mar-23	—
49	125,765	867,518	31-Oct-22	30-Apr-23	—
50	964	6,650	31-Oct-22	30-Apr-23	—
51	27,822	191,912	31-Oct-22	30-Apr-23	—
52	102,763	708,849	31-Oct-22	30-Apr-23	—
53	49,216	339,490	31-Oct-22	30-Apr-23	—
54	15,235	105,088	31-Oct-22	30-Apr-23	—
55	38,845	267,948	31-Oct-22	30-Apr-23	—
56	340,372	2,347,854	6-Dec-22	6-Dec-23	—
57	94,543	652,146	6-Dec-22	6-Dec-23	—

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

12. NOTE PAYABLES (cont.)

Bank loans	USD	RMB	Period		Interest rate
58	375,190	2,588,025	6-Dec-22	6-Dec-23	—
59	65,091	448,994	6-Dec-22	6-Jun-23	—
60	27,092	186,881	6-Dec-22	6-Jun-23	—
61	14,497	100,000	6-Dec-22	6-Jun-23	—
62	9,029	62,284	6-Dec-22	6-Jun-23	—
63	37,045	255,532	6-Dec-22	6-Jun-23	—
64	1,735	11,971	6-Dec-22	6-Jun-23	—
65	8,771	60,500	6-Dec-22	6-Jun-23	—
66	61,375	423,357	6-Dec-22	6-Jun-23	—
67	44,310	305,649	6-Dec-22	6-Jun-23	—
Total	3,102,103	21,398,016

All the note payable are bank acceptance bills with company’s restricted cash deposited in the banks as securities.

13. ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities consists of the following:

	As of
	December 31, 2022	December 31, 2021
Payroll payable	2,766,599	$2,702,457
Insurance fees collected to be paid to insurance companies	8,204,150	4,368,289
Tax payable	1,606,420	1,080,412
Accrued liability	484,927	618,064
Loan from third parties(i)	2,515,385	2,304,391
Others	3,007,534	4,147,550
	$18,585,015	$15,221,163

____________

(i)      Loan from third parties are due within 1 year, bearing 8% annual interest rate.

14. TAXATION

Cayman Islands

Under the current laws of the Cayman Islands, Etao is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

United States

Etao Delaware is incorporated in United States and is subject to income taxes within the United States at the applicable tax rate on taxable income. The United States Company was subject to federal income tax at a rate of 21%. The Company’s main state tax jurisdiction is Delaware. Etao Delaware did not make any provisions for US profit tax as there were no assessable profits derived from or earned in US since inception.

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

14. TAXATION (cont.)

Hong Kong

Etao HK is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 8.25% on assessable profits arising in or derived from Hong Kong up to HKD 2,000,000 and 16.5% on any part of assessable profits over HKD 2,000,000. Etao HK did not make any provisions for Hong Kong profit tax as there were no assessable profits derived from or earned in Hong Kong since inception.

PRC

The Company is considered PRC resident enterprises under PRC tax law, are subject to enterprise income tax on their worldwide taxable income as determined under PRC tax laws and accounting standards at a rate of 25%.

The income tax provision consists of the following components:

	For the year ended
	December 31, 2022	December 31, 2021
Current income tax expenses	672,578	520,265
Deferred income tax effect	(15,485)	(16,078)
Total income tax expenses	$657,093	$504,187

A reconciliation between the Company’s actual provision for income taxes and the provision at the PRC, mainland statutory rate is as follows:

	For the years ended December 31,
	2022	2021
Loss before income tax expense	$(204,752)	$(367,022)
Computed income tax expense with statutory tax rate	(51,188)	(91,756)
Preferential deduction	—	—
Changes in valuation allowance	708,281	595,943
Income tax expense	$657,093	$504,187

As of December 31, 2022 and December 31, 2021, the significant components of the deferred tax assets are summarized below:

	As of
	December 31, 2022	December 31, 2021
Deferred tax assets:
Bad debt provision	$96,812	$89,109
Total deferred tax assets	96,812	89,109
Valuation allowance	—	—
Deferred tax assets, net of valuation allowance:	96,812	89,109

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

15. RELATED PARTY TRANSACTIONS

The following is a list of related parties which the Company has transactions with:

No.	Name of Related Parties	Relationship
1	Wang Ping	Non-controlling shareholder of the Company
2	Executives of a subsidiary as a group	Executives of a subsidiary
3	Mr. Li Zhiqiang	Non-controlling shareholder of the Company
4	Mengzhou Dexin Concrete Co., Ltd.	Subsidiary of Mr. Li Zhiqiang
5	Mengzhou Dexin Health Industry Investment Management Co., Ltd.	Subsidiary of Mr. Li Zhiqiang
6	Mr. Yang Hongming	Non-controlling shareholder of the Company
7	Mr. Yang Yang	Director of company’s subsidiary
8	Mr. Qian Xiaofang	Supervisor of company’s subsidiary
9	Changxing Zhizhou Rehabilitation Nursing Home	Subsidiary of 6
10	Hu Haibo	Non-controlling shareholder of the Company
11	Wang Xuelei	Non-controlling shareholder of the Company
12	Jiangxi 123 investment management Co. Ltd	Non-controlling shareholder of the Company
13	Quan Xiaoyu	Non-controlling shareholder of the Company
14	Yue Xuexin	Non-controlling shareholder of the Company
15	Wen Liping	Non-controlling shareholder of the Company
16	Hengyang Tongdexiang medical Co., Ltd	Subsidiary of Wen Liping
17	Zhao Tianming	Non-controlling shareholder of the Company
18	Yue Ziman	Non-controlling shareholder of the Company
19	Hunan Anyue Kangning healthy management Co. Ltd	Subsidiary of non-controlling shareholder of the Company
20	Changning Kangning healthy management Co. Ltd	Subsidiary of non-controlling shareholder of the Company
21	Zhongqi Gaoda (Beijing) Investment Fund Management Co., Ltd.	Subsidiary of Executives of the Company
22	Zhongqi Harbor (Beijing) Capital Management Co., Ltd.	Subsidiary of Executives of the Company
23	Yu Xiaolei	Non-controlling shareholder of the Company
24	Du Jun	Director of a subsidiary
25	Shenzhen Qidian Future Venture Capital LLP	Non-controlling shareholder of the Company
26	Zhongqi Xinxing Venture Investment Fund	Subsidiary of Executives of the Company
27	Zhongqi Fortune Investment Management Nanjing centre	Subsidiary of Executives of the Company
28	Xin Yu	CEO of a subsidiary of the company
29	Li Xiaoran	Executive of a subsidiary
30	Cai Yuntao	Non-controlling shareholder of the Company
31	Chen Jun	Director of a subsidiary
32	Ning Quanxiu	Executive of a subsidiary
33	Li Changzhong	Executive of a subsidiary
34	Nanjing Xirun Health Management Co., Ltd	A company controlled by Li Changzhong
35	Anhui Wanbaotang Traditional Chinese Medicine Museum Co., Ltd	A company controlled by Li Changzhong
36	Nanjing Fengfan Network Technology Co., Ltd.	A company controlled by Cai Yuntao
37	Shen Xuewu	Director of a subsidiary

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

15. RELATED PARTY TRANSACTIONS (cont.)

No.	Name of Related Parties	Relationship
38	Guoyi Qiankun (Beijing) Technology Co., Ltd.	Non-controlling shareholder of the Company
39	Jingkang Zhixuan (Henan) medical technology Co. Ltd.	A company controlled by Guoyi Qiankun (Beijing) Technology Co., Ltd.
40	Bailinuo Wuhan Management Consulting Co. Ltd	A company controlled by Shen Xuewu
41	Wei Hong	Non-controlling shareholder of the Company
42	Changsha Sinocare Inc	Non-controlling shareholder of the Company
43	You Jia	Non-controlling shareholder of the Company
44	Chen Yidong	CEO of a subsidiary of the company
45	Wang Yuying	CEO of a subsidiary of the Company
46	Yao Chunyan	Non-controlling shareholder of the Company
47	Hangzhou Yixing Medical Devices Ltd.	A company controlled by You Jia
48	Nanning 6 Dimension Dental Clinic	A company controlled by You Jia
49	Lei Chen	Non-controlling shareholder of the Company
50	Liwen Wang	Non-controlling shareholder of the Company
51	Shandong Taipu Investment Limited Liability Partnership	Non-controlling shareholder of the Company
52	Sichuan Ruitao Technology Co., Ltd	Non-controlling shareholder of the Company
53	Guizhen Zuo	Non-controlling shareholder of the Company
54	Xiaodong Wang	Non-controlling shareholder of the Company
55	Hangzhou Red Feather Enterprise Management Consulting L.P.	Non-controlling shareholder of the Company
56	Hangzhou Violet Stone Enterprise Management Consulting L.P.	Non-controlling shareholder of the Company
57	Hengyang Hefukang Medical Technology Co., Ltd.	Subsidiary of non-controlling shareholder of the Company
58	Jiujiang Ailaifu Medical Cosmetology Co., Ltd.	Subsidiary of non-controlling shareholder of the Company
59	Wilson Liu	Controlling shareholder of the Company
60	Sannuo Health Management Co., Ltd.	Subsidiary of non-controlling shareholder of the Company
61	Zhongqi Xuanli Investment Management Nanjing LLP	Subsidiary of Executives of the Company
62	Mengzhou Xinde Concrete Co., Ltd.	Subsidiary of non-controlling shareholder of the Company
63	Yue Xuexin岳学新	Executive of a subsidiary
64	Beijing Oddpoint Chuangshi Information Technology Co., Ltd.	Subsidiary of non-controlling shareholder of the Company
65	Renhe Future Biotechnology (Changsha) Co., Ltd.	Subsidiary of non-controlling shareholder of the Company

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

15. RELATED PARTY TRANSACTIONS (cont.)

Amounts due from related parties

Amount due from related parties as of December 31, 2022 consist of the following:

	As of
Related parties	December 31, 2022	December 31, 2021
Cai Yuntao	—	—
Chen Jun	—	10,282
Executives of a subsidiary as a group	—	8,915
Guoyi Qiankun (Beijing) Technology Co., Ltd	—	7,871
Hangzhou Yixing Medical Devices Ltd.	37,825	41,073
Hengyang Tongdexiang medical Co. ltd	78,692	101,192
Hengyang Hefukang Medical Technology Co., Ltd.	10,004	—
Jingkang Zhixuan (Henan) medical technology Co. Ltd	—	6,297
Li Changzhong	—	1,073
Nanjing Xirun Health Management Co., Ltd	2,899	11,019
Nanning 6 Dimension Dental Clinic	57,649	62,600
Ning Quanxiu	—	9,905
Quan Xiaoyu	35,657	38,719
Shen Xuewu	—	54,988
Zhongqi Gaoda (Beijing) Investment Fund Management Co., Ltd.	—	13,742
Zhongqi Harbor (Beijing) Capital Management Co., Ltd.	26,281	30,329
Zhongqi Xinxing Venture Investment Fund	43,492	47,226
Fu Xiaohong	—	—
Mengzhou Xinde Concrete Co., Ltd.	50,572	—
Yue Xuexin岳学新	64,803	—
Beijing Oddpoint Chuangshi Information Technology Co., Ltd.	435	—
Total	408,309	445,232

Amounts due to related parties

Amount due to related parties as of December 31, 2022 consist of the following:

	As of
Related parties	December 31, 2022	December 31, 2021
Du Jun	47,075	114,634
Anhui WanbaotangTraditional Chinese Medicine Museum Co., Ltd	8,855	3,737
Bailinuo Wuhan Management Consulting Co. Ltd	—	3,744
Cai Yuntao	—	4,110
Changxing Zhizhou Rehabilitation Nursing Home	50,740	62,968
Zhongqi Fortune Investment Management Nanjing centre	257,281	198,499
Executives as a group	—	523,604
Fangzhou Yidao (Beijing) Health Technology Co., LTD	303,425	314,842
Hu Haibo	1,805,809	1,805,809
Hunan Chenghe Enterprise Management Consulting Co.	21,241	23,065
Jiangxi 123 investment management Co. Ltd	—	—
Li Xiaoran	13,594	15,238
Mengzhou Dexin Concrete Co., Ltd.	—	193,811

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

15. RELATED PARTY TRANSACTIONS (cont.)

	As of
Related parties	December 31, 2022	December 31, 2021
Mr. Li Zhiqiang	1,255,566	3,875,903
Mr. Qian Xiaofang	—	66,684
Mr. Yang Yang	—	1,069
Nanjing Fengfan Network Technology Co., Ltd.	87,791	135,206
Wang Xuelei	225,726	225,726
Wang Yuying	24,083	28,965
Wangping	3,859,417	2,510,732
Wei Hong	3,277	3,141
Wen Liping	39,896	106,291
Xin Yu	16,275	17,672
Yang Hongming	3,689,964	3,879,317
You Jia	448,674	438,769
Yue Ziman	1	2
Zhao Tianming	732,232	1,036,655
Zhongqi Gaoda (Beijing) Investment Fund Management Co., Ltd.	37,618	—
Lei Chen	1,773,570	1,773,570
Liwen Wang	624,034	624,034
Shandong Taipu Investment Limited Liability Partnership	1,116,692	1,116,692
Sichuan Ruitao Technology Co., Ltd	624,034	624,034
Guizhen Zuo	225,726	225,726
Xiaodong Wang	687,009	687,009
Hangzhou Red Feather Enterprise Management Consulting L.P.	345,231	345,231
Hangzhou Violet Stone Enterprise Management Consulting L.P.	193,329	193,329
Jiujiang Ailaifu Medical Cosmetology Co., Ltd.	—	—
Wilson Liu	528,209	—
Chen Yidong	98	—
Yang Yang	621	—
Zhongqi Xuanli Investment Management Nanjing LLP	1,450	—
Renhe Future Biotechnology (Changsha) Co., Ltd.	130,474	—
Total	$19,179,016	$21,179,818

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

15. RELATED PARTY TRANSACTIONS (cont.)

Related party transactions

		For the years ended December 31,
	Nature	2022	2021
Mr. Yang Yang	Expenses paid by related party	636	1,069
Mr. Qian Xiaofang	Expenses paid by related party		66,684
Hunan Anyue Kangning healthy management Co. Ltd	Sales	—	155,089
Changning Kangning healthy management Co. Ltd	Sales	—	131,393
Du Jun	Expenses paid by related party	48,215	113,094
Zhongqi Fortune Investment Management Nanjing centre	Expenses paid by related party	108,126	40,526
Xin Yu	Expenses paid by related party	16,669	17,435
Li Xiaoran	Expenses paid by related party	13,923	15,033
Nanjing Fengfan Network Technology Co., Ltd.	Expenses paid by related party	98,988	133,390
Anhui WanbaotangTraditional Chinese Medicine Museum Co., Ltd	Expenses paid by related party	—	3,687
Cai Yuntao	Expenses paid by related party	—	9,491
Bailinuo Wuhan Management Consulting Co. Ltd	Expenses paid by related party	—	3,693
Changsha Sinocare Inc	Sales	1,222,393	2,021,505
Nanning 6 Dimension Dental Clinic	Sales	—	4,599
Zhongqi Gaoda (Beijing) Investment Fund Management Co., Ltd.	Expenses paid by related party	38,529	—
Zhongqi Xuanli Investment Management Nanjing LLP	Expenses paid by related party	1,485	—

16. EQUITY

In accordance Etao’s memorandum of association and amendments thereto, Etao has designated two classes of ordinary shares: 1.) class A and 2.) class B. Both class A and class B shares rank pari passu in the event of liquidation and entitlement to declared dividends. The two classes of shares differ in their voting rights. Each class A ordinary share is entitled to one vote per share, while the class B ordinary shares are entitled to thirty votes for each share. As of the date of this report, all class B shares are beneficially owned by Etao’s founder and chief executive officer. Both the class A and class B ordinary shares are accounted for as equity of Etao.

Share based compensation expenses for 2020 related to the shares issued to executives and employees. There was no established fair market for the shares issued; accordingly, they were recognized at par value. Share based compensation expenses for 2021 related to the shares issued to a subsidiary’s executives. The value of the shares was calculated at the same price of the recent acquisitions.

On January 27, 2022, Mountain Crest Acquisition Corp. III (“MCAE”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among MCAE, ETAO International Group and Wensheng Liu, in his capacity as the ETAO’s shareholders’ representative (the “Shareholders’ Representative”). On July 26, 2022, ETAO International Co., Ltd., a Cayman Islands exempted company (“PubCo” or “the Company”) and ETAO Merger Sub, Inc., a Cayman Islands exempted company (“Merger Sub”) joined the Merger Agreement as parties. The Merger Agreement provides for a business combination between MCAE and the Company in a two-step process as follows: (1) MCAE will merge with and into PubCo, a wholly owned subsidiary of the MCAE, with PubCo being the surviving corporation in such merger (the “Redomestication Merger”) and (2) ETAO International Group will merge with and into Merger Sub, a wholly owned subsidiary of PubCo, with ETAO International Group as the surviving corporation in such merger (the “Acquisition Merger”). After giving effect to both the Redomestication Merger and the Acquisition Merger, ETAO International Group would be a wholly owned subsidiary of PubCo (collectively referred to herein as the “Business Combination”).

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

16. EQUITY (cont.)

On February 17, 2023, PubCo consummated the Business Combination pursuant to the terms of the Merger Agreement and ETAO International Group became a wholly owned subsidiary of PubCo. Upon closing, the newco issued 100,000,000 ordinary shares to ETAO International Group’s original shareholders. As a result, to reflect the merger shares conversion effect, the outstanding shares and EPS for 2022 and 2021 are calculated based on 100,000,000 shares.

17 SEGMENT AND REVENUE ANALYSIS

The Company operates in healthcare related business which can be divided into 3 main segments, insurance brokerage services, off-line hospital and clinic services, and telemedicine and digital assets business. Insurance brokage represent the business of Aaliance. Hospital & Clinic segment includes the business of 6D, Changxing, Mengzhou, Tianhu and Kangning. Telemedicine & Digital segment includes the business of Zhichao, Chain, Baihuabaihui, and Dnurse.

The following table summarizes the revenue generated from different revenue segments:

	For the year ended December 31, 2022
	Insurance Brokage	Hospital & Clinic	Telemedicine & Digital	Unallocated	Total
Revenue	14,327,161	40,027,981	3,704,883	—	58,060,025
Operating loss	(438,664)	1,682,184	(1,250,146)	(737,139,678)	(737,146,304)
Net loss from continuing business	(243,964)	617,487	(1,235,367)	(896,133,209)	(896,995,054)
	As of December 31, 2022
	Insurance Brokage	Hospital & Clinic	Telemedicine & Digital	Unallocated	Total
Current assets	9,181,053	15,292,954	1,966,907	—	26,440,914
Non-current assets	880,995	31,717,463	604,157	(6,653,707)	26,548,907
Total assets	10,062,047	50,381,640	2,571,064	(6,653,707)	52,989,821
Total liability	11,243,984	29,472,469	1,547,450	16,706,254	58,970,157
Majority shareholder’s equity/(deficit)	(1,729,269)	17,588,064	1,042,143	(32,499,665)	(15,598,728)
Non-controlling interest	547,332	(50,115)	(18,529)	9,139,704	9,618,392

18. DISCONTINUED OPERATIONS

Due to disputes with minority shareholders of Qianhu Medical, the Company lost control of Qianhu Medical in 2022. Therefore, the Company adopted equity method to record its investment into Qianhu since January 1st, 2022 and made full impairment of its net book value of its equity investment in Qianhu Medical as of January 1, 2022. Qianhu’s operating results of 2021 as comparative figures were retrospectively restated as discontinued operation.

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

18. DISCONTINUED OPERATIONS (cont.)

Financial information relating to the discontinued operation for the year and the comparative year is set out below.

a)      Financial performance and cash flow information

	Year ended December 31,
	2022	2021
Revenue	—	6,456,143
Cost of revenue	—	(3,889,266)
Profit before tax	—	(631,411)
Income tax	—	(75)
Profit after tax	—	(631,486)
		—
Net cash from operating activities	—	(40,233)
Net cash from investing activities	—	347,428
Net cash from financing activities	—	(76,581)

Net cash decrease of disposed subsidiaries	—	230,614

19. CONCENTRATION OF CREDIT RISK

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable. The Company conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

For the year ended December 31, 2022, no single customer represent 10% or more of the Company’s total revenue.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total accounts receivable:

	As of
	December 31, 2022	December 31, 2021
Percentage of the Company’s accounts receivable
Customer A	15%	22%
Customer B	30%	35%

For the year ended December 31, 2022, no single supplier represents 10% or more of the Company’s total purchase.

As of December 31, 2022, no single supplier represents 10% or more of the Company’s total accounts payable.

20. COMMITMENTS AND CONTINGENCIES

Lease commitments

The Company entered into operating lease agreements for office spaces and employee dormitories, and finance lease agreements for medical equipment. The Company recognizes lease expense for these leases on a straight-line basis over the lease term.

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

20. COMMITMENTS AND CONTINGENCIES (cont.)

The components of lease expense were as follows:

	For the years ended December 31,
	2022	2021
Operating lease expense	1,786,308	1,356,484
Finance lease expense	194,078	296,638
Total	$1,980,386	$1,653,122

The Company’s maturity analysis of operating lease liabilities as of December 31, 2022 is as follows:

By December 31, 2023	$1,479,549
By December 31, 2024	1,434,478
By December 31, 2025	1,213,426
By December 31, 2026	310,739
By December 31, 2027	266,025
Thereafter	1,749,247
Total	$6,453,464
Imputed interest	(927,717)
Present value of operating lease liabilities	5,525,747

The Company’s maturity analysis of finance lease liabilities as of December 31, 2022 is as follows:

By December 31, 2023	$993,392
By December 31, 2024	993,392
By December 31, 2025	159,042
By December 31, 2026	—
By December 31, 2027	—
Thereafter	—
Total	$2,145,826
Imputed interest	(238,851)
Present value of finance lease liabilities	1,906,975

Supplemental balance sheet information related to leases was as follows:

	As of December 31, 2022	As of December 31, 2021
Weighted average remaining lease term (in years):
Operating leases	6.4	6.3
Finance leases	2.2	0.9

Weighted average discount rate:
Operating leases	4.6%	4.6%
Finance leases	7.3%	7.5%

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of December 31, 2022 and through the issuance date of these consolidated financial statements.

ETAO INTERNATIONAL CO., LTD, SUBSIDIARIES, AND VARIABLE INTEREST ENTITIES
NOTES TO FINANCIAL STATEMENTS

21. RESTRICTED NET ASSETS

The Company’s ability to pay dividends is dependent on the Company receiving distributions of funds from its subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by the VIE and subsidiaries of the VIE incorporated in PRC only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The consolidated results of operations reflected in the consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the Company’s subsidiaries.

In accordance with the PRC laws and regulations, the Company’s subsidiaries located in the PRC are required to provide for certain statutory reserves. These statutory reserve funds include one or more of the following: (i) a general reserve, (ii) an enterprise expansion fund or discretionary reserve fund, and (iii) a staff bonus and welfare fund. Subject to certain cumulative limits, the general reserve fund requires a minimum annual appropriation of 10% of after-tax profit (as determined under accounting principles generally accepted in China at each year-end); the other fund appropriations are at the subsidiaries’ or the affiliated PRC entities’ discretion. These statutory reserve funds can only be used for specific purposes of enterprise expansion, staff bonus and welfare, and are not distributable as cash dividends except in the event of liquidation of Group’s subsidiaries, affiliated PRC entities and their respective subsidiaries. The Group’s subsidiaries are required to allocate at least 10% of their after-tax profits to the general reserve until such reserve has reached 50% of their respective registered capital. As of December 31, 2022, none of the Group’s PRC subsidiaries has a general reserve that reached 50% of their registered capital threshold and therefore they will allocate at least 10% of their after-tax profits to the general reserve fund. Appropriations to the enterprise expansion reserve and the staff welfare and bonus reserve are to be made at the discretion of the Board of Directors of each of the Company’s subsidiaries.

The Company made negligible appropriation to these statutory reserve funds of since inception due to the loss position of the Company’s PRC subsidiaries.

As a result of these PRC laws and regulations and the requirement that distributions by the PRC entities can only be paid out of distributable profits computed in accordance with the PRC GAAP, the PRC entities are restricted from transferring a portion of their net assets to the Group. Amounts restricted include paid-in capital, preferred shares and the statutory reserves of the Company’s PRC subsidiaries.

The aggregate amounts of paid-in capital and preferred shares restricted which represented the amount of net assets of the relevant subsidiaries in the Company not available for distribution were $43,301,860 as of December 31, 2022 and December 31, 2021.

22. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through September 1, 2023.

On January 27, 2022, Mountain Crest Acquisition Corp. III (“MCAE”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among MCAE, ETAO and Wensheng Liu, in his capacity as the ETAO’s shareholders’ representative (the “Shareholders’ Representative”). On July 26, 2022, ETAO International Co., Ltd., a Cayman Islands exempted company (“PubCo”) and ETAO Merger Sub, Inc., a Cayman Islands exempted company (“Merger Sub”) joined the Merger Agreement as parties. The Merger Agreement provides for a business combination between MCAE and the Company in a two-step process as follows: (1) MCAE will merge with and into PubCo, a wholly owned subsidiary of the MCAE, with PubCo being the surviving corporation in such merger (the “Redomestication Merger”) and (2) ETAO will merge with and into Merger Sub, a wholly owned subsidiary of PubCo, with ETAO as the surviving corporation in such merger (the “Acquisition Merger”). After giving effect to both the Redomestication Merger and the Acquisition Merger, ETAO would be a wholly owned subsidiary of PubCo (collectively referred to herein as the “Business Combination”).

On February 17, 2023, PubCo consummated the Business Combination pursuant to the terms of the Merger Agreement and ETAO became a wholly owned subsidiary of PubCo.

370,000,000 Ordinary Shares

ETAO International Co., Ltd.

_____________________

PROSPECTUS

_____________________

EF Hutton LLC

            , 2024

[RESALE PROSPECTUS ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED JANUARY 22, 2024

16,987,652 Ordinary Shares

ETAO INTERNATIONAL CO., LTD.

This prospectus relates to the offer and sales by the selling shareholder identified in the table commencing on page Alt-3 of this prospectus (the “Selling Shareholder”), of up to an aggregate of 16,987,652 ordinary shares, par value US$0.0001 per share (the “ordinary shares”), of ETAO International Co., Ltd. (the “Company”), consisting of (a) 11,406,844 ordinary shares issuable upon the exercise of a certain secured convertible note (the “Note”), assuming the conversion price is $0.21 per share, which equals 80% of the average of the 5 lowest closing price of the ordinary shares during the twenty (20) trading days preceding to January 22, 2024, (b) 4,444,444 ordinary shares issuable upon the exercise of a certain investor warrants (the “Warrants”), (c) 1,136,364 ordinary shares (the “Commitment Shares”) issued to pursuant to a certain equity line of credit agreement dated December 4, 2023 (the “ELOC”). The Note and the Warrants were sold by the Company in a private placement to the Selling Shareholder pursuant to a certain securities purchase agreement dated November 29, 2023 (the “SPA”).

The investors are not buying shares of a China-based operating company but instead are buying shares of a Cayman Islands holding company with operations conducted by the VIEs and their subsidiaries based in China and that this structure involves unique risks to investors.

This is an offering of the ordinary shares of the Cayman Islands holding company. We conduct our business through the VIEs and their subsidiaries based in China. You will not and may never have direct ownership in the operating entity based in China.

Our ordinary shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “ETAO.” On December 21, 2023, the last reported sale price of our ordinary shares on Nasdaq was $0.49 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and are therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

We are also a “foreign private issuer,” as defined in the Exchange Act and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our ordinary shares involves a high degree of risk. Before buying any ordinary shares you should carefully read the discussion of material risks of investing in such securities in “Risk Factors” beginning on page 24 of this prospectus.

We are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the VIEs and their subsidiaries, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, our Company, the VIEs and their subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. As of the date of this prospectus, there are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing on overseas stock exchanges. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue our listing on an U.S. exchange. See “Item 3. Key Information — D. Risk Factors — Risks Related to Government Regulations — The approval of the CSRC or other PRC government authorities may be required in connection with this offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval. ” and other risk factors disclosed in “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” as set forth in our most recent annual report on Form 20-F for the fiscal year ended December 31, 2022 filed on September 1, 2023 (the “latest annual report”).

Our ordinary shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditor. On May 20, 2020, the Senate passed the Holding Foreign Companies Accountable Act prohibiting an issuer’s securities from being traded on a national exchange if the PCAOB is unable to inspect the issuer’s auditors for three consecutive years. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two, thus reducing the time before our securities may be delisted or prohibited from trading. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong and identified the registered public accounting firms in China and Hong Kong that are subject to such determinations. This list does not include our auditor, WWC, P.C. However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us because the majority of our operations are conducted in China. On August 26, 2022, the PCAOB signed SOP Agreements with the China Securities Regulatory Commission (the “CSRC”) and China’s Ministry of Finance. The SOP Agreements established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. However, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the Holding Foreign Companies Accountable Act. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The newly enacted “Holding Foreign Companies Accountable Act” and proposed “Accelerating Holding Foreign Companies Accountable Act” both call for additional and more stringent criteria to be applied to restrictive market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our ordinary shares and if our auditors fail to permit the Public Company Accounting Oversight Board (“PCAOB”) to inspect the auditing firm, our ordinary shares may be subject to delisting” as set forth in our latest annual report. Our ability to pay dividends depends upon dividends paid by our subsidiaries, the VIEs and their subsidiaries. If the PRC subsidiaries or any newly formed PRC subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, the PRC subsidiaries are permitted to pay dividends to us only out of their respective retained earnings, if any, as determined in accordance with Chinese accounting standards and regulations. Under the applicable PRC laws and regulations, the PRC subsidiaries are required to set aside a portion of their after tax profits each year to fund certain statutory reserves, and funds from such reserves may not be distributed to us as cash dividends except in the event of liquidation of such subsidiaries. These statutory limitations affect, and future covenant debt limitations might affect, the PRC subsidiaries’ ability to pay dividends to us. We have not declared or paid dividends in the past, nor any dividends or distributions were made by a subsidiary or VIE to our holding company. We do not intend to distribute dividends in the foreseeable future, but we do not have a fixed dividend policy. Our board of directors have complete discretion on whether to distribute dividends, subject to applicable laws. See “Prospectus Summary — Our Corporate Structure — Cash Transfers and Dividend Distribution” commencing on page 13 of this prospectus.

The date of this prospectus is            , 2024.

[RESALE PROSPECTUS ALTERNATE PAGE]

Until ______, 2024 (the 25th day after the date of this prospectus), all dealers that effect transactions in these ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

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[RESALE PROSPECTUS ALTERNATE PAGE]

The Offering

Ordinary Shares Offered by the Selling Shareholder	16,987,652 ordinary shares
Ordinary Shares Outstanding Before the Offering	102,445,851 ordinary shares(1)
Ordinary Shares Outstanding After the Offering	118,297,139 ordinary shares(1)
Terms of the offering	The Selling Shareholder will determine when and how it will sell the securities offered in this prospectus.
Use of proceeds	We are not selling any ordinary shares covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the ordinary shares covered by this prospectus.
Risk Factors

Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page 24 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

Listing	The ordinary shares are listed on the Nasdaq with the symbol of “ETAO”

____________

(1)      The number of our ordinary shares outstanding prior to and after the sale of our shares in this offering, excludes 370,000,000 ordinary shares to be offered by us pursuant to the Primary Prospectus concurrently herewith.

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[RESALE PROSPECTUS ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our ordinary shares by the Selling Shareholder. The Selling Shareholder will receive all of the net proceeds from the sales of Ordinary Shares offered by it under this prospectus. We have agreed to bear the expenses relating to the registration of the ordinary shares for the Selling Shareholder.

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[RESALE PROSPECTUS ALTERNATE PAGE]

SELLING SHAREHOLDER

The ordinary shares being offered for resale by the Selling Shareholder consist of a total of 16,987,652 ordinary shares, which include (a) 11,406,844 ordinary shares issuable upon the exercise of the Note, assuming the conversion price is $0.21 per share, which equals 80% of the average of the 5 lowest closing price of the ordinary shares during the twenty (20) trading days preceding to January 22, 2024 (b) 4,444,444 ordinary shares issuable upon the exercise of the Warrants (c) 1,136,364 ordinary shares issued to the Investor pursuant to the ELOC.

The following table sets forth the name of the Selling Shareholder, the number and percentage of ordinary shares beneficially owned by the Selling Shareholder, the number of ordinary shares that may be sold in this offering and the number and percentage of ordinary shares the Selling Shareholder will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the named Selling Shareholder. We will not receive any proceeds from the sale of the ordinary shares by the Selling Shareholder.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering	Percentage Ownership After Offering(1)
Generating Alpha, Ltd.(1)	—	—	16,987,652	0	0%

____________

(1)      The address of Generating Alpha, Ltd. is Hunkins Waterfront Plaza, Suite 556, Main Street, Charlestown, Saint Kitts and Nevis.

The Selling Shareholder named above acquired the Note and the Warrants from the Company pursuant to the SPA dated November 29, 2023.

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[RESALE PROSPECTUS ALTERNATE PAGE]

SELLING SHAREHOLDER PLAN OF DISTRIBUTION

We are registering ordinary shares issuable to Selling Shareholder to permit the resale by the Selling Shareholder from time to time after the date of this prospectus. We will bear all fees and expenses incident to our obligation to register ordinary shares issuable to the Selling Shareholder.

The Selling Shareholder and any of its respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their respective ordinary shares on The Nasdaq Stock Market or any other stock exchange, market or trading facility on which the ordinary shares are traded or in private transactions or a combination thereof. These sales may be at fixed or negotiated prices. The Selling Shareholder and any of its pledgees, assignees and successors-in-interest may use any one or more of the following methods when selling the ordinary shares:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•        broker-dealers may agree with the selling security holder to sell a specified number of securities at a stipulated price per security;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        a combination of any such methods of sale; or

•        any other method permitted pursuant to applicable law.

The Selling Shareholder may distribute the ordinary shares of which it is the owner by means of a dividend or other form of distribution, including in connection with a declaration of a dividend or distribution, reorganization, combination, consolidation and dissolution.

Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of the securities, from the purchaser) in amounts to be negotiated, but the maximum amount of compensation to be received by any participating FINRA member may not exceed 8%.

We are required to pay certain fees and expenses incurred by us incident to the registration of the ordinary shares. The Security Holder is responsible for any selling commissions and other expenses of sale of the securities.

We will keep this prospectus and the registration statement of which this prospectus forms a part effective until the earlier to occur of (i) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all the ordinary shares, without volume or manner of sale restrictions during a three month period without registration or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)     all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former secretary’s or officer’s duties, powers, authorities or discretions; and

(b)    without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities.

Note and Warrants Offering

Securities Purchase Agreement

The Company entered into a securities purchase agreement (the “SPA”) with Generating Alpha Ltd., a company domiciled and registered in Saint Kitts and Nevis (the “Investor”) on November 29, 2023. Pursuant to the SPA, the Company agreed to issue a secured convertible note with a principal amount of $2,400,000 (the “Note”) and warrants (the “Warrants”) to purchase up to 4,444,444 ordinary shares.

The Company agreed, during the period commencing on the date of the SPA and ending on 180 days following the date of the SPA, not to issue or sell any equity securities or debt securities of the Company, or any securities that are or may become convertible or exchangeable into such equity securities or debt securities of the Company, without the prior written consent of the Buyer, to be given or withheld in the sole discretion of the Buyer.

As of the date of this prospectus, the Investor has paid $800,000 to the Company pursuant to the SPA, as part of the purchase price of the Note.

Registration Rights Agreement

On November 29, 2023, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to submit to the SEC a draft registration statement on Form F-1 (the registration statement, as amended, the “Registration Statement”) within fifteen (15) days following the date of the Registration Rights Agreement, for registration of the ordinary shares issued and issuable upon conversion of the Note and the exercise of the Warrants, the ordinary shares issued and issuable in connection with any anti-dilution or any remedies provisions in the Note and the Warrants, and any ordinary shares issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the ordinary shares (collectively, the “Registrable Securities”). The Company agreed to use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC within sixty (60) days after the date of the Registration Rights Agreement, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective until all Registrable Securities (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Investor(s) of such Registrable Securities (the “Effectiveness Period”).

Note

The Note was issued to the Investor on November 29, 2023, with an interest rate of twelve percent (12%) per annum and a maturity date of November 29, 2024. The Investor can convert in whole or in part the outstanding principal amount of the Note, from time to time, at a conversion price (the “Conversion Price”) that is equal to the lesser of (i) $0.22 or (ii) 80% of the average of the five (5) lowest trading prices of the ordinary shares during the previous twenty (20) trading-day period ending on the trading day prior to the Conversion Date (as defined in the Note) as reported on the principal securities exchange or trading market where such security is listed or traded.

The Conversion Price is subject to customary anti-dilution adjustments for certain issuances of securities by the Company that are deemed dilutive under the terms of the Note. In addition, the Investor is entitled to an additional twenty percent (20%) discount to the conversion price, and an additional $15,000 being added to the principal amount of the Note, upon each occurrence of certain events, including (i) the ordinary shares is not deliverable by DWAC, (ii) the Company ceases to be a reporting company pursuant or subject to the Exchange Act, (iii) the Company loses a market (including the OTCBB, OTCQB or an equivalent replacement exchange) for its ordinary shares, (iv) the Company fails to maintain its status as “DTC Eligible” for any reason, (v) the Conversion Price is less than or equal to one cent ($0.01) at any time after the thirtieth (13th) calendar day after its issuance, (vi) the Note cannot be converted into free trading shares on or after six months from its issuance, (vii) the Company does not maintain or replenish the Reserved Amount (as defined in the Note) within three (3) business days of the request of the Investor, (viii) the Company fails to maintain the listing of the ordinary shares on at least one of the OTC Markets or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq Small Cap Market, the New York Stock Exchange, or the NYSE MKT, (ix) the Company fails to comply with the reporting requirements of the Exchange Act; the reporting requirements necessary to satisfy the availability of Rule 144 to the Investor or its assigns, (x) if the Company effectuates a reverse split of its ordinary shares, (xi) if OTC Markets changes the ordinary shares of the Company or the Company’s designation to ‘No Information’ (Stop Sign), ‘Caveat Emptor’ (Skull and Crossbones), or ‘OTC’, ‘Other OTC’ or ‘Grey Market’ (Exclamation Mark Sign) or if it has any notation on the OTC Markets Group website other than “Current Information”, (xii) the restatement of any financial statements filed by the Company with the SEC for any date or period from two years prior to the issuance of the Note and until the Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Investor with respect to this Note or the SPA, (xiii) any cessation of trading of the ordinary shares on at least one of the OTC Markets or an equivalent replacement exchange, and such cessation of trading shall continue for a period of five consecutive (5) trading days, and/or (xiv) the Company loses the “bid” price for its ordinary shares ($0.0001 on the “Ask” with zero market makers on the “Bid” per Level 2), and/or (xv) the Investor is notified in writing by the Company or the Company’s transfer agent that the Company does not have the necessary amount of authorized and issuable shares of ordinary shares available to satisfy the issuance of ordinary shares pursuant to a conversion notice, and/or (xvi) within three (3) business days of the transmittal of the conversion notice, the ordinary shares has a closing bid which is lower than that set forth in the conversion notice or if the ordinary shares have not been delivered within three business (3) days, and/or (xvii) the Ordinary Share is “chilled” for deposit into the DTC system and only eligible for clearing deposit.

Subject to the terms and conditions in the Note, e the Company may deliver a notice to the Investor (an “Optional Redemption Notice” and 10 trading days from the date of such notice is deemed delivered hereunder will be the “Optional Redemption Notice Date”) of its irrevocable election to redeem all of the then outstanding balance together with all unpaid interest accrued thereon for cash at a redemption price equal to:

(i)     one hundred and thirty percent (130%) multiplied by all of the then outstanding balance together with all unpaid interest accrued thereon for one (1) to thirty (30) days after the Note is funded;

(ii)    one hundred and thirty five percent (135%) multiplied by all of the then outstanding balance together with all unpaid interest accrued thereon for thirty one (31) to ninety (90) days after the Note is funded;

(iii)   one hundred and forty percent (140%) multiplied by all of the then outstanding balance together with all unpaid interest accrued thereon for ninety one (91) to one hundred and twenty (120) days after the Note is funded;

(iv)   one hundred and forty five percent (145%) multiplied by all of the then outstanding balance together with all unpaid interest accrued thereon for one hundred and twenty one (121) to one hundred and fifty days (150) after the Note is funded;

(v)    one hundred and fifty percent (150%) multiplied by all of the then outstanding balance together with all unpaid interest accrued thereon for one hundred and fifty one (151) to one hundred and seventy nine (179) days after the Note is funded.

Upon receipt of the Optional Redemption Notice, the Investor shall have the option to accept the payment or to convert the Note.

Warrant

The Company issued the Warrants on November 29, 2023 to the Investor. The Investor can exercise the Warrant, at any time following the issuance and on or prior to the close of business on the fifth and a half annual anniversary of the issuance date (the “Expiration Date”), at an initial exercise price of $0.18, which is subject to adjustment as described in the Warrant. The exercise price is subject to customary anti-dilution adjustments upon issuance of the Company’s securities that is deemed dilutive under the terms of the Warrant.

The Investor may also elect to exercise the Warrants cashlessly. On the Expiration Date, unless the Investor notifies the Company otherwise, if there is no effective registration statement registering, or no current prospectus available for the resale of, the ordinary shares issuable upon exercise of the Warrant, then the Warrants shall be automatically exercised via cashless exercise; provided however, that if the automatic exercise contemplated shall result in a conflict with the beneficial ownership limitations as set forth in the Warrant, the Expiration Date shall be extended so long as necessary to provide for full exercise of the Warrant cashlessly.

Equity Line of Credit

Equity Line of Credit Agreement

On December 4, 2023, the Company and the Investor entered into the ELOC pursuant to which, the Investor agreed to purchase from the Company up to $150,000,000 worth of the Company’s registered and freely tradable ordinary shares (the “Commitment Amount”). The Company agreed to file a registration statement (“ELOC Registration Statement”) to register all the ordinary shares issued or issuable pursuant to this ELOC (the “ELOC Shares”). During the period commencing on the effective date of the ELOC Registration Statement and ending on the termination of the ELOC, the Company may deliver a notice (the “Put Notice”) to the Investor and require the Investor to purchase the ordinary shares, each time, in an amount not exceeding the ownership limitation of the Investor as set forth in the ELOC, and the “Maximum Put Amount”, which means the lesser of (i) $1,000,000, or (ii) 100% of the Average Daily Trading Volume (as defined in the ELOC).

Under the ELOC, the ordinary shares would be purchased at a price per share that is equal to (ii) 90% of the lowest daily traded price of the ordinary shares during the ten (10) trading days immediately preceding the date when the ordinary shares are accepted and cleared by Investor’s brokerage firm.

The Company agreed to issue 1,136,364 restricted ordinary shares to the Investor as the “Commitment Fee” for the ELOC.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)    Exhibits

See Exhibit Index beginning on page II-8 of this registration statement.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)    For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on January 22, 2024.

Etao International Co., Ltd.
(Registrant)
Date: January 22, 2024	By:	/s/ Wensheng Liu
Wensheng Liu Chief Executive Officer and Principal Executive Officer
Etao International Co., Ltd.
(Registrant)
Date: January 22, 2024	By:	/s/ Hui Wang
Hui Wang Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Wensheng Liu	Chief Executive Officer and Chairman of the Board of Director	January 22, 2024
Name: Wensheng Liu	(Principal Executive Officer)
/s/ Hui Wang	Chief Financial Officer	January 22, 2024
Name: Hui Wang	(Principal Accounting and Financial Officer)
/s/ Biao Dai	Director	January 22, 2024
Name: Biao Dai
/s/ Oseas Zuluaga	Director	January 22, 2024
Name: Oseas Zuluaga
/s/ Connie C. Hsu	Director	January 22, 2024
Name: Connie C. Hsu
/s/ Simon L. Tang	Director	January 22, 2024
Name: Simon L. Tang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on January 22, 2024.

By:	/s/ Wensheng Liu
Name: Wensheng Liu

EXHIBIT INDEX

Exhibit No.	Description
3.1

Amended and Restated Memorandum and Articles of Association of Etao International Co., Ltd. dated February 9, 2023 (incorporated by reference to the exhibit of the Annual Report on Form 20-F initially filed with the Securities and Exchange Commission on February 24, 2023; File Number 001-41629).

4.1

Specimen Ordinary Share Certificate of ETAO (incorporated by reference to the exhibit to the Registration Statement on Form F-4 initially filed with the Securities and Exchange Commission on December 15, 2022; File Number 333-268819).

4.2

2022 Employee Stock Option Plan (incorporated by reference to the exhibit to the Registration Statement on Form F-4 initially filed with the Securities and Exchange Commission on December 15, 2022; File Number 333-268819).

4.3

Form of Lock-Up Agreement, (incorporated by reference to the exhibit of the Annual Report on Form 20-F initially filed with the Securities and Exchange Commission on February 24, 2023; File Number 001-41629).

4.4	The Note, issued on November 29, 2023 (incorporated by reference to the exhibit to the current report on Form 6-K filed with the Securities and Exchange Commission on December 18, 2023).
4.5	The Warrant, issued on November 29, 2023 (incorporated by reference to the exhibit to the current report on Form 6-K filed with the Securities and Exchange Commission on December 18, 2023).
5.1**	Opinion of Ogier, Company’s Cayman Islands counsel, regarding the validity of the shares being registered
8.1**	Opinion of Jingtian & Gongcheng regarding certain PRC tax matters (included in Exhibit 99.1)
10.1

Merger Agreement, dated as of January 27, 2022, by and among Mountain Crest Acquisition Corp. III, ETAO International Group, and Wensheng Liu, in his capacity as the Company Shareholders’ Representative (incorporated by reference to the exhibit to the Registration Statement on Form F-4 initially filed with the Securities and Exchange Commission on December 15, 2022; File Number 333-268819).

10.2

Amendment to Agreement and Plan of Merger, dated as of June 7, 2022, by and among Mountain Crest Acquisition Corp. III, ETAO International Group, and Wensheng Liu, in his capacity as the Company Shareholders’ Representative (incorporated by reference to the exhibit to the Registration Statement on Form F-4 initially filed with the Securities and Exchange Commission on December 15, 2022; File Number 333-268819).

10.3

Joinder Agreement, dated as of July 26, 2022, by and among Mountain Crest Acquisition Corp. III, ETAO International Group, Wensheng Liu, in his capacity as the Company Shareholders’ Representative, ETAO International Co., Ltd. and ETAO Merger Sub, Inc. (incorporated by reference to the exhibit to the Registration Statement on Form F-4 initially filed with the Securities and Exchange Commission on December 15, 2022; File Number 333-268819).

10.4

Amendment No. 2 to Agreement and Plan of Merger, dated as of October 17, 2022, by and among Mountain Crest Acquisition Corp. III, ETAO International Group, and Wensheng Liu, in his capacity as the Company Shareholders’ Representative (incorporated by reference to the exhibit to the Registration Statement on Form F-4 initially filed with the Securities and Exchange Commission on December 15, 2022; File Number 333-268819).

10.5

Securities Purchase Agreement, dated November 29, 2023 (incorporated by reference to the exhibit to the current report on Form 6-K filed with the Securities and Exchange Commission on December 18, 2023).

10.6

Registration Rights Agreement, dated November 29, 2023 (incorporated by reference to the exhibit to the current report on Form 6-K filed with the Securities and Exchange Commission on December 18, 2023).

10.7	Security Agreement, dated December 4, 2023 (incorporated by reference to the exhibit to the current report on Form 6-K filed with the Securities and Exchange Commission on December 18, 2023).
10.8

Equity Line of Credit Agreement, dated December 4, 2023 (incorporated by reference to the exhibit to the current report on Form 6-K filed with the Securities and Exchange Commission on December 18, 2023).

14.1**	Code of Business Conduct and Ethics of the Registrant

Exhibit No.	Description
21.1

List of Subsidiaries (incorporated by reference to the exhibit to the Registration Statement on Form F-4 initially filed with the Securities and Exchange Commission on December 15, 2022; File Number 333-268819).

23.1**	Consent of WWC, P.C.
99.1**	Opinion of PRC counsel to the Registrant, regarding certain PRC law matters
99.2**	Audit Committee Charter
99.3**	Compensation Committee Charter
99.4**	Nomination Committee Charter
107*	Filing Fee Table
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

____________

*        Filed herewith

**      To be filed in an amendment